                                                                   Exhibit 4.(b)

                                CREDIT AGREEMENT

                           DATED AS OF March 28, 2001


                                      AMONG

                           SAGA COMMUNICATIONS, INC.,

                          CERTAIN OF ITS SUBSIDIARIES,

                            THE LENDERS PARTY HERETO,

                          FLEET NATIONAL BANK as Agent,

                       FLEET SECURITIES, INC. as Arranger

                                       AND

                   THE BANK OF NEW YORK, as Syndication Agent

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I.               Definitions; Designation of Unrestricted Subsidiaries.................          2

         Section 1.1.    Definitions...........................................................          2
         Section 1.2.    General Provisions Pertaining to Definitions..........................         34
         Section 1.3.    Designation of Unrestricted Subsidiaries;
                          Certain Obligations Respecting Restricted Subsidiaries...............         34

ARTICLE II.              Commitments; Loans; Collateral........................................         36

         Section 2.1.    Loans.................................................................         36
         Section 2.2.    Notices Relating to Loans;
                           Requests for Eurodollar Loans.......................................         38
         Section 2.3.    Disbursement of Loan Proceeds.........................................         39
         Section 2.4.    Notes.................................................................         39
         Section 2.5.    Mandatory Principal Payments..........................................         40
         Section 2.6.    Reduction or Termination of Commitments;
                           Voluntary Payments..................................................         45
         Section 2.7.    Interest..............................................................         45
         Section 2.8.    Fees..................................................................         46
         Section 2.9.    Use of Proceeds of Loans..............................................         47
         Section 2.10.   Computations..........................................................         48
         Section 2.11.   Minimum Amounts of Borrowings, Conversions and
                           Prepayments.........................................................         48
         Section 2.12.   Time and Method of Payments...........................................         48
         Section 2.13.   Lending Offices.......................................................         49
         Section 2.14.   Several Obligations...................................................         49
         Section 2.15.   Security..............................................................         49
         Section 2.16.   Pro Rata Treatment Among Lenders......................................         50
         Section 2.17.   Non-Receipt of Funds by Agent.........................................         51
         Section 2.18.   Sharing of Payments and Set-Off Among Lenders.........................         51
         Section 2.19.   Conversion of Loans; Continuation of Loans............................         52
         Section 2.20.   Additional Costs; Capital Requirements................................         52
         Section 2.21.   Limitation of Types of Loans..........................................         55
         Section 2.22.   Illegality............................................................         55
         Section 2.23.   Certain Conversions Pursuant to
                           Sections 2.20 and 2.22..............................................         55
         Section 2.24.   Indemnification.......................................................         56
         Section 2.25.   Waiver of Claims......................................................         57
         Section 2.26.   Assignment and Reassignment of Existing Loans.........................         57

                                      -ii-

ARTICLE III.             Letters of Credit.....................................................         58

         Section 3.1.    Letter of Credit Commitment...........................................         58
         Section 3.2.    Issuance of Letters of Credit.........................................         58
         Section 3.3.    Participation by Lenders..............................................         59
         Section 3.4.    Letter of Credit Disbursements........................................         60
         Section 3.5.    Obligation to Repay Letter of Credit
                           Disbursements, etc..................................................         61
         Section 3.6.    Letter of Credit Fees.................................................         62
         Section 3.7.    Letter of Credit Applications.........................................         62

ARTICLE IV.              Representations and Warranties........................................         62

         Section 4.1.    Organization, Etc.....................................................         62
         Section 4.2.    Power; Authority; Consents; No Conflicts..............................         63
         Section 4.3.    Due Execution, Validity and Enforceability............................         64
         Section 4.4.    Priority of Liens; Condition of Assets................................         64
         Section 4.5.    Judgments, Actions, Proceedings.......................................         65
         Section 4.6.    No Defaults; Compliance with Laws.....................................         65
         Section 4.7.    Burdensome Documents..................................................         65
         Section 4.8.    Governing Documents...................................................         65
         Section 4.9.    Financial Information.................................................         65
         Section 4.10.   No Material Changes...................................................         66
         Section 4.11.   Taxes.................................................................         66
         Section 4.12.   Intangible Assets.....................................................         66
         Section 4.13.   Licenses and Approvals................................................         66
         Section 4.14.   Environmental Compliance..............................................         67
         Section 4.15.   Employee Benefit Plans................................................         67
         Section 4.16.   Labor Disputes; Collective Bargaining Agreements;
                           Employee Grievances.................................................         68
         Section 4.17.   Insurance.............................................................         69
         Section 4.18.   Absence of Certain Restrictions.......................................         69
         Section 4.19.   Ancillary Documents...................................................         69
         Section 4.20.   Solvency..............................................................         69
         Section 4.21.   Application of Certain Laws and Regulations........... ...............         70
         Section 4.22.   Year 2000 Problem.....................................................         70
         Section 4.23.   No Material Real Property; No Material Intellectual
                           Property............................................................         70
         Section 4.24.   Full Disclosure.......................................................         70

ARTICLE V.               Conditions to Credit Extensions.......................................         71

         Section 5.1.    Conditions to Initial Credit Extensions...............................         71
         Section 5.2.    Conditions Precedent to Each Credit Extension.........................         75

ARTICLE VI.              Guaranty..............................................................         76

         Section 6.1.    Guaranty of Payment...................................................         76
         Section 6.2.    Waivers of Notice, Etc................................................         77
         Section 6.3.    Election of Remedies..................................................         78
         Section 6.4.    Expenses..............................................................         78
         Section 6.5.    Unenforceability of Obligations.......................................         79
         Section 6.6.    Subrogation Rights; Subordination
                           of Subrogation Rights...............................................         79
         Section 6.7.    Limitation on Obligations.............................................         80

ARTICLE VII.             Delivery of Financial Reports,
                             Documents and Other Information...................................         80

         Section 7.1.    Annual Financial Statements...........................................         80
         Section 7.2.    Quarterly Financial Statements........................................         81
         Section 7.3.    Compliance Information................................................         81
         Section 7.4.    Accountants' Reports..................................................         81
         Section 7.5.    Copies of Documents...................................................         82
         Section 7.6.    Annual Budget.........................................................         82
         Section 7.7.    Additional Information................................................         82

ARTICLE VIII.            Affirmative Covenants.................................................         83
         Section 8.1.    Payment and Performance of
                           Obligations.........................................................         83
         Section 8.2.    Conduct of Business...................................................         83
         Section 8.3.    Books and Records.....................................................         84
         Section 8.4.    Inspections and Audits................................................         84
         Section 8.5.    Insurance.............................................................         85
         Section 8.6.    Notice of Defaults, Litigation; Etc,..................................         86
         Section 8.7.    ERISA Notices.........................................................         86
         Section 8.8.    No Termination of Loan
                           Documents, Etc......................................................         86
         Section 8.9.    Environmental Laws....................................................         87
         Section 8.10.   [Intentionally deleted]...............................................         87
         Section 8.11.   Governmental Approvals................................................         87
         Section 8.12.   Collateral for Loans..................................................         87
         Section 8.13.   Dividends.............................................................         88
         Section 8.14.   Appraisals............................................................         88
         Section 8.15.   Permitted Acquisitions................................................         88
         Section 8.16.   Further Assurances....................................................         89

ARTICLE IX.              Negative Covenants....................................................         89

         Section 9.1.    Indebtedness..........................................................         90
         Section 9.2.    Liens.................................................................         90
         Section 9.3.    Mergers, Consolidations, Sales of Assets..............................         91
         Section 9.4.    Investments...........................................................         94
         Section 9.5.    Restricted Payments...................................................         96
         Section 9.6.    Issuance of Capital Stock.............................................         97
         Section 9.7.    Sale and Leaseback....................................................         97
         Section 9.8.    ERISA Compliance......................................................         97
         Section 9.9.    Amendment or Termination of Documents.................................         97
         Section 9.10.   Restrictive Agreements................................................         98
         Section 9.11.   Transactions with Affiliates..........................................         98
         Section 9.12.   Limitation on Operation of Saga Real Estate...........................         98

ARTICLE X.               Financial Covenants...................................................         99

         Section 10.1.   Maximum Total Funded Debt Leverage Ratio..............................         99
         Section 10.2.   Pro Forma Fixed Charges Coverage Ratio................................         99
         Section 10.3.   Minimum Interest Coverage Ratio.......................................         99
         Section 10.4.   General Provisions Relating to
                           Financial Terms and Covenants.......................................        100

ARTICLE XI.              Events of Default; Acceleration.......................................        101

         Section 11.1.   Events of Default.....................................................        101
         Section 11.2.   Termination of Commitments;
                           Acceleration of Obligations.........................................        104
         Section 11.3.   No Implied Waivers; Rights Cumulative.................................        105
         Section 11.4.   Letters of Credit.....................................................        105

ARTICLE XII.             The Agent.............................................................        106

         Section 12.1.   Appointment, Powers and Immunities....................................        106
         Section 12.2.   Reliance by Agent.....................................................        106
         Section 12.3.   Events of Default.....................................................        107
         Section 12.4.   Rights as a Lender....................................................        107
         Section 12.5.   Indemnification.......................................................        107
         Section 12.6.   Non-Reliance on Agent and Other Lenders...............................        108
         Section 12.7.   Failure to Act........................................................        108
         Section 12.8.   Resignation or Removal of Agent.......................................        108
         Section 12.9.   Sharing of Collateral and Payments....................................        109

ARTICLE XIII.            Miscellaneous Provisions..............................................        110

         Section 13.1.   Fees and Expenses; Indemnity..........................................        110
         Section 13.2.   Taxes.................................................................        112
         Section 13.3.   Survival of Agreements and Representations;
                           Construction........................................................        112
         Section 13.4.   Modifications, Consents and Waivers;
                           Entire Agreement....................................................        112
         Section 13.5.   Remedies Cumulative...................................................        115
         Section 13.6.   Further Assurances....................................................        115
         Section 13.7.   Notices...............................................................        115
         Section 13.8.   Counterparts..........................................................        117
         Section 13.9.   Severability..........................................................        117
         Section 13.10.  Binding Effect; No Assignment or Delegation
                               by Borrower.....................................................        117
         Section 13.11.  Assignments and Participations by
                               Lenders.........................................................        117
         Section 13.12.  FCC Approval..........................................................        122
         Section 13.13.  Usury Provision.......................................................        122
         Section 13.14.  Certain Lien Releases.................................................        123
         Section 13.15.  Confidentiality.......................................................        123
         Section 13.16.  Governing Law; Consent to Jurisdiction;
                               Waiver of Trial by Jury.........................................        123
         Section 13.17.  Integration of Schedules and Exhibits.................................        124

                         LIST OF SCHEDULES AND EXHIBITS

         SCHEDULES             DESCRIPTION
         ---------             -----------
            4.1                Organization; Capitalization

            4.2                Approvals and Consents

            4.4(A)             Priority of Liens

            4.5                Litigation

            4.7                Burdensome Documents

            4.11               Taxes

            4.13               FCC Licenses

            4.14               Environmental Compliance

            4.15               Employee Benefit Plans

            4.16               Labor Disputes; Collective Bargaining Agreements

            4.17               Insurance

            8.2                Location of the Company's Executive Offices and
                               Location of the Principal Places of Business of Each Principal Company

            8.2(a)             Local Marketing Agreements

            8.2.(b)            Brokerage Agreements

            9.1(i)             Existing Indebtedness

            9.2                Liens

            9.3                Corporate Structure and Organization

            9.4(h)             Investments

         EXHIBITS              DESCRIPTION
         --------              -----------
            A-1                Form of Revolving Credit Note

            A-2                Form of Term Loan Note

            A-3                Form of Acquisition Loan Note

            A-4                Form of Incremental Facility Loan Note

            B                  Form of Indemnity, Subrogation and Contribution
                               Agreement

            C                  Form of Effective Date Certificate

            D                  Form of Assignment and Acceptance Agreement

            E                  Form of Collateral Trust Agreement

            F                  Form of Borrower Security Agreement

            G                  Form of Borrower Stock Pledge Agreement

            H                  Form of Borrower Subsidiary Security Agreement

            I                  Form of Lakefront Membership Interest Pledge
                               Agreement

            J                  Form Lakefront Stock Pledge Agreement

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT is made as of March 28, 2001, by and among (1) SAGA COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"); (2) the Subsidiaries of the Borrower party hereto; (3) the various financial institutions which are now, or in accordance with Section 13.11 hereafter become, parties hereto as Lenders (individually, a "Lender" and collectively, the "Lenders"); (4) FLEET NATIONAL BANK, a national banking association, as administrative and documentation agent for the Lenders (the "Agent"); and (5) THE BANK OF NEW YORK, as syndication agent (the "Syndication Agent").

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested the Agent and the Lenders to provide the Borrower with senior secured revolving credit, term loan and acquisition loan facilities (collectively, the "Initial Facilities") in the maximum aggregate principal amount of $200,000,000, consisting of a senior secured term loan facility in the aggregate principal amount of $105,000,000, a senior secured revolving credit facility in the aggregate principal amount of $20,000,000, and a senior secured multiple-draw acquisition loan facility in the aggregate principal amount of $75,000,000;

         WHEREAS, the Borrower has further requested the Agent and the Lenders to consider providing the Borrower with an additional credit facility (the "Incremental Facility") in the aggregate principal amount of up to $50,000,000; and

         WHEREAS, the Agent and the Lenders are willing, subject to the terms and conditions set forth herein to provide to the Borrower the Initial Facilities and to consider providing to the Borrower the Incremental Facility;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                           DEFINITIONS; DESIGNATION OF
                            UNRESTRICTED SUBSIDIARIES

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" - shall mean any transaction, or any series of related transactions, consummated on, prior to, or after the date of this Agreement, in which the Borrower or any Restricted Subsidiary (in one transaction or as the most recent transaction in a series of transactions) (i) acquires any Communications System, any business or all or substantially all of the assets of any Person or any division or business unit thereof, whether through purchase of assets, merger or otherwise, (ii) directly or indirectly acquires control of at least a majority (in number of votes) of the Capital Stock of a Person which have ordinary voting power for the election of directors or other governing body or (iii) directly or indirectly acquires control of a majority ownership interest in any partnership, joint venture or limited liability company.

         "Acquisition Documents" - all agreements, documents and instruments executed and/or delivered in connection with any Acquisition, including the Scheduled Acquisitions.

         "Acquisition Loan Commitment" - with respect to a Lender, the commitment of such Lender to make Acquisition Loans to the Borrower in the amount set forth on Schedule 1 hereto, as the same may be reduced from time to time or terminated in accordance with the terms hereof.

         "Acquisition Loan Commitment Fees" - as defined in Subsection 2.8(b).

         "Acquisition Loan Commitment Period" - the period from and including the Effective Date to the earlier to occur of (i) the day before the Conversion Date and (ii) the termination of the Acquisition Loan Commitments.

         "Acquisition Loan Payment Date" - as defined in Subsection 2.5(c).

         "Acquisition Loans" - as defined in Subsection 2.1(b).

         "Acquisition Loan Notes" - as defined in Subsection 2.4 (c).

         "Additional Costs" - as defined in Subsection 2.20 (b).

         "Affected Loans" - as defined in Section 2.23.

         "Affected Type" - as defined in Section 2.23.

         "Affiliate" - any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Borrower. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no wholly-owned Restricted Subsidiary of the Borrower shall be an Affiliate and (b) neither the Agent, nor any Lender, shall be an Affiliate.

         "Agent" - as defined in the preamble hereof.

         "Agent's Fee" - the Agent's fee payable from time to time by the Borrower to the Agent, for the Agent's own account, as provided in the Fee Letter.

         "Agent's Special Counsel" - Bingham Dana LLP and such other counsel as the Agent may from time to time retain as special counsel in connection with the financing arrangements contemplated by or arising under the Loan Documents.

         "Agreement" - this Credit Agreement, including the Schedules and Exhibits hereto.

         "Ancillary Documents" - collectively, (i) the Seller Debt Documents and
(ii) the Acquisition Documents.

         "Applicable Lending Office" - with respect to each Lender, with respect to each type of Loan, the lending office as designated for such type of Loan below its name on the signature pages hereof or such other office of such Lender or of an affiliate of such Lender as such Lender may from time to time specify to the Agent and the Borrower as the office at which its Loans of such type are to be made and maintained.

         "Applicable Margin" - for any calendar quarter, the applicable percentage set forth in the table below opposite the Total Funded Debt Leverage Ratio as of the end of the Most Recent Reference Period prior to the commencement of such calendar quarter:

                               APPLICABLE MARGINS

        Total Funded Debt                     Applicable Margin                  Applicable Margin
          Leverage Ratio                     for Base Rate Loans                for Eurodollar Loans
          --------------                     -------------------                --------------------
 Greater than or equal to 5.0:1.0                  1.000%                              2.000%

  Less than 5.0:1.0 but greater                    0.750%                              1.750%
     than or equal to 4.0:1.0

  Less than 4.0:1.0 but greater                    0.625%                              1.625%
     than or equal to 3.5:1.0

  Less than 3.5:1.0 but greater                    0.500%                              1.500%
     than or equal to 3.0:1.0

        Less than 3.0:1.0                          0.250%                              1.250%

Notwithstanding the foregoing, in the event that the Lenders shall not have received the most recent financial statements and certificates required to be delivered to them pursuant to Article VII prior to the first day of such calendar quarter, the Applicable Margins for such calendar quarter shall (until all of such financial statements and certificates are delivered to the Lenders) be the highest of the Applicable Margins specified above.

         "Arranger" - Fleet Securities, Inc., acting as exclusive arranger in connection with the arranging of the Facilities.

         "Asset" - any asset, property, interest (including equity interests) or effect, real or personal, tangible or intangible, wherever situated.

         "Assigning Lender" - as defined in Subsection 13.11(b).

         "Assignment" - as defined in Subsection 13.11(b).

         "Assignment and Acceptance Agreement" - as defined in Subsection 13.11(b).

         "Available Acquisition Loan Commitments" - at any time, an amount equal to the excess, if any, of (i) the aggregate Acquisition Loan Commitments at such time over (ii) the aggregate outstanding Acquisition Loans at such time.

         "Available Revolving Credit Commitments" - at any time, an amount equal to the excess, if any, of (i) the aggregate Revolving Credit Commitments at such time over (ii) the Revolving Credit Outstandings at such time.

         "Balance Sheet Date" - December 31, 2000.

         "Base Rate" - a fluctuating rate of interest per annum equal to the greater of (i) the rate established by the Agent from time to time at its office in Boston as its "base rate" and (ii) the Federal Funds Rate plus 1/2%; in each case, including any applicable adjustments for reserves or FDIC requirements. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Agent in connection with extensions of credit.

         "Base Rate Loans" - Loans which bear interest at a rate based upon the Base Rate.

         "Borrower" - as defined in the preamble hereof.

         "Borrower Affiliated Companies" - collectively, the Borrower and each of its Subsidiaries.

         "Borrower Security Agreement" - the Borrower Security Agreement, dated as of the Effective Date, by and between the Borrower and the Collateral Trustee, substantially in the form attached hereto as Exhibit F.

         "Borrower Stock Pledge Agreement" the Borrower Stock Pledge Agreement, dated as of the Effective Date, by and between the Borrower and the Collateral Trustee, substantially in the form attached hereto as Exhibit G.

         "Borrower Subsidiary Security Agreement" - the Borrower Subsidiary Security Agreement, dated as of the Effective Date, by and among the Restricted Subsidiaries and the Collateral Trustee, substantially in the form attached hereto as Exhibit H.

         "Borrowing Notice" - as defined in Section 2.2.

         "Business Day" - any day other than Saturday, Sunday or any other day on which commercial banks in Boston are authorized or required to close.

         "Capital Expenditures" - as to any Person for any period, the sum of all amounts which would, in accordance with GAAP consistently applied, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for such Person for such period.

         "Capital Stock" - any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in any Person which is not a corporation, and any and all warrants, options or other rights to acquire any of the foregoing.

         "Capitalized Lease" - any lease or similar instrument the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

         "Capitalized Lease Obligations" - as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         "Cash" - as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP.

         "CERCLA" - the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Change in Control" - shall be deemed to have occurred if: (i) any Person (other than a Permitted Holder) or any group (within the meaning of Section 13(d)(3) of the Exchange Act) of Persons (other than any Permitted Holders) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, in one or more transactions, of Capital Stock of the Borrower (including other Capital Stock convertible into such Capital Stock) representing 35% or more of the combined voting power of all Capital Stock of the Borrower (on a fully-diluted basis) entitled to vote in the election of directors, other than Capital Stock having such power only by reason of the happening of a contingency, or (ii) a change in the composition of the board of directors of the Borrower shall have occurred such that a majority of the members of the board of directors are not Continuing Directors.

         "Chief Financial Officer" - Mr. Samuel D. Bush or such other individual as may perform the duties of "chief financial officer" (as commonly understood) of the Borrower.

         "Christian" - Edward K. Christian.

         "Christian Note" - the promissory note dated December 10, 1992, in the original principal amount of $690,700, issued by Christian to the Borrower, as amended by the First

Amendment to Promissory Note, dated as of December 6, 1995, between the Borrower and Christian.

         "Class A Common Stock" - the Class A Common Stock of the Borrower, par value $.01 per share.

         "Class B Common Stock" - the Class B Common Stock of the Borrower, par value $.01 per share.

         "Closing Costs" - for any period, all fees and costs (including legal, accounting, appraisal, environmental site assessments and travel fees and costs) incurred by the Borrower or any of its Restricted Subsidiaries in connection with the financing contemplated by this Agreement or any Permitted Acquisition, in each case to the extent expensed during such period.

         "Code" - the Internal Revenue Code of 1986, as it may be amended from time to time.

         "Collateral" - collectively, all of the agreements, instruments, contracts, assets, accounts, moneys and all of the income, proceeds and products of any thereof, under or in respect of which the Agent or the Collateral Trustee, for the benefit of the Lenders, shall have, at the time of reference to the term "Collateral", any rights or interests as security for the payment or performance of all or any part of the Obligations and shall, in any event, include the Collateral (as defined in the respective Security Documents).

         "Collateral Trust Agreement" - the Collateral Trust Agreement, dated as of the Effective Date, by and among the Collateral Trustee, the Lenders, the Issuing Bank and the Agent, and countersigned by the Principal Companies, substantially in form attached hereto as Exhibit E.

         "Collateral Trustee" - Fleet, or any other Person succeeding to the duties of Collateral Trustee under the Collateral Trust Agreement.

         "Commitment Fees" - collectively, the Acquisition Loan Commitment Fees and the Revolving Credit Commitment Fees.

         "Commitments" - as to any Lender, collectively, such Lender's (i) Revolving Credit Commitment, (ii) Term Loan Commitment, (iii) Acquisition Loan Commitment and (iv) Incremental Facility Commitment of each Series of Incremental Facility Loans.

         "Common Stock" - collectively, (i) the Class A Common Stock, (ii) the Class B Common Stock and (iii) any other Permitted Capital Stock having economic attributes substantially equivalent to the Class A Common Stock and the Class B Common Stock.

         "Communications Act" - the Federal Communications Act of 1934, as amended, and the rules and regulations of the FCC thereunder, as now or hereafter in effect.

         "Communications System" - all of the properties and operating rights constituting a complete, fully integrated system for transmitting radio or television signals from a transmitter licensed by the FCC, together with any subsystem which is ancillary to such system, and including any radio or television network.

         "Consolidated or consolidated" - as to any term used in this Agreement, the relevant figures for any Person and its Subsidiaries on a consolidated basis determined in accordance with GAAP after eliminating all intercompany items and minority interests.

         "Consolidated Adjusted Net Income" - for any period, net earnings (or loss) of the Borrower and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding: (i) any net gain or loss arising from the sale of capital assets; (ii) any gain arising from any write-up of assets; (iii) net earnings of any Person (other than a wholly-owned Restricted Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest (other than any such net earnings which have actually been received by the Borrower or wholly-owned Restricted Subsidiary in the form of cash distributions); (iv) any extraordinary earnings or extraordinary losses, as such terms are interpreted under GAAP; (v) any interest or other non-operating income of the Borrower or any of its Subsidiaries; (vi) the effect of all barter transactions for such period; and
(vii) proceeds of any Interest Rate Contracts.

         "Consolidated Current Assets"- as of any date, all assets (other than Cash) of the Borrower and its Restricted Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as current assets as of such date.

         "Consolidated Current Liabilities" - as of any date, all liabilities of the Borrower and its Restricted Subsidiaries on a consolidated basis properly classified as current liabilities in accordance with GAAP (other than the current portion of long-term Indebtedness for Borrowed Money, and calculated without regard to (i) any repayment of Revolving Credit Loans with Net Proceeds and (ii) any borrowing of Revolving Credit Loans the proceeds of which are used to finance any Permitted Acquisition).

         "Consolidated EBITDA" - for any period (subject to any adjustments required by Section 10.4 and determined on a consolidated basis in accordance with GAAP), Consolidated Adjusted Net Income for such period plus (A) (to the extent, but only to the extent, the following amounts have reduced Consolidated Adjusted Net Income for such period) the sum of (without duplication) (i) Consolidated Total Interest Expense of the Borrower and its Restricted Subsidiaries for such period, (ii) the aggregate amount of all federal, state and local income taxes accrued by the Borrower and its Restricted Subsidiaries for such period, (iii) the aggregate amount of depreciation and amortization expense (including programming amortization expense) of the Borrower and its Restricted Subsidiaries for such period, (iv) the aggregate amount of Closing Costs, if any, incurred by the Borrower and its Restricted Subsidiaries during such period, to the extent that such costs are non-recurring, and (v) the aggregate amount of any non-cash charges of the Borrower during such period relating to the issuance or vesting of stock options granted by the Borrower to its employees or directors minus (B) the sum of (i) the aggregate amount of all cash television programming payments made by the Borrower and its Restricted Subsidiaries during such period and (ii) the aggregate amount of any cash payments made by the Borrower during such period relating to any non-cash charges described in clause (A)(v) of this definition.

         "Consolidated Total Funded Debt" - at any time, on a consolidated basis, all Indebtedness for Borrowed Money of the Borrower and its Restricted Subsidiaries at such time, determined in accordance with GAAP. The aggregate amount of Consolidated Total Funded Debt at any time shall include all accrued interest which has become due and payable but has not been paid (whether or not capitalized) and the accreted amount of any Subordinated Debt issued with original issue discount.

         "Consolidated Total Interest Expense" - for any period (subject to any adjustments required by Section 10.4), without duplication, the sum of (i) the interest expense of the Borrower and its Restricted Subsidiaries for such period, (ii) the interest component of Capitalized Lease Obligations of the Borrower and its Restricted Subsidiaries for such period, and (iii) all Commitment Fees, Letter of Credit Fees and similar fees payable by the Borrower and its Restricted Subsidiaries during such period in respect of Consolidated Total Funded Debt; in each case determined on a consolidated basis in accordance with GAAP.

         "Consolidated Working Capital" - as of any date, the excess of Consolidated Current Assets over Consolidated Current Liabilities as of such date.

         "Continuing Directors" - as of any date of determination, any member of the Board of Directors of the Borrower who (i) was a member of such Board of Directors on the Effective Date or (ii) was nominated for election or elected to such Board of Directors either with the affirmative vote of a majority of the directors who were either members of such Board of Directors on the Effective Date or whose nomination or election was previously so approved.

         "Contractual Obligations" - as to any Person, any provision of any note, debenture or security issued by such Person or of any agreement, indenture, mortgage, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Conversion Date" - March 28, 2003.

         "Copyright" - collectively, all of the following, to the extent that any Principal Company now or hereafter has any right, title or interest therein:
(i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, licensee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, as well as all registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or the copyright office of any other country.

         "Copyright Security Agreements" - collectively, the Memoranda of Grant of Security Interest in Copyrights from time to time entered into by and between the Collateral Trustee and one or more of the Principal Companies with respect to Material Federal Copyrights

         "Credit Extensions" - collectively, (i) any Loan and (ii) any Letter of Credit.

         "Default" - an event which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Default Notice" - as defined in Subsection 8.5(a).

         "Default Rate" - with respect to any amounts payable hereunder or under any of the other Loan Documents, a rate per annum equal to 2% above the rate of interest otherwise applicable to such amounts.

         "Distribution" - as to any Person, any direct or indirect: (i) declaration or payment of any dividend on or in respect of any Capital Stock of such Person (except, in the case of the Borrower, a dividend payable solely in shares of Permitted Capital Stock); (ii) redemption, purchase or other retirement or acquisition of any Capital Stock of such Person, through a Subsidiary of such Person or otherwise; (iii) return of capital by such Person to its shareholders or other equityholders as such; or (iv) other distribution on or in respect of any Capital Stock of such Person (except, in the case of the Borrower, any distribution made by the Borrower solely in shares of Permitted Capital Stock in connection with any stock split or reverse stock split).

         "Dollars" and "$" - lawful money of the United States of America.

         "Drawdown Date" - the date on which any Credit Extension is made or is to be made.

         "Effective Date" - the date on which each of the conditions precedent set forth in Section 5.1 hereof shall have been waived or satisfied and the initial Credit Extensions are made hereunder.

         "Effective Date Certificate" - a certificate, to be dated as of the Effective Date, executed and delivered to the Agent by the Borrower, substantially in the form attached hereto as Exhibit C.

         "Employee Benefit Plan or Plan" - any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Principal Company or any ERISA Affiliate, other than a Multiemployer Plan.

         "Environmental Laws" - any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), CERCLA, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, or any law or regulation of any foreign jurisdiction outside the United States relating to health, safety or the environment.

         "Environmental Liability" - any liability under any Environmental Laws for any release of a Hazardous Substance, and any liability for the costs of any clean up or other remedial action.

         "Environmental Matter(s)" - a release of any Hazardous Substance into the environment or the generation, treatment, storage or disposal of any Hazardous Substance.

         "Environmental Proceeding" - any judgment, action, proceeding or investigation pending before any Governmental Authority, including any environmental regulatory body, with respect to or threatened against or affecting any Borrower Affiliated Company or relating to the Assets or liabilities of any of them, including in respect of any "facility" owned, leased or operated by any of them under CERCLA or under any Requirement of Law in respect thereof, or in connection with any release of any Hazardous Substance or the generation, storage or disposal of any Hazardous Substance.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

         "ERISA Affiliate" - any Person which is treated as a single employer with the Borrower and its Subsidiaries under Section 414 of the Code.

         "ERISA Reportable Event" - a reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA.

         "Eurocurrency Reserve Requirements" - for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

         "Eurodollar Base Rate" - with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the average interest rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) at which the Agent is offered Dollar deposits at or about 10:00 a.m., Boston time, two (2) Business Days prior to the beginning of such Interest Period in the Eurodollar Interbank Market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

         "Eurodollar Business Day" - a Business Day on which dealings in Dollar deposits are carried out in the Eurodollar Interbank Market.

         "Eurodollar Interbank Market" - any lawful offshore market in which deposits of Dollars are offered by foreign branches of U.S. banking institutions and by foreign banking institutions to each other.

         "Eurodollar Loans" - Loans the rate of interest applicable to which is determined on the basis of the Eurodollar Rate.

         "Eurodollar Rate" - with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                              --------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Event of Default" - as defined in Article XI hereof.

         "Excess Cash Flow" - for any period, Consolidated EBITDA for such period minus, without duplication, the sum of (i) federal, state and local income taxes of the Borrower and its Subsidiaries for such period paid in cash by the Borrower or any of its Restricted Subsidiaries (other than any such taxes referred to in clause (ii) of the definition of Net Proceeds) during such period, (ii) all Capital Expenditures of the Borrower and its Restricted Subsidiaries made and permitted hereunder during such period (other than any such Capital Expenditures made with proceeds of Indebtedness permitted by
Section 9.1(c) hereof and other than Capital Expenditures made in completing a Permitted Acquisition), (iii) Consolidated Total Interest Expense for such period required to be paid in cash by the Borrower or any of its Restricted Subsidiaries during such period, (iv) the aggregate amount of mandatory permanent payments or prepayments of principal of Consolidated Total Funded Debt during such period (other than any Net Proceeds Payments or Excess Cash Flow Payments), (v) the excess (if any) of Consolidated Working Capital as at the last day of such period over Consolidated Working Capital as at the day before the first day of such period and (vi) $1,000,000.

         "Excess Cash Flow Payment" - as defined in Subsection 2.5(e).

         "Exchange Act" - the Securities and Exchange Act of 1934, as amended.

         "Existing Credit Agreement" - The Second Amended and Restated Credit Agreement, dated as of December 30, 1998 (as heretofore amended, restated, or otherwise modified and in effect immediately prior to the date hereof) among the Borrower, certain Subsidiaries of the Borrower, certain lenders party thereto and Fleet as agent for such lenders.

         "Facilities" - collectively, the Initial Facilities and the Incremental Facility.

         "FASB" - the Financial Accounting Standards Board, and its predecessor and successor organizations.

         "FCC" - the Federal Communications Commission, or any successor agency, commission, bureau, department or other Governmental Authority.

         "FCC Licenses" - any radio, television or other license, permit, certificate of compliance, franchise, approval or authorization granted or issued by the FCC.

         "FDIC" - the Federal Deposit Insurance Corporation or any successor thereof.

         "Federal Funds Rate" - for any period, a fluctuating interest rate per annum (based on a 365 day or 366 day year, as the case may be) equal for each day during such period to the average of the rates of interest charged on overnight federal funds transactions, with member banks of the Federal Reserve System only, as published for any day which is a

Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Agent).

         "Fee Letter" - the letter agreement, dated as of February 15, 2001, by and among the Agent, the Arranger and the Borrower regarding payment of certain fees by the Borrower to the Agent and the Arranger.

         "Fees" - collectively, (i) the Agent's Fee, (ii) the Commitment Fees,
(iii) the Letter of Credit Fees, and (iv) any fees (other than closing fees) payable by the Borrower in connection with the Incremental Facility Loans or Incremental Facility Loan Commitments.

         "Final" - as to an action by the FCC or its staff, the date on which the time for rehearing, reconsideration, review or appeal of such action shall have expired without objection or claim by any Person.

         "Financial Statements" - any financial statements from time to time delivered by the Borrower to the Agent or to any Lender pursuant to the provisions of this Agreement, including any financial statements and schedules thereto delivered by the Borrower on the Effective Date. As used herein, "Financial Statements" do not include any Projections.

         "Fleet" - Fleet National Bank, a national banking association organized under the laws of the United States of America.

         "GAAP" - when used in Article X hereof, whether directly or indirectly by reference to a capitalized term used therein, principles which are consistent with (i) the principles promulgated or adopted by FASB, as in effect on the Balance Sheet Date, and (ii) the accounting practices of Borrower and its Subsidiaries reflected in the consolidated financial statements of the Borrower and its Subsidiaries as at and for the quarter ended on the Balance Sheet Date. When used in general, other than as provided above, principles which are (i) consistent with the principles promulgated or adopted by FASB, as in effect from time to time, and (ii) consistently applied with past consolidated financial statements of the Borrower and its Subsidiaries adopting the same principles. In the event of any material change in the principles promulgated or adopted by FASB after the Balance Sheet Date, the Borrower, the Agent and the Lenders will undertake in good faith to negotiate appropriate changes to this definition of GAAP and Article X hereof with the objective of having the Borrower's compliance with the provisions of Article X determined by reference to GAAP as in effect after such change, rather than GAAP as in effect on the Balance Sheet Date. Until such changes have been agreed to in writing by the Borrower and the Required Lenders, the definition of GAAP and the provisions of Article X shall remain unchanged and in full force and effect.

         "Governing Documents" - as to any Person, the articles or certificate of incorporation or certificate of formation and by-laws or limited liability company agreement or other organizational documents of such Person.

         "Governmental Authority" - any nation or government, any state or other political subdivision thereof, and any entity exercising any executive, legislative, judicial, regulation, or administrative functions of or pertaining to government.

         "Guarantor(s)" - the Subsidiaries of the Borrower party to this Agreement and any other Subsidiary of the Borrower which assumes the obligations of a Guarantor under Article VI hereof.

         "Guaranteed Pension Plan" - any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any Principal Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         "Guaranty" - in relation to any Person, any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase of payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

         "Hazardous Substances" - any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

         "Historical Financials" - as defined in Subsection 4.9(a).

         "Immaterial Real Property" - real property owned by a Principal Company other than Material Real Property.

         "Incremental Facility" - as defined in the recitals hereto.

         "Incremental Facility Commitment" - with respect to a Lender and for each Series of Incremental Facility Loans, the commitment, if any, of such Lender to make Incremental Facility Loans of such Series to the Borrower hereunder (as the same may be reduced from time to time or terminated in accordance with the terms hereof).

         "Incremental Facility Commitment Period" - the period from and including the Effective Date to the earlier to occur of (i) the day before the Conversion Date and (ii) the termination of the Incremental Facility Commitments.

         "Incremental Facility Loan(s)" - as defined in Subsection 2.1(d).

         "Incremental Facility Loan Note(s)" - as defined in Subsection 2.4(d).

         "Incremental Facility Loan Payment Date" - as defined in Subsection 2.5(d).

         "Indebtedness" - with respect to any Person, all: (i) liabilities or obligations, direct or contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including contingent liabilities which, in accordance with GAAP, would be set forth in a specific amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such Person; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of Guaranty or otherwise; (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person; provided, however, that in the case of liabilities or obligations in respect of which the holder has recourse only against certain assets of a Person, Indebtedness in respect of such liabilities or obligations shall be limited to the fair market value of the assets with respect to which recourse is not prohibited.

         "Indebtedness for Borrowed Money" - without duplication, all Indebtedness with respect to any of the following: (i) money borrowed (whether recourse or non-recourse), including principal, interest and premiums, (ii) obligations evidenced by a bond, debenture, note or other like written obligation to pay money, (iii) Capitalized Lease Obligations, (iv) obligations under conditional sales or other title retention agreements or secured by any Lien, (v) any letters of credit or similar instruments (including reimbursement obligations with respect thereto), (vi) the deferred unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, or (vii) any Guaranty of any or all of the foregoing.

         "Indemnity, Contribution and Subrogation Agreement" - the Indemnity, Contribution and Subrogation Agreement, dated as of the Effective Date, by and among the Borrower Affiliated Companies, substantially in the form attached hereto as Exhibit B.

         "Initial Facilities" - as defined in the recitals hereto.

         "Insurance Policies" - as defined in Section 4.17.

         "Intellectual Property Security Agreements" - collectively, (i) the Copyright Security Agreements, (ii) the Patent Security Agreements, and (iii) the Trademark Security Agreements.

         "Interest Coverage Ratio" - as defined in Section 10.3.

         "Interest Period" - with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or converted from a Base Rate Loan or Base Rate Loans, or the last day of the next preceding Interest Period with respect to such Eurodollar Loan, and ending on the same day in the first, second, third or sixth calendar month as the Borrower may select as provided in
Section 2.2, except that each such Interest Period which commences on the last Eurodollar Business Day of a calendar month shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month.

         Notwithstanding the foregoing: (i) each Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day (or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day); (ii) no more than seven (7) Interest Periods for Eurodollar Loans shall be in effect at the same time; and (iii) no Interest Period shall end after the Maturity Date. In the event that the Borrower fails to select the duration of any Interest Period for any Loan within the time period and otherwise as provided in Section 2.2, such Loans will be automatically converted into a Base Rate Loan on the last day of the preceding Interest Period for such Loan.

         "Interest Rate Contracts" - any interest rate swap, cap, collar or other agreement or arrangement designed to provide protection against fluctuation in interest rates.

         "Investment" - in relation to any Person, all investments by such Person, by stock purchase, capital contribution, loan, advance, Guaranty of any Indebtedness of any other Person, acquisition by such Person of any Communications System or any business or all or any substantial part of the Assets of any other Person or any division or Subsidiary of such Person or the transfer or sale of property by such Person (otherwise than in the ordinary course of the business of such Person) to any other Person for less than payment in full in cash of the transfer or sale price or the fair value thereof (whichever of such price or value is higher).

         "IRS" - Internal Revenue Service.

         "Issue Date" - in relation to any Letter of Credit, the day on which such Letter of Credit is issued or to be issued by the Issuing Bank for the account of the Borrower pursuant to this Agreement.

         "Issuing Bank" - with respect to any Letter of Credit, Fleet and any successor issuing bank.

         "Issuing Bank Fees" - as defined in Section 3.6.

         "KMIT-FM and KGGK-FM Acquisition" - the acquisition by Saga Broadcast of the capital stock of Mitchell Broadcasting, Ltd. relating to radio stations KMIT-FM licensed to Mitchell, South Dakota and KGGK-FM licensed to Wessington Springs, South Dakota.

         "Lakefront" - Lakefront Communication, Inc., a Delaware corporation.

         Lakefront Membership Interest Pledge Agreement" - the Membership Interest Pledge Agreement, dated as of the Effective Date, by and between Lakefront and the Collateral Trustee, substantially in the form attached hereto as Exhibit I.

         "Lakefront Stock Pledge Agreement" - the Stock Pledge Agreement, dated as of the Effective Date, by and between Lakefront and the Collateral Trustee, substantially in the form attached hereto as Exhibit J.

         "Lakefront Pledge Agreements" - collectively, the Lakefront Stock Pledge Agreement and the Lakefront Membership Interest Pledge Agreement.

         "Leases" - leases and subleases (other than Capitalized Leases), licenses for the use of real property, easements, grants, pole attachment and conduit or trench agreements and other attachment rights and similar instruments under which any Principal Company has the right to use real or personal property or rights of way.

         "Lenders" - as defined in the preamble hereof.

         "Letter of Credit" - any irrevocable standby letter of credit issued or to be issued by the Issuing Bank for the account of the Borrower upon the terms and subject to the conditions contained in this Agreement.

         "Letter of Credit Application" - as defined in Section 3.2(b).

         "Letter of Credit Disbursement" - a disbursement by the Issuing Bank to the beneficiary of a Letter of Credit in connection with a drawing thereunder.

         "Letter of Credit Exposure" - at any time, the sum of (i) the aggregate undrawn face amount of all Letters of Credit outstanding at such time, and (ii) the aggregate amount of all drawings under Letters of Credit for which the Issuing Bank shall not have been reimbursed by the Borrower as provided in
Section 3.4. The amount of any Lender's Letter of Credit Exposure at any time shall be the product of (i) the Letter of Credit Exposure, multiplied by (ii) such Lender's Revolving Credit Commitment Percentage at such time.

         "Letter of Credit Fees" - as defined in Section 3.6.

         "Lien" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "Loans" - collectively, (i) Revolving Credit Loans, (ii) Term Loans,
(iii) Acquisition Loans and (iv) Incremental Facility Loans. Loans of different types made or converted from Loans of other types on the same day (or of the same type but having different Interest Periods) shall be deemed to be separate Loans for all purposes of this Agreement.

         "Loan Documents" - collectively (i) this Agreement, (ii) the Notes,
(iii) the Security Documents, (iv) the Indemnity, Contribution and Subrogation Agreement, (v) each Assignment and Acceptance Agreement, (vi) the Letter of Credit Applications, (vii) the Fee Letter and (viii) any other documents, instruments or agreements executed and/or delivered in connection with the foregoing or from time to time designated by the Borrower and the Agent as a Loan Document hereunder.

         "Mandatory Payment" - as defined in Section 2.17.

         "Material Adverse Effect" - any of the following: (i) any material adverse effect on the business, Assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole, (ii) any material impairment of the ability of any Principal Company to perform any of its material obligations under any Loan Document, or (iii) any material impairment of the validity or enforceability of any Loan Document or any material impairment of the rights, remedies or benefits available to, the Collateral Trustee, the Agent or any Lender under any Loan Document.

         "Material Federal Copyrights" - with respect to any Principal Company, all copyrights of such Principal Company which (i) are registered in the United States Copyright Office, and (ii) the Agent has determined (A) are material to the business of the Principal Companies, taken as a whole, or (B) have an economic value which is not insubstantial compared to all other Assets of all the Principal Companies, taken as a whole.

         "Material Federal Patents" - with respect to any Principal Company, all patents of such Principal Company which (i) are registered in the United States Patent and Trademark Office, and (ii) the Agent has determined (A) are material to the business of the Principal Companies, taken as a whole, or (B) have an economic value which is not insubstantial compared to all other Assets of all the Principal Companies, taken as a whole.

         "Material Federal Trademarks" - with respect to any Principal Company, all trademarks of such Principal Company which (i) are registered in the United States Patent and Trademark Office, and (ii) the Agent has determined (A) are material to the business of the Principal Companies, taken as a whole, or (B) have an economic value which is not insubstantial compared to all other Assets of all the Principal Companies, taken as a whole.

         "Material Intellectual Property" - with respect to any Principal Company, any Material Federal Trademarks, any Material Federal Copyrights, and any Material Federal Patents.

         "Material Labor Dispute" - with respect to any Person, any strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting such Person.

         "Material Real Property" - any and all real property owned by any Principal Company on which is located a tower, transmitter or antenna system used in connection with the operations of any Station or Stations, if (but only if) the aggregate Consolidated EBITDA attributable to such Station or Stations for the Reference Period most recently ended equals or exceeds ten percent (10%) of Consolidated EBITDA of the Principal Companies for such Reference Period.

         "Maturity Date" - September 30, 2008.

         "Mortgages" - collectively, the instruments of mortgage executed and delivered by the Principal Companies in favor of the Collateral Trustee (including any predecessors to Fleet as collateral trustee) from time to time with respect to Material Real Properties.

         "Most Recent Reference Period" means the most recent Reference Period for which financial statements of the Borrower and its Restricted Subsidiaries have been delivered to the Lenders in compliance with Article VII hereof.

         "Multiemployer Plan" - any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by any Principal Company or any ERISA Affiliate.

         "Net Proceeds" - with respect to any Prepayment Event (i) the gross amount of cash consideration payable to or receivable by any Principal Company in respect of such Prepayment Event, less (ii) the amount, if any, of all estimated taxes payable as a result of gain realized with respect to such Prepayment Event, whether or not payable during the taxable year in which such Prepayment Event occurred, and less (iii) estimated fees, commissions, costs and other expenses (other than those payable to any Affiliate) which are incurred in connection with such Prepayment Event and are payable by the seller or the transferor of the assets or property to which such Prepayment Event relates, but only to the extent not already deducted in arriving at the amount referred to in clause (i). To the extent that the estimate of taxes payable, or fees, commissions, costs and other expenses incurred, proves incorrect, an adjustment shall be made by way of an additional payment to the Agent, for the ratable benefit of the Lenders, or a credit against amounts payable in respect of any future Prepayment Events, as applicable.

         "Net Proceeds Payment" - as defined in Subsection 2.5(f).

         "Net Proceeds Payment Date" - as defined in Subsection 2.5(f).

         "New Type Loan" - as defined in Section 2.23.

         "Next Reference Period" - with respect to any Reference Period, the Reference Period commencing immediately after the end of such Reference Period.

         "Notes" - collectively (i) the Term Loan Notes, (ii) the Revolving Credit Notes, (iii) the Acquisition Loan Notes, and (iv) the Incremental Facility Loan Notes.

         "Obligations" - collectively, all of the Indebtedness, liabilities and obligations, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of any Principal Company (i) to any Lender, the Issuing Bank, the Agent or the Collateral Trustee, whether now existing or hereafter arising, whether or not currently contemplated, arising under any Loan Document, and (ii) under any Interest Rate Contract entered into with any Person that was (a) a Lender or an Affiliate of any Lender hereunder or (b) a Lender or an Affiliate of any Lender (as each such term is defined under the Existing Credit Agreement) under the Existing Credit Agreement, at the time such Person entered into such Interest Rate Contract.

         "Participant" - as defined in Subsection 13.11(a).

         "Patent Security Agreements" - collectively, the Patent Collateral Assignment and Security Agreements from time to time entered into by and between the Collateral Trustee and one or more of the Principal Companies with respect to Material Federal Patents.

         "Payor" - as defined in Section 2.17.

         "PBGC" - Pension Benefit Guaranty Corporation.

         "Perfected Collateral" - as defined in Section 4.4(a).

         "Permitted Acquisition" - any Acquisition after the Effective Date by the Borrower or any of its Restricted Subsidiaries of any Communications System so long as, in each case, either the Required Lenders have given their written consent to such Acquisition or all of the following conditions have been satisfied:

                  (i) after giving effect to such Acquisition, the Assets comprising such Communications System (as used in this definition, the "Acquired Assets") shall be owned exclusively by the Borrower or a wholly-owned Restricted Subsidiary of the Borrower;

                  (ii) if the Acquired Assets are owned by a newly-formed or newly-acquired Restricted Subsidiary of the Borrower, such Restricted Subsidiary (and any parent of such Restricted Subsidiary that is not already a Principal Company) shall have executed and delivered to the Agent and the Lenders (A) an accession agreement reasonably satisfactory to the Agent, pursuant to the terms of which such Restricted Subsidiary (and such parent or parents, if applicable) (1) becomes a party to this Agreement as a Principal Company and as a Guarantor, becomes a party to the Borrower Subsidiary Security Agreement as a Restricted Subsidiary, becomes a party to the Indemnity, Contribution and Subrogation Agreement as a "Borrower Affiliated Company", and becomes a party to any other Loan Document as the Agent may reasonably request, and (2) agrees to perform and observe all of the obligations and covenants (including all obligations and covenants contained in Article VI hereof) of a Principal Company and a Guarantor hereunder, of a Restricted Subsidiary under the Borrower Subsidiary Security Agreement, of a Borrower Affiliated Company under the Indemnity, Contribution and Subrogation Agreement, and of the appropriate party under any other Loan Document to which it becomes a party and (B) one or more Intellectual Property Security Agreements, if requested by the Agent;

                  (iii) the Borrower shall have demonstrated to the reasonable satisfaction of the Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Agent and certified by the Chief Financial Officer) that, immediately after giving effect to the Acquisition (including the making of any Loans and the incurrence of any Indebtedness required to finance such Acquisition), all covenants (including all covenants contained in Article X hereof) contained herein (A) would have been satisfied on a pro forma basis as at the end of and for the Most Recent Reference Period, and (B) will be satisfied on a pro forma basis through the period ending two years after the date of such Acquisition. The Agent acknowledges that, as of the date hereof, based on the information provided to it by the Borrower through the date hereof, the requirements of this paragraph (iii) are satisfied with respect to all Scheduled Acquisitions. Notwithstanding such acknowledgement by the Agent, the Borrower shall still be required to satisfy the requirements of this paragraph (iii) for any Scheduled Acquisition prior to the completion of such Scheduled Acquisition;

                  (iv) no Default or Event of Default is continuing immediately prior to such Acquisition, and no Default or Event of Default would result from such Acquisition;

                  (v) if the Total Consideration (as defined below) payable by the Principal Companies in connection with such Acquisition would be greater than $20,000,000, the Required Lenders have approved such Acquisition in writing (it being understood that the Required Lenders have no obligation to provide such written approval);

                  (vi) if the Total Consideration (as defined below) payable by the Borrower and its Restricted Subsidiaries in connection with such Acquisition would be greater than $10,000,000, the Agent shall have received such due diligence materials relating to the Acquisition as the Agent shall have reasonably requested, and the Agent shall be reasonably satisfied with the results of its review of such materials;

                  (vii) the Agent shall have received satisfactory evidence that the Communication System to be acquired has complied with, is in compliance with, and, after the Acquisition, will be in compliance with, in all material respects all applicable Requirements of Law, including the Communications Act and all Environmental Laws; and

                  (viii) prior to any such Acquisition, the Borrower shall have delivered to the Agent the definitive acquisition agreement between the Borrower and/or applicable Restricted Subsidiary or Subsidiaries and the applicable seller.

As used in this definition, "Total Consideration" means all consideration payable by any Principal Company in connection with any Acquisition, including cash payments at closing, the principal amount of any promissory notes issued by any Principal Company, the principal amount of any amounts payable by any Principal Company in consideration for any non-compete covenant, and the amount of any Indebtedness for Borrowed Money assumed by any Principal Company (but excluding any consideration paid by the issuance of Permitted Capital Stock).

The purchase by any Principal Company of any Communication System pursuant to any local market agreement or time brokerage agreement entered into by any Principal Company in connection with any Permitted LMA Transaction must satisfy all of the above requirements.

         "Permitted Capital Stock" - Capital Stock of the Borrower with respect to which the Borrower has no obligation to make any Distributions prior to the payment in full in cash of all the Obligations.

         "Permitted Holder" means (i) Christian or (ii) any of Christian's Permitted Transferees.

         "Permitted LMA Transaction" - any agreement or arrangement pursuant to which the Borrower or any of its Restricted Subsidiaries purchases broadcast time on any Communications System (other than a Station) for the purpose of programming such broadcast time or any other similar arrangement, so long as in each case, either the Required Lenders have given their written consent to such transaction or:

                  (i) if the Borrower or any of its Restricted Subsidiaries has the obligation to purchase such Communications System pursuant to or in connection with such agreement, the requirements set forth in clauses
         (i) through (viii) of the definition of "Permitted Acquisition" would be met; for purposes of determining whether such agreement or arrangement would meet such requirements, references in such clauses to the "Acquisition" or any similar reference shall be deemed to refer to the Acquisition contemplated by such agreement. This clause (i) shall not apply if the Borrower or its Restricted Subsidiaries has a mere option to purchase such Communication System;

                  (ii) the Borrower shall have demonstrated to the reasonable satisfaction of the Agent that the Pro Forma Fixed Charges Coverage Ratio (as defined in Section 10.2), after giving pro forma effect to the transactions contemplated by such agreement or arrangement, shall be not less than the ratio then required by Section 10.2; and

                  (iii) no Default or Event of Default is continuing immediately prior to the effectiveness of such agreement or arrangement, and no Default or Event of Default would result from such agreement or arrangement.

                  "Permitted Liens" - as to any Principal Company:

                  (i) Liens to secure taxes, assessments, levies or other governmental charges imposed upon such Principal Company, to the extent (in each case) that the payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1;

                  (ii) deposits or pledges made by such Principal Company in the ordinary course of its business (A) to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits, (B) to secure performance of bids, tenders, statutory obligations, leases and contracts (other than contracts relating to borrowed money), or (C) to secure surety, appeal, indemnity or performance bonds, in each case in the ordinary course of business of such Principal Company, and in each case only to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1;

                  (iii) Liens in respect of judgments or awards against such Principal Company with respect to which such Principal Company shall currently be processing an appeal or proceedings for review; provided, that (A) appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Principal Companies in accordance with GAAP and (B) no such Lien or judgment constitutes an Event of Default described in Subsection 11.1(i) or (o);

                  (iv) Liens of carriers, warehousemen, mechanics, landlords or materialmen incurred in the ordinary course of the business of such Principal Company, in each case for sums not at the time required to be paid in accordance with provisions of Section 8.1; and

                  (v) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of such Principal Company.

         "Permitted Sale" - any Sale by any Principal Company (i) in the ordinary course of its business of immaterial Assets or obsolete or unusable equipment, (ii) in the ordinary course of its business of other equipment as long as such equipment is replaced by equipment of like function and comparable value within a period of three months after the date of such Sale or (iii) in the ordinary course of its business of Immaterial Real Property; provided, however, that (A) the total consideration payable to or receivable by the Principal Companies in connection with any Permitted Sale (1) is an amount not less than the fair market of the Assets subject to such Sale and (2) consists of at least 90% cash which is payable at the closing of such Sale, and (B) no Sale shall be deemed a Permitted Sale if it occurs in connection with any Sale of a Communications System or other business by any Principal Company.

         "Permitted Subordinated Seller Debt" - Seller Debt incurred in connection with any Permitted Acquisition which:

                  (i) is not (A) Guaranteed in any manner by any Principal Company unless such Guaranty is by the Borrower and is subordinated in right of payment and exercise of remedies to the prior payment in full in cash of all the Obligations, and any Indebtedness which refunds, refinances or replaces the Obligations, pursuant to a subordination agreement which is acceptable in all respects to the Agent; or (B) secured by any Assets of any Principal Company;

                  (ii) requires no principal payments prior to one year after the Maturity Date;

                  (iii) bears interest at a fixed annual rate not in excess of 10%;

                  (iv) is subordinated in right of payment and exercise of remedies to the prior payment in full in cash of all the Obligations, and any Indebtedness which refunds, refinances or replaces the Obligations, pursuant to a subordination agreement which is acceptable in all respects to the Agent; and

                  (v) is in a face amount at the time of incurrence thereof which, when added to the aggregate amount of all principal payment obligations of the Principal Companies in respect of any other Seller Debt, does not exceed $3,000,000.

         "Permitted Transferees" - with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or (iii) a trust, the primary beneficiaries of which, or a corporation, partnership or other entity, the stockholders or general or limited partners or other owners of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any Capital Stock of the Borrower.

         "Person" - an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Prepayment Event" - any Sale (other than a Permitted Sale), or any series of related Sales, of any Asset or Assets of any Principal Company (including Capital Stock of any Restricted Subsidiary) which takes place at any time after the date hereof and pursuant to which the gross amount of consideration payable to or receivable by the Borrower Affiliated Companies exceeds $2,000,000.

         "Principal Companies" - collectively, (i) the Borrower and (ii) the Restricted Subsidiaries.

         "Principal Office" - the principal office of the Agent in the United States, presently located at 100 Federal Street, Boston, Massachusetts 02110.

         "Pro Forma Fixed Charges" - for any Reference Period, without duplication, the sum of (i) all interest in respect of Consolidated Total Funded Debt paid by the Borrower and its Restricted Subsidiaries during such Reference Period, (ii) all Commitment Fees paid by the Borrower and its Restricted Subsidiaries during such Reference Period, (iii) the aggregate amount of Capital Expenditures made by the Borrower and its Restricted Subsidiaries during such Reference Period, (iv) the aggregate amount of all federal, state or local income taxes paid by the Borrower and its Restricted Subsidiaries during such Reference Period, and (v) all principal in respect of Consolidated Total Funded Debt scheduled to be paid by the Principal Companies during the Next Reference Period, calculated assuming:

                  (A)that no Acquisition Loans or Incremental Facility Loans are made during such Next Reference Period; and

                  (B)that no Term Loans, Acquisition Loans or Incremental Facility Loans are prepaid during such Next Reference Period, and that the only payments of Term Loans, Acquisition Loans and Incremental Facility Loans made during such Next Reference Period are scheduled amortization payments made on the respective due dates thereof.

         "Projections" - the projections of the Borrower delivered on or prior to the Effective Date which shall be certified by the Chief Financial Officer and identified as projections through the Maturity Date.

         "Public Filings" - as defined in Section 7.5.

         "Purchase Money Security Interest" - as defined in Subsection 9.2(d).

         "Purchasing Lender" - as defined in Subsection 13.11(b).

         "Quarterly Dates" - the last Business Day of each March, June, September and December, the first of which shall be March 31, 2001.

         "Reference Period" - each period of four consecutive fiscal quarters of the Borrower.

         "Regulation D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "Regulatory Change" - as to any Lender, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations which designate any assessment rate relating to certificates of deposit or otherwise) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including such Lender, of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reinvestment Collateral Account" - as defined in the Collateral Trust Agreement.

         "Required Acquisition Loan Lenders" - at any time, Lenders the sum of whose (a) outstanding Acquisition Loan Commitments represent at least fifty-one percent (51%) of the Total Acquisition Loan Commitment or (b) after the termination of the Acquisition Loan Commitment Period, outstanding Acquisition Loans represent at least fifty-one percent (51%) of all outstanding Acquisition Loans made by the Lenders.

         "Required Incremental Facility Lenders" - at any time, with respect to any Series of Incremental Facility Loans, Lenders the sum of whose (a) outstanding Incremental Facility Commitments of such Series of Incremental Facility Loans represent at least fifty-one percent (51%) of the aggregate Incremental Facility Commitments of such Series, or (b) after the termination of the Incremental Facility Commitment Period, outstanding Incremental Facility Loans of such Series represent at least fifty-one percent (51%) of all outstanding Incremental Facility Loans of such Series made by the Lenders.

         "Required Lenders" - at any time, Lenders the sum of whose (a) outstanding (i) Term Loan Commitments or, after the termination thereof, outstanding Term Loans, (ii) Revolving Credit Commitments or, after the termination thereof, outstanding Revolving Credit Loans, (iii) Acquisition Loans Commitments or, after the termination thereof, outstanding Acquisition Loans,
(iv) Incremental Facility Commitments of each Series of Incremental Facility Loans or, after the termination thereof, outstanding Incremental Facility Loans and (v) Letter of Credit Exposure, represent at least 51% of the sum of (b) all outstanding (i) Term Loan Commitments or, after the termination thereof, all outstanding Term Loans, (ii) Revolving Credit Commitments or, after the termination thereof, all outstanding Revolving Credit Loans, (iii) Acquisition Loan Commitments or, after the termination thereof, all outstanding Acquisition Loans, (iv) Incremental Facility Commitments of each Series of Incremental Facility Loans or, after the termination thereof, all outstanding Incremental Facility Loans and (v) Letter of Credit Exposure.

         "Required Revolving Credit Lenders" - at any time, Lenders the sum of whose (a) outstanding Revolving Credit Commitments represent at least fifty-one percent (51%) of the Total Revolving Credit Commitment, or (b) after the termination of the Revolving Credit Commitments, outstanding Revolving Credit Loans represent at least fifty-one percent (51%) of all outstanding Revolving Credit Loans made by Lenders.

         "Required Term Loan Lenders" - at any time, Lenders the sum of whose
(a) outstanding Term Loan Commitments represent at least fifty-one percent (51%) of the Total Term Loan Commitment, or (b) after the termination of the Term Loan Commitments, outstanding Term Loans represent at least fifty-one percent (51%) of all outstanding Term Loans made by Lenders.

         "Requirement of Law" - as to the any Principal Company, (i) the Governing Documents of such Principal Company, and (ii) any law, treaty, rule or regulation (whether Federal, state, local or foreign) or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Principal Company or any of its property or to which such or any of its property is subject.

         "Reserved Commitment Amount" - as defined in Subsection 2.1(a).

         "Restricted Payments" - with reference to any Principal Company, (i) any Distribution (other than any distribution by the Borrower of Class A Common Stock to any Person in connection with such Person's conversion of any Class B Common Stock owned by such Person into Class A Common Stock) or (ii) any optional retirement, repurchase, defeasance or redemption of, any acquisition for value of, or any repayment or prepayment of, any Indebtedness for Borrowed Money (other than Obligations) of any Principal Company other than as required by mandatory or scheduled repayment obligations.

         "Restricted Subsidiary" - any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

         "Revolving Credit Commitment" - with respect to a Lender, the commitment of such Lender to make Revolving Credit Loans to the Borrower in the amount set forth on Schedule 1 hereto, as the same may be reduced from time to time or terminated in accordance with the terms hereof.

         "Revolving Credit Commitment Percentage" - with respect to each Revolving Credit Lender, the percentage of such Lender's Revolving Credit Commitment to the Total Revolving Credit Commitment or, after the termination of the Revolving Credit Commitments, the percentage of such Lender's outstanding Revolving Credit Loans to the aggregate outstanding Revolving Credit Loans.

         "Revolving Credit Commitment Fees" - as defined in Section 2.8(a).

         "Revolving Credit Lender" - each Lender having a Revolving Credit Commitment or holding any Revolving Credit Loans.

         "Revolving Credit Loan(s)" - as defined in Section 2.1(a).

         "Revolving Credit Note(s)" - as defined in Section 2.4(a).

         "Revolving Credit Outstandings" - at any time, the sum of (i) the aggregate principal amount of Revolving Credit Loans outstanding at such time, and (ii) the Letter of Credit Exposure at such time.

         "Saga Air" - Saga Air, LLC, a Delaware limited liability company.

         "Saga Broadcast" - Saga Broadcasting Corp., a Delaware corporation.

         "Saga Broadcast Stock Pledge Agreement" - the Stock Pledge Agreement, dated as of the Effective Date, by and between Saga Broadcast and the Collateral Trustee, in substantially the form attached hereto as Exhibit J.

         "Sale" - a sale, lease, transfer or other disposition of any Asset.

         "Scheduled Acquisitions" - collectively, (i) the WHAI-AM/FM Acquisition and (ii) the KMIT-FM and KGGK-FM Acquisition.

         "Scheduled Acquisition Documents" - all agreements, documents and instruments executed and/or delivered in connection with any Scheduled Acquisition.

         "Secondary Stations" - collectively, the Low Power Television Stations KUNU-LP, KVTX-LP and KXTS-LP, Victoria, Texas, FM Translator Stations W270AH, Peterborough, New Hampshire, and W272AX, Keene, New Hampshire, K283AG, Sioux City, Iowa, and such other low power television and FM translator stations acquired by any Principal Company after the Effective Date.

         "Secured Creditors" - as defined in the Collateral Trust Agreement.

         "Securities Act" - the Securities Act of 1933, as amended.

         "Security Documents" - (i) the Collateral Trust Agreement, (ii) the Stock Pledge Agreements, (iii) the Borrower Security Agreement, (iv) the Borrower Subsidiary Security Agreement, (v) the Intellectual Property Security Agreements, (vi) the Mortgages, and (vii) any other instruments or documents from time to time securing or guaranteeing any of the Obligations or from time to time designated by the Borrower and the Agent as Security Documents hereunder.

         "Seller Debt" - Indebtedness (other than Loans or Letters of Credit) of any Principal Company (whether in respect of promissory notes, non-compete covenants or otherwise) incurred in connection with any Acquisition.

         "Seller Debt Documents" - all agreements, instruments or other documents evidencing or relating to Seller Debt.

         "Series" - as defined in Section 2.1(d).

         "Specified Default" - as of any date of determination, any Event of Default (other than an Event of Default described in Sections 11.1(d), (f) or
(j)) which shall not have been remedied within five (5) days after notice thereof shall have been given to the Borrower by the Agent.

         "Stations" - collectively, (i) radio station WAQY-FM, licensed to Springfield, Massachusetts; (ii) radio station WHNP(AM), licensed to East Longmeadow, Massachusetts; (iii) radio stations WZAN(AM), WPOR-FM, WGAN (AM), WBAE(AM) and WMGX (FM) licensed to Portland, Maine; (iv) radio stations WFEA(AM) and WZID(FM) licensed to Manchester, New Hampshire, (v) radio stations WVKO(AM) and WSNY(FM) licensed to Columbus, Ohio, (vi) radio stations WKLH(FM), WJYI(AM) and WLZR-FM licensed to Milwaukee, Wisconsin, (vii) radio station WJOI(AM) and WNOR-FM licensed to Norfolk, Virginia, (viii) radio stations WLRW(FM) and WIXY(FM) licensed to Champaign, Illinois, (ix) radio station WYMG(FM) licensed to Jacksonville, Illinois, (x) radio stations KRNT(AM), KSTZ(FM), KXTK(AM) and KIOA-FM licensed to Des Moines, Iowa, (xi) radio station WYNZ(FM) licensed to Westbrook, Maine, (xii) radio stations WQQL(FM), WDBR(FM) and WTAX(AM) licensed to Springfield, Illinois, (xiii) radio station WAFX(FM) licensed to Suffolk, Virginia, (xiv) television station KOAM - TV licensed to Pittsburg, Kansas, (xv) radio stations WNAX(AM) and WNAX-FM licensed to Yankton, South Dakota, (xvi) radio stations KGMI(AM), KISM(FM), KPUG(AM), KIXT(AM), and KAFE(FM), licensed to Bellingham, Washington, (xvii) radio station WQLL(FM), licensed to Bedford, New Hampshire, (xviii) radio station WJMR-FM, licensed to Menomonee Falls, Wisconsin, (xix) radio station WFMR(FM) licensed to Brookfield, Wisconsin, (xx) radio station KAZR(FM) licensed to Pella, Iowa, (xxi) radio station KLTI-FM licensed to Ames, Iowa, (xxii) radio stations WLLM(AM) and WMHX(FM) licensed to Lincoln, Illinois, (xxiii) radio stations KICD(AM) and KICD-FM and KLLT(FM), licensed to Spencer, Iowa, (xxiv) radio stations WJMR(AM) and WCVQ(FM), licensed to Fort Campbell, Kentucky, (xxv) radio stations WZZP(FM) and WVVR(FM), licensed to Hopkinsville, Kentucky, (xxvi) radio station WDXN(AM), licensed to Clarksville, Tennessee, (xxvii) television station WXVT(TV), Greenville, Mississippi, (xxviii) television station KAVU(TV), Victoria, Texas, (xxix) radio stations WHMP(AM) and WLZX(FM), Northampton, Massachusetts, (xxx) radio station WKIO(FM), Urbana, Illinois and (xxxi) any other Communications Systems acquired by any Principal Company after the Effective Date.

         "Stock Pledge Agreements" - collectively, (i) the Borrower Stock Pledge Agreement, (ii) the Saga Broadcast Stock Pledge Agreement, and (iii) the Lakefront Pledge Agreements.

         "Subordinated Debt" - collectively, (i) Permitted Subordinated Seller Debt and (ii) any other unsecured Indebtedness for Borrowed Money of the Borrower the principal amount of, the interest rate on and all other terms (including covenants, events of default, remedies and subordination provisions) of which have been approved in writing by the Required Lenders.

         "Subordinated Debt Documents" - all agreements, instruments or other documents evidencing or relating to any Subordinated Debt.

         "Subrogation Rights" - as defined in Section 6.6.

         "Subsidiary" - with respect to any Principal Company, any corporation, partnership, limited liability company, or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Principal Company and/or one or more Subsidiaries of such Principal Company, or (ii) in the case of a partnership, limited liability company, or joint venture in which such Principal Company is a general partner, member, or joint venturer, or of which a majority of the partnership or other ownership interests are at the time owned by such Principal Company and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower.

         "Syndication Agent" - as defined in the preamble hereof.

         "Taxes" - any federal, state or local taxes or tax liabilities.

         "Term Loan(s)" - as defined in Subsection 2.1(c).

         "Term Loan Commitment" - with respect to a Lender, the commitment of such Lender to make Term Loans to the Borrower in the amount set forth on
Schedule 1 hereto, as the same may be reduced from time to time or terminated in accordance with the terms hereof.

         "Term Loan Commitment Percentage" - with respect to each Lender with a Term Loan Commitment, the percentage of such Lender's Term Loan Commitment to the Total Term Loan Commitment or, after the termination of the Total Term Loan Commitment, the percentage of such Lender's outstanding Term Loans to the aggregate outstanding Term Loans.

         "Term Loan Notes - as defined in Subsection 2.4(b).

         "Term Loan Payment Date" - as defined in Subsection 2.5(b).

         "Total Acquisition Loan Commitment" - the sum of the Acquisition Loan Commitments of the Lenders, as in effect from time to time. The initial Total Acquisition Loan Commitment as of the Effective Date is $75,000,000.

         "Total Funded Debt Leverage Ratio" - as defined in Section 10.1.

         "Total Revolving Credit Commitment" - the sum of the Revolving Credit Commitments of the Lenders, as in effect from time to time. The initial Total Revolving Credit Commitment as of Effective Date is $20,000,000.

         "Total Term Loan Commitment" - the sum of the Term Loan Commitments of the Lenders, as in effect from time to time. The initial Total Term Loan Commitment as of the Effective Date in $105,000,000.

         "Trademark" - collectively, all of the following, to the extent that any Principal Company now or hereafter has any right, title or interest herein:
(i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles or like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, or any state of the United States, or in any country, as well as all extensions or renewals thereof, and
(ii) all goodwill associated therewith or symbolized thereby, and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "Trademark Security Agreements" - collectively, the Trademark Collateral Assignment and Security Agreements from time to time entered into by and between the Collateral Trustee and one or more of the Principal Companies with respect to Material Federal Trademarks.

         "Tranche" - the respective facilities and commitments utilized in making Loans hereunder, i.e., Term Loans, Revolving Credit Loans, Acquisition Loans, and each Series of Incremental Facility Loans, respectively, and the Commitments corresponding to each such Tranche of Loans.

         "Transaction" - the loans and other transactions contemplated by the Loan Documents to occur on or about the Effective Date.

         "Transaction Documents" - (i) this Agreement, (ii) the Notes, (iii) the Indemnity, Contribution and Subrogation Agreement, (iv) the Fee Letter, (v) the Collateral Trust Agreement, (vi) the Stock Pledge Agreements, (vii) the Borrower Security Agreement, (viii) the Borrower Subsidiary Security Agreement, and (ix) any other documents executed or delivered in connection with the Transaction.

         "Transfer Effective Date" - as defined in Section 13.11(b).

         "Transferee" - as defined in Section 13.11(f).

         "type" - with respect to any Loan or portion thereof, such Loan's designation as a Base Rate Loan or Eurodollar Loan.

         "Unrestricted Subsidiary" - any Subsidiary that (i) shall have been designated as an "Unrestricted Subsidiary" in accordance with the provisions of
Section 1.3 and (ii) any Subsidiary of an Unrestricted Subsidiary.

         "Utilization Level" - shall mean, as at any date of determination, as it relates to (a) the Revolving Credit Commitment, the ratio (expressed as a percentage) of (x) the daily average amount of the Revolving Credit Outstandings during the applicable calendar quarter or relevant portion thereof, as the case may be, over (y) the daily average amount of the Total Revolving Credit Commitment during the applicable calendar quarter or relevant portion thereof, as the case may be; and (b) the Acquisition Loan Commitment, the ratio (expressed as a percentage) of (x) the daily average amount of the aggregate amount of all

Acquisition Loans outstanding during the applicable calendar quarter or relevant portion thereof, as the case may be, over (y) the daily average amount of the Total Acquisition Loan Commitment during the applicable calendar quarter or relevant portion thereof, as the case may be.

         "Voting Stock" - Capital Stock the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         "WHAI-AM/FM Acquisition" - the acquisition by Saga Communications of New England, Inc. of the assets of Haigis Broadcasting Corporation relating to radio stations WHAI(AM) and WHAI-FM licensed to Greenfield, Massachusetts.

         Section 1.2. General Provisions Pertaining to Definitions. All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by GAAP. The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Sections, Subsections, paragraphs, clauses and Exhibits shall be deemed references to Sections, Subsections, paragraphs on clauses of, and Exhibits to, this Agreement unless the context shall otherwise require. Each reference herein to a particular Person shall include a reference to such Person's successors and permitted assigns. References to any agreement, instrument or document defined in this Article I refer to such agreement, instrument or document as originally executed, or if subsequently varied, replaced or supplemented from time to time, as so varied, supplemented or replaced and in effect at the relevant time of reference thereto.

         Section 1.3. Designation of Unrestricted Subsidiaries; Certain Obligations Respecting Restricted Subsidiaries.

         (a) Designation of Unrestricted Subsidiaries. The Borrower may at any time designate any of its Subsidiaries formed or acquired after the date hereof an Unrestricted Subsidiary for purposes of this Agreement, by delivering to the Agent a certificate of the Chief Financial Officer (and the Agent shall promptly forward a copy of such certificate to each Lender) attaching a copy of a resolution of the Borrower's board of directors setting forth such designation and stating that the conditions set forth in this Section 1.3 have been satisfied with respect to such designation, provided that no such designation shall be effective unless at the time of such designation and after giving effect thereto (i) no Default or Event of Default shall have occurred and be continuing, (ii) no Subsidiary of an Unrestricted Subsidiary is a Restricted Subsidiary, and (iii) the Borrower would be in compliance with the restrictions on Investments in Unrestricted Subsidiaries set forth in Subsection 9.4(i).

         (b) Revocation of Designation. The Borrower may revoke any designation of a Subsidiary as an Unrestricted Subsidiary by delivering to the Agent a certificate of the Chief Financial Officer (and the Agent shall promptly forward a copy of such certificate to each Lender) attaching a copy of a resolution of the Borrower's board of directors setting forth such revocation and stating that the conditions set forth in this Section 1.3 have been satisfied with respect to such revocation, provided that no such revocation shall be effective unless (i) at the time of such revocation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; (ii) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, have been permitted to be incurred under this Agreement and (iii) the Borrower shall have demonstrated to the reasonable satisfaction of the Agent that (based on, among other things operating and financial projections and pro forma financial statements delivered to the Agent and certified by the Chief Financial Officer), immediately after giving effect to such revocation, all covenants (including all covenants contained in Article X hereof) contained herein (A) would have been satisfied on a pro forma basis as at the end of and for the Most Recent Reference Period had such Subsidiary been a Restricted Subsidiary at all times during such period, and (B) will be satisfied and pro forma basis through the period ending two years after the date of such designation.

         (c) Certain Restrictions Regarding Principal Companies. No Principal Company shall at any time (i) provide credit support for, subject any of its Assets (other than the Capital Stock of such Unrestricted Subsidiary owned by such Principal Company) to the satisfaction of, or guarantee any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (ii) be directly or indirectly liable for any Indebtedness or other obligations of any Unrestricted Subsidiary or (iii) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

         (d) The Borrower hereby designates Saga Air as an Unrestricted Subsidiary as of the Effective Date. The Borrower represents and warrants to the Agent and the Lenders that the requirements of this Section 1.3 with respect to such designation have been satisfied.


                                   ARTICLE II

                         COMMITMENTS; LOANS; COLLATERAL

         Section 2.1. Loans.

         (a) Revolving Credit Loans. Subject to the terms and conditions set forth in this Agreement, each Lender with a Revolving Credit Commitment severally agrees to make revolving credit loans (individually, a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Borrower from time to time from and after the Effective Date until the Maturity Date in an aggregate principal amount at any time outstanding (after giving effect to all requests therefor) up to, but not exceeding, the Revolving Credit Commitment of such Lender at such time, minus such Lender's Letter of Credit Exposure at such time. Subject to the terms and conditions of this Agreement, from time to time from and after the Effective Date until the Maturity Date, the Borrower may borrow, repay (provided that repayment of Eurodollar Loans shall be subject to the provisions of Section 2.25) and reborrow Revolving Credit Loans.

         Proceeds of Revolving Credit Loans shall be available for any use permitted by Subsection 2.9(a), provided that, in the event that the Borrower shall prepay Revolving Credit Loans in accordance with Subsection 2.5(f)(ii)(x) with Net Proceeds, then an amount of Revolving Credit Commitments equal to the amount of such prepayment (a "Reserved Commitment Amount") shall be reserved and shall not be available for any Credit Extension hereunder, except and to the extent that the proceeds of such Credit Extension are used to (i) finance a Permitted Acquisition in accordance with Subsection 2.5(f)(ii)(y) or (ii) prepay Loans in accordance with Subsection 2.5(f)(ii)(y). The Borrower shall notify the Agent in writing, at the time of any request for a Revolving Credit Loan that would utilize any Reserved Commitment Amount, of (A) the amount of any Reserved Commitment Amount to be so utilized, (B) the amount of the remaining Reserved Commitment Amounts after giving effect to such Revolving Credit Loan, (C) the Permitted Acquisition to be financed with proceeds of such Revolving Credit Loan, or the prepayment of Loans to be made pursuant to Subsection 2.5(f)(ii)(y) with proceeds of such Revolving Credit Loan.

         (b) Acquisition Loans. Subject to the terms and conditions set forth in this Agreement, each Lender with an Acquisition Loan Commitment severally agrees to make acquisition loans (individually, an "Acquisition Loan" and, collectively, the "Acquisition Loans") to the Borrower from time to time during the Acquisition Loan Commitment Period, on the closing date of each Permitted Acquisition, in an aggregate principal amount at any time outstanding (after giving effect to all requests therefor) up to, but not exceeding, the Acquisition Loan Commitment of such Lender at such time. The Borrower shall not be entitled to reborrow all of any part of the principal of Acquisition Loans which shall be paid or prepaid at any time.

         (c) Term Loans. Subject to the terms and conditions set forth in this Agreement, each Lender with a Term Loan Commitment severally agrees to make a term loan to the Borrower on the Effective Date in a principal amount equal to such Lender's Term Loan Commitment Percentage of $105,000,000 (each such term loan being, individually, a "Term Loan" and, collectively, the "Term Loans"). The Borrower shall not be entitled to reborrow all or any part of the principal of any Term Loans which shall be paid or prepaid at any time.

         (d) Incremental Facility Loans. In addition to borrowings of Term Loans, Revolving Credit Loans and Acquisition Loans, at any time during the Incremental Facility Commitment Period, the Borrower may from time to time request that the Lenders offer to enter into commitments to make additional term loans (individually, an "Incremental Facility Loan" and collectively, the "Incremental Facility Loans") to the Borrower hereunder, which commitments shall, with respect to any Series (as defined below) of any Incremental Facility Loans, not be less than $10,000,000 nor greater than $50,000,000 in the aggregate. Subject to the terms and conditions hereof, in the event that one or more of the Lenders offer, in their sole discretion, to enter into such commitments, and the Agent, such Lenders and the Borrower agree as to the amount of such commitments that shall be allocated to the respective Lenders making such offers and the fees (if any) to be payable by the Borrower in connection therewith and the other terms of such Incremental Facility

Loans, then such Lenders shall become obligated to make Incremental Facility Loans under this Agreement in an amount equal to the amount of their respective Incremental Facility Commitments. The Incremental Facility Loans to be made pursuant to any such agreement between the Borrower and one or more Lenders in response to any such request by the Borrower shall be deemed to be a separate "Series" of Incremental Facility Loans for all purposes of this Agreement. No Lender shall be obligated to make any Incremental Facility Loans of any Series and no Incremental Facility Loans of any Series shall be permitted to be made, unless:

                  (i) the terms and conditions of such Series of Incremental Facility Loans shall have been approved by the Required Lenders;

                  (ii) no Default or Event of Default is continuing immediately prior to the making of such Incremental Facility Loan of such Series, and no Default or Event of Default would result therefrom; and

                  (iii) the Borrower shall have demonstrated to the reasonable satisfaction of the Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Agent and certified by the Chief Financial Officer) that, immediately after giving effect to the making of such Incremental Facility Loans of such Series, all covenants (including all covenants contained in Article X hereof) contained herein (A) would have been satisfied on a pro forma basis as at the end of and for the Most Recent Reference Period, and (B) will be satisfied on a pro forma basis through the period ending two years after the date such Incremental Facility Loans of such Series are made.

The aggregate principal amount of all Incremental Facility Commitments and Incremental Facility Loans shall not exceed $50,000,000.

         Section 2.2. Notices Relating to Loans; Requests for Eurodollar Loans.

         (a) Notices Relating to Loans. The Borrower shall give the Agent written or telephonic notice of each termination or reduction of the Revolving Credit Commitments, the Acquisition Loan Commitments or the Incremental Facility Commitments, each borrowing and prepayment of a Loan, each continuation or conversion of a Loan (other than any conversion of Eurodollar Loans to Base Rate Loans upon the expiration of the Interest Period for such Eurodollar Loans) and the duration of each Interest Period applicable to each Eurodollar Loan (in each case, a "Borrowing Notice", which shall be in form and substance satisfactory to the Agent). Each such notice shall be irrevocable and shall be effective only if received by the Agent not later than 11 a.m., Boston time, on the date which is:

                  (i) in the case of each notice of termination or reduction and each notice of borrowing or prepayment of, or conversion into, Base Rate Loans, one (1) Business Day prior to the date of the related termination, reduction, borrowing, prepayment or conversion; and

                  (ii) in the case of each notice of borrowing or prepayment of, continuation of or conversion into, Eurodollar Loans, or the duration of an Interest Period for

         Eurodollar Loans, three (3) Eurodollar Business Days prior to the date of the related borrowing, prepayment, continuation or conversion.

Each such notice of termination or reduction shall specify the amount thereof. Each such notice of borrowing, conversion, continuation or prepayment shall specify the amount (subject to Section 2.1) and type of Loans to be borrowed, converted, continued or prepaid (and, in the case of a conversion, the type of Loans to result from such conversion), the date of borrowing, continuation, conversion or prepayment (which shall be: (x) a Business Day in the case of each borrowing or prepayment of Base Rate Loans, and (y) a Eurodollar Business Day in the case of each borrowing or prepayment of Eurodollar Loans and each conversion of or into a Eurodollar Loan). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall notify the Lenders of the content of each such Borrowing Notice promptly after its receipt thereof. Any telephonic notice given under this
Section 2.2 shall be promptly (and in any event, within one (1) Business Day) confirmed in writing and delivered to the Agent, provided that the Lenders and the Agent shall be fully entitled to rely on any telephonic notice believed by the Agent to have been given by an authorized person on behalf of the Borrower.

         (b) Requests for Eurodollar Loans. The Borrower may request a Loan in the form of a Eurodollar Loan only if compliance with Section 2.5 (with the payments provided for therein being applied in accordance with Subsection 2.5(h)) would not result in any portion of the principal amount of such Eurodollar Loan being paid prior to the last day of the Interest Period applicable thereto. No Lender shall have more than seven (7) Eurodollar Loans outstanding at any one time.

         Section 2.3. Disbursement of Loan Proceeds. Not later than 1:00 p.m., Boston time, on the date specified for each borrowing hereunder, each Lender shall transfer to the Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum to the Borrower by depositing the amount thereof in an account of the Borrower designated by the Borrower and maintained with the Agent.

         Section 2.4. Notes.

         (a) Revolving Credit Notes. The Revolving Credit Loans made by any Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-1 annexed hereto (each, a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"), with appropriate insertions. Each Revolving Credit Note shall be payable to the order of such Lender in a principal amount equal to such Lender's Revolving Credit Commitment, and shall otherwise be duly completed. The Revolving Credit Loans shall be payable as provided in Section 2.5.

         (b) Term Loan Notes. The Term Loans made by any Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-2 annexed hereto (each, a "Term Loan Note" and, collectively, the "Term Loan Notes"), with appropriate insertions. Each Term Loan Note shall be payable to the order of such Lender in a principal amount equal to such Lender's Term Loan Commitment as of the Effective Date (or in the case of a Term Loan
Note issued pursuant to Section 13.11(b), the respective

Term Loan evidenced thereby at the time of issuance), and shall otherwise be duly completed. The Term Loan Notes shall be payable as provided in Section 2.5.

         (c) Acquisition Loan Notes. The Acquisition Loans made by any Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-3 annexed hereto (each, an "Acquisition Loan Note" and, collectively, the "Acquisition Loan Notes"), with appropriate insertions. Each Acquisition Loan Note shall be payable to the order of such Lender in a principal amount equal to such Lender's Acquisition Loan Commitment as of the Effective Date (or in the case of an Acquisition Loan Note issued pursuant to Section 13.11(b), the Acquisition Loan Commitment or, after the termination of the Acquisition Loan Commitment Period, the Acquisition Loans, evidenced thereby at the time of issuance), and shall otherwise be duly completed. The Acquisition Loan Notes shall be payable as provided in Section 2.5.

         (d) Incremental Facility Loan Notes. The Incremental Facility Loans of each Series made by any Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-4 annexed hereto (each, an "Incremental Facility Loan Note and, collectively, the Incremental Facility Loan Notes"). Each Incremental Facility Loan Note of each Series shall be dated on or prior to the date the related Incremental Facility Loan is made, shall be payable to the order of such Lender in a principal amount equal to such Lender's Incremental Facility Loan Commitment for such Series (or in the case of an Incremental Facility Loan Note issued pursuant to Section 13.11(b), the Incremental Facility Loan evidenced thereby at the time of issuance), and shall otherwise be duly completed. The Incremental Facility Loan Notes shall be payable as provided in Section 2.5.

         (e) Notations on Notes. Each Lender may enter on a schedule attached to each of its Notes a notation with respect to each Loan evidenced thereby of: (A) the date and principal amount thereof, (B) each payment and prepayment of principal thereof, (C) whether such Loan is a Base Rate Loan or a Eurodollar Loan, and (D) the Interest Period for such Loan, if applicable. The failure of any Lender to make a notation on the schedule to any of its Notes as aforesaid shall not limit or otherwise affect the obligation of the Borrower to repay the Loans in accordance with their respective terms as set forth herein.

         Section 2.5. Mandatory Principal Payments.

         (a) Repayment of Revolving Credit Loans at Maturity Date. All Revolving Credit Loans shall mature on the Maturity Date. All principal of, interest on and other amounts payable in respect of Revolving Credit Loans will, if not sooner paid, be absolutely due and payable on the Maturity Date.

         (b) Scheduled Repayments of Term Loans. The Borrower shall pay to the Agent, for the account of the Lenders with Term Loans, principal of the Term Loans in consecutive quarterly installments payable on the last day of each March, June, September and December, commencing on June 30, 2003, and on the Maturity Date (each such date a "Term Loan Payment Date"). The aggregate principal amount of the Term Loans due each Term Loan Payment Date shall be the amount obtained by (i) multiplying (A) $105,000,000 by (B) the percentage set forth below opposite the period during which such Term Loan

Payment Date falls and (ii) dividing the product of clause (i) above by the number of Term Loan Payment Dates in such period.

                                                       AMORTIZATION
                        PERIOD                          PERCENTAGE
                        ------                          ----------
              Effective Date - 12/31/02                     0.00%
                  1/1/03 - 12/31/03                        12.50%
                  1/1/04 - 12/31/04                        12.50%
                  1/1/05 - 12/31/05                        15.00%
                  1/1/06 - 12/31/06                        17.50%
                  1/1/07 - 12/31/07                        20.00%
                   1/1/08 - 9/30/08                        22.50%
                        TOTAL                             100.00%

The Term Loans shall in any event mature on the Maturity Date. All principal of, interest on and other amounts payable in respect of the Term Loans will, if not sooner paid, become and be absolutely due and payable on the Maturity Date.

         (c) Scheduled Repayments of Acquisition Loans. The Borrower shall pay to the Agent, for the account of the Lenders with Acquisition Loans, the aggregate principal amount of the Acquisition Loans outstanding on the Conversion Date in consecutive quarterly installments payable on the last day of each March, June, September and December, commencing on June 30, 2003, and on the Maturity Date (each such date an "Acquisition Loan Payment Date"). The aggregate principal amount of the Acquisition Loans due each Acquisition Loan Payment Date shall be the amount obtained by (i) multiplying (A) the aggregate principal amount of the Acquisition Loans outstanding on the Conversion Date by
(B) the percentage set forth below opposite the period during which such Acquisition Loan Payment Date falls and (ii) dividing the product of clause (i) above by the number of Acquisition Loan Payment Dates in such period.

                                                       AMORTIZATION
                        PERIOD                          PERCENTAGE
                        ------                          ----------
              Effective Date - 12/31/02                     0.00%
                  1/1/03 - 12/31/03                        12.50%
                  1/1/04 - 12/31/04                        12.50%
                  1/1/05 - 12/31/05                        15.00%
                  1/1/06 - 12/31/06                        17.50%
                  1/1/07 - 12/31/07                        20.00%
                   1/1/08 - 9/30/08                        22.50%
                        TOTAL                             100.00%

All Acquisition Loans shall in any event mature on the Maturity Date. All principal of, interest on and other amounts payable in respect of the Acquisition Loans will, if not sooner paid, become and be absolutely due and payable on the Maturity Date.

         (d) Scheduled Repayments of Incremental Facility Loans. The Borrower shall pay to the Agent, for the account of the Lenders with Incremental Facility Loans, the aggregate principal amount of the Incremental Facility Loans outstanding on the

Conversion Date in consecutive quarterly installments payable on the last day of each March, June, September and December, commencing on June 30, 2003, and on the Maturity Date (each such date an "Incremental Facility Loan Payment Date"). The aggregate principal amount of the Incremental Facility Loans due each Incremental Facility Loan Payment Date shall be the amount obtained by (i) multiplying (A) the aggregate principal amount of the Incremental Facility Loans outstanding on the Conversion Date by (B) the percentage set forth below opposite the period during which such Incremental Facility Loan Payment Date falls and (ii) dividing the product of clause (i) above by the number of Incremental Facility Loan Payment Dates in such period.

                                                       AMORTIZATION
                        PERIOD                          PERCENTAGE
                        ------                          ----------
              Effective Date - 12/31/02                     0.00%
                  1/1/03 - 12/31/03                        12.50%
                  1/1/04 - 12/31/04                        12.50%
                  1/1/05 - 12/31/05                        15.00%
                  1/1/06 - 12/31/06                        17.50%
                  1/1/07 - 12/31/07                        20.00%
                   1/1/08 - 9/30/08                        22.50%
                        TOTAL                             100.00%

All Incremental Facility Loans shall in any event mature on the Maturity Date. All principal of, interest on and other amounts payable in respect of the Incremental Facility Loans will, if not sooner paid, become and be absolutely due and payable on the Maturity Date.

         (e) Mandatory Payments from Excess Cash Flow. On March 31 of each year, commencing March 31, 2003, the Borrower shall prepay Loans in an aggregate principal amount equal to (i) 40% of Excess Cash Flow for the fiscal year of the Borrower most recently ended if the Total Funded Debt Leverage Ratio of the Borrower and its Restricted Subsidiaries at the end of such fiscal year was equal to or greater than 4.00:1.00, and (ii) 0% of Excess Cash Flow for such fiscal year if the Total Funded Debt Leverage Ratio of the Borrower and its Restricted Subsidiaries at the end of such fiscal year was less than 4.00:1.00 (each such payment being referred to herein as an "Excess Cash Flow Payment"). Excess Cash Flow Payments shall be applied as provided in Subsection 2.5(h).

         (f) Mandatory Payments in Connection with Prepayment Events.

                  (i) The Borrower shall, not later than the Business Day next following each day any Net Proceeds are received by any Borrower Affiliated Company, pay to the Agent the amount of such Net Proceeds (each such payment to the Agent being referred to herein as a "Net Proceeds Payment" and the date of each such payment being referred to herein as a "Net Proceeds Payment Date"). Each Net Proceeds Payment shall be applied as provided in Subsection 2.5(h).

                  (ii) Notwithstanding the foregoing, the Borrower shall not be required to make a Net Proceeds Payment with respect to any Net Proceeds if (A) the Borrower notifies the Agent in writing at the time such Net Proceeds are received that it intends to use such Net Proceeds to finance a Permitted Acquisition and
         (B) each of the following conditions is satisfied:

                  (x) such Net Proceeds are either (i) held by the Collateral Trustee in the Reinvestment Collateral Account pending application of such Net Proceeds, in which event the Collateral Trustee need not release such Net Proceeds to the Borrower except upon presentation of evidence satisfactory to it that such Net Proceeds are to be applied in accordance with the provisions of this Agreement, or (ii) applied by the Borrower to the prepayment of Revolving Credit Loans hereunder (in which event the Borrower shall notify the Agent in writing at the time of such prepayment of Revolving Credit Loans that such prepayment is being made from such Net Proceeds and that, as provided in Subsection 2.1(a), a portion of the Revolving Credit Commitments equal to the amount of such prepayment constitutes a Reserved Commitment Amount); and

                  (y) such Net Proceeds are in fact so used to finance a Permitted Acquisition within nine months after the date such Net Proceeds are received (or, if the Borrower has, prior to the expiration of such nine month period, entered into a binding written agreement to make a Permitted Acquisition no later than the date which is six months after the termination of such nine month period, within fifteen months after the date such Net Proceeds are received), it being understood that, in the event Net Proceeds from more than one Prepayment Event are held by the Collateral Trustee in the Reinvestment Collateral Account or applied to the prepayment of Revolving Credit Loans in accordance with clause (x) above, such Net Proceeds shall be deemed to be released (or, as the case may be, Revolving Credit Loans utilizing the Reserved Commitment Amount shall be deemed to be made) in the same order in which such Prepayment Events occurred and, accordingly, (A) any such Net Proceeds so held for more than nine months (or, as provided above, fifteen months) shall be forthwith used to make a Net Proceeds Payment and applied as provided in Subsection 2.5(h)(i) and (B) any Reserved Commitment Amount that remains so unutilized for more than nine months (or, as provided above, fifteen months) shall be utilized through the borrowing by the Borrower of Revolving Credit Loans, the proceeds of which shall be applied as provided in Subsection 2.5(h)(i).

         (g) Mandatory Payments if Loans Exceed Related Maximum Commitments.

                  (i) Upon any reduction in the Total Revolving Credit Commitment, the Borrower agrees immediately to repay principal of Revolving Credit Loans in such amount as may be necessary so that the Revolving Credit Outstandings do not exceed the Total Revolving Credit Commitment, as so reduced.

                  (ii) At any time during the Acquisition Loan Commitment Period, upon any reduction in the Total Acquisition Loan Commitment, the Borrower agrees immediately to repay principal of Acquisition Loans in such amount as may be necessary so that the outstanding Acquisition Loans do not exceed the Total Acquisition Loan Commitment, as so reduced.

                  (iii) At any time during the Incremental Facility Commitment Period, upon any reduction in the aggregate amount of the Incremental Facility Commitments of any Series, the Borrower agrees immediately to repay principal of Incremental Facility Loans of such Series in such amount as may be necessary so that the outstanding Incremental Facility Loans of such Series do not exceed the aggregate amount of the Incremental Facility Commitments of such Series, as so reduced.

         (h) Application of Payments.

                  (i) All Excess Cash Flow Payments, all Net Proceeds Payments and all proceeds of Revolving Credit Loans that utilize a Reserved Commitment Amount and do not finance a Permitted Acquisition in accordance with Subsection 2.5(f)(ii)(y) shall be applied by the Agent to pay principal of the Term Loans, the Acquisition Loans and the Incremental Facility Loans of each Series, on a pro rata basis, determined based on the aggregate principal amount of each such Tranche of Loans outstanding immediately prior to such application.

                  (ii) Each payment of Term Loans pursuant to clause (i) of this Subsection 2.5(h) shall reduce the remaining scheduled installments of principal of the Term Loans on a pro rata basis (based upon the remaining principal amount of each such installment at the time of such payment).

                  (iii) Each payment prior to the Conversion Date of any Acquisition Loans or Incremental Facility Loans of any Series pursuant to clause (i) of this Subsection 2.5(h) may not be reborrowed and shall reduce the remaining scheduled installments of principal of such Loans by operation of the applicable provisions of Section 2.16. Each payment on or after the Conversion Date of any Acquisition Loans or Incremental Facility Loans of any Series pursuant to clause (i) of this Subsection 2.5(h) shall reduce the remaining scheduled installments of principal of such Loans on a pro rata basis (based upon the remaining principal amount of each such installment at the time of such payment).

                  (iv) Except for payments and prepayments required to be made pursuant to Subsections 2.5(a) through (g), and except for payments required to be made pursuant to Sections 2.20, 2.21 and 2.23, all payments and repayments made pursuant to the terms hereof shall be applied (A) first to all (if any) Obligations (except principal, interest and Fees) due and payable under this Agreement at such time,
         (B) then to payment of all Fees due and payable at such time, (C) then to interest due and payable at such time, (D) then to accrued interest and then to principal of Base Rate Loans, and (E) finally, to principal of Eurodollar Loans.

         Section 2.6. Reduction or Termination of Commitments; Voluntary
Payments.

         (a) Voluntary Reduction or Termination of Commitments. The Borrower shall be entitled to terminate or reduce the Revolving Credit Commitments, the Acquisition Loan Commitments and/or the Incremental Facility Commitments from time to time subject to the terms and conditions set forth herein, provided that
(i) the Borrower must give notice of
such termination or reduction to the Lenders as provided in Section 2.2 and (ii) any partial reduction of any such Commitments shall be in an integral multiple of One Million Dollars ($1,000,000). Any such termination or reduction shall be permanent and irrevocable.

         (b) Voluntary Prepayments. The Borrower shall be entitled to prepay the Revolving Credit Loans, the Term Loans, the Acquisition Loans and the Incremental Facility Loans from time to time (in accordance with Section 2.11), in whole or in part, without premium or penalty, provided, that (i) the Borrower must give notice of such payment to the Agent as provided in Section 2.2, and
(ii) Eurodollar Loans may be repaid only on the last day of an Interest Period for such Loans. All prepayments of Term Loans pursuant to this paragraph (b), and all prepayments of Acquisition Loans or Incremental Facility Loans after the Conversion Date pursuant to this paragraph (b), shall reduce the then remaining scheduled installments of such Tranche of Loans being prepaid on a pro rata basis (based upon the principal amount of each such installment at the time of such payment). Optional prepayments of Revolving Credit Loans may, subject to the terms and conditions hereof, be reborrowed hereunder until the Revolving Credit Commitments are terminated. Optional prepayments of Terms Loans, Acquisition Loans or Incremental Facility Loans may not be reborrowed.

         Section 2.7. Interest.

         (a) Base Rate Loans. Each Base Rate Loan shall bear interest at the Base Rate plus the Applicable Margin for Base Rate Loans then in effect.

         (b) Eurodollar Loans. Each Eurodollar Loan shall bear interest at the Eurodollar Rate applicable to such Loan and the Interest Period therefor, plus the Applicable Margin for Eurodollar Loans in effect on the first day of such Interest Period.

         (c) Default Rate. Notwithstanding the foregoing, during the continuance of a Specified Default, the Borrower shall pay interest at the applicable Default Rate on the principal of the Loans and (to the extent permitted by law) interest and all other amounts payable hereunder or under any of the other Loan Documents.

         (d) Payment of Interest. Except as provided in the next sentence, accrued interest on each Loan shall be payable: (i) in the case of each Base Rate Loan, quarterly in arrears on the Quarterly Dates, (ii) in the case of each Eurodollar Loan, on the last day of the Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, on any Quarterly Date falling during such Interest Period), (iii) in the case of any Loan, (A) upon any payment or prepayment thereof or the conversion thereof into a Loan of another type (but only on the principal so paid, prepaid or converted) and (B) on the Maturity Date, (iv) in the case of the Revolving Credit Loans, on the date of termination of the Revolving Credit Commitments, (v) in the case of the Acquisition Loans on the date of termination of the Acquisition Loan Commitments, and (vi) in the case of the Incremental Facility Loans on the date of termination of the Incremental Facility Loan Commitments. Interest which is payable at the Default Rate shall be payable from time to time on demand of the Agent or any Lender. Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Lenders and the Borrower thereof, provided that the failure of the Agent to so notify the Borrower or the Lenders shall not affect the obligations of the Borrower hereunder or under any of the Notes in any respect.

         Section 2.8. Fees.

         (a) Revolving Credit Commitment Fees. The Borrower shall pay to the Agent, for the accounts of the Lenders with Revolving Credit Commitments, with respect to any calendar quarter or portion thereof commencing on or after the Effective Date, commitment fees ("Revolving Credit Commitment Fees") in an amount equal to the product of (i) the daily average amount of the Available Revolving Credit Commitments during the applicable calendar quarter or portion thereof and (ii) the annual rate set forth in the table below based upon the Utilization Level for such calendar quarter or portion thereof. The Revolving Credit Commitment Fees shall be payable (i) quarterly in arrears on the Quarterly Dates, and (ii) on the date the Revolving Credit Commitments terminate.

                  Utilization Level                    Annual Rate
                  -----------------                    -----------
                  Greater than 50%                       0.375%

              Less than or equal to 50%                  0.500%
                but greater than 25%

              Less than or equal to 25%                  0.625%

         (b) Acquisition Loan Commitment Fees. The Borrower shall pay to the Agent, for the accounts of the Lenders with Acquisition Loan Commitments, with respect to any calendar quarter or portion thereof commencing on or after the Effective Date, commitment fees ("Acquisition Loan Commitment Fees") in an amount equal to the product of (i) the daily average amount of the Available Acquisition Loan Commitments during the applicable calendar quarter or portion thereof and (ii) the annual rate set forth in the table below based upon the Utilization Level for such calendar quarter or portion thereof. The Acquisition Loan Commitment Fees shall be payable (i) quarterly in arrears on the Quarterly Dates and (ii) on the date the Acquisition Loan Commitments terminate.

                  Utilization Level                    Annual Rate
                  -----------------                    -----------
                  Greater than 50%                       0.375%

              Less than or equal to 50%                  0.500%
                but greater than 25%

              Less than or equal to 25%                  0.625%

         (c) Other Fees. The Borrower shall pay to the Agent certain fees as provided in the Fee Letter.

         Section 2.9. Use of Proceeds of Loans. The Borrower hereby covenants, warrants and represents as follows:

         (a) All proceeds of Revolving Credit Loans shall be used by the Borrower solely (i) for working capital and general corporate purposes of the Principal Companies (including the making of Investments permitted by paragraphs
(a), (b), (c), (f) and (i) of Section 9.4), (ii) to finance Permitted Acquisitions and (iii) to finance the repurchase of shares of Class A Common Stock of the Borrower in accordance with the terms and conditions of paragraph
(c) of Section 9.5; provided, however, that (i) any proceeds of Revolving Credit Loans that would utilize any Reserved Commitment Amount shall be applied solely
(x) to finance a Permitted Acquisition in accordance with Subsection 2.5(f)(ii)(y) or (y) as provided in Subsection 2.5(h)(i); and (ii) proceeds of Revolving Loans shall not be used to finance any Permitted Acquisitions, unless
(A) the Acquisition Loan Commitments have either been fully utilized or terminated at the time of the Loan request, and (B) after giving effect to the making of such Revolving Credit Loans, the aggregate amount of Revolving Loans made from and after the Effective Date and used to finance all Permitted Acquisitions does not exceed $10,000,000. The $10,000,000 limitation in the preceding clause (ii) shall not limit the amount of Revolving Credit Loans the proceeds of which utilize any Reserved Commitment Amount and are used to finance a Permitted Acquisition in accordance with Subsection 2.5(f)(ii)(y).

         (b) All proceeds of Term Loans shall be used by the Borrower solely (i) to repay the Obligations (as defined under the Existing Credit Agreement) of the Borrower under the Existing Credit Agreement, (ii) to pay fees, costs and expenses incurred by the Borrower and its Restricted Subsidiaries in connection with the Transaction, (iii) to make Investments permitted by Subsection 9.4(a), and (iv) to finance Permitted Acquisitions and to pay fees, costs and expenses incurred in connection therewith.

         (c) All proceeds of Acquisition Loans shall be used by the Principal Companies solely to finance Permitted Acquisitions and to pay fees, costs and expenses incurred in connection therewith.

         (d) All proceeds of Incremental Facility Loans shall be used by the Principal Companies solely to finance Permitted Acquisitions and to pay fees, costs and expenses incurred in connection therewith.

         (e) No part of the proceeds of any Loan will be used (directly or indirectly) (i) to purchase or carry, or to extend credit to any Person or Persons for the purpose of purchasing or carrying (A) any margin security or margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or (B) any other stock of any class in the capital of the Borrower, or (ii) otherwise in any manner which would be in violation of such Regulations U or X.

         Section 2.10. Computations. Interest on Eurodollar Loans and each Fee (other than the Agent's Fee) shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) during the period for which payable. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days (as the case may be), and actual days elapsed (including the first day but excluding the last) during the period for which payable.

         Section 2.11. Minimum Amounts of Borrowings, Conversions and Prepayments. Except for borrowings of Revolving Credit Loans, Acquisition Loans or Incremental Facility

Loans which exhaust the full remaining amount of the Revolving Credit Commitments, the Acquisition Loan Commitments or the Incremental Facility Commitments of any Series, respectively, conversions or prepayments of all Loans of a particular type, or conversions made pursuant to Sections 2.19, 2.20(c) or 2.22, each borrowing, each conversion of Loans of one type into Loans of another type and each prepayment of principal of Loans hereunder shall (i) in the case of Base Rate Loans, be in an integral multiple of $100,000, and (ii) in the case of Eurodollar Loans, be in a minimum amount of $1,000,000 and in an integral multiple of $100,000 if in excess of $1,000,000 (prepayments of different types of Loans at the same time to be deemed separate borrowings, conversions or prepayments for purposes of the foregoing, one for each type).

         Section 2.12. Time and Method of Payments. All payments of principal, interest, Fees and other amounts (including indemnities) payable by any Principal Company hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office on the date on which such payment shall become due; provided, however, that any payment not received by the Agent by 1:00 p.m., Boston time, on the date made shall be deemed received on the next Business Day; provided, however, that no Default shall be deemed to have occurred under Section 11.1 if payment is received after 1:00 p.m., Boston time, but prior to 5:00 p.m., Boston time, on the date on which such payment shall become due. The Agent or any Lender for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Lender, as the case may be. Each payment received by the Agent hereunder for the account of a Lender shall be paid promptly to such Lender, in like funds, for the account of such Lender's Applicable Lending Office for the Loan in respect of which such payment is made. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Lender to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Lender payable by such Lender with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes. Upon payment in full of any Note, and in the case of any Lender holding any Revolving Credit Note, the termination of the Revolving Credit Commitment of such Lender, the Lender holding such Note shall mark the Note "Paid" and return it to the Borrower.

         Section 2.13. Lending Offices. The Loans of each type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such type.

         Section 2.14. Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve the other Lenders of their respective obligations to make their Loans on such date, but no Lender shall be responsible for the failure of any other Lender to make Loans to be made by such other Lender.

         Section 2.15. Security.

         (a) Collateral. In order to secure the payment and performance of all the Obligations, it is the intention and understanding of each of the parties hereto that the following Collateral has been or will be made available to the Collateral Trustee on or prior to the Effective Date:

                  (i) the Borrower shall grant to the Collateral Trustee, pursuant to the Borrower Stock Pledge Agreement, a first-priority perfected security interest in and to all of the Capital Stock of each direct Restricted Subsidiary of the Borrower;

                  (ii) Saga Broadcast shall grant to the Collateral Trustee, pursuant to the Saga Broadcast Stock Pledge Agreement, a first-priority perfected security interest in and to all of the Capital Stock of each direct Restricted Subsidiary of Saga Broadcast;

                  (iii) Lakefront shall grant to the Collateral Trustee, pursuant to the Lakefront Pledge Agreements, a first-priority perfected security interest in and to all of the Capital Stock of each direct Restricted Subsidiary of Lakefront;

                  (iv) the Borrower shall grant to the Collateral Trustee, pursuant to the Borrower Security Agreement, a first-priority security interest (subject to Liens permitted by Section 9.2) in and to all of its Assets of every description (other than those Assets set forth on Schedule 4.4(a) or Assets which are expressly excluded by the express terms of the Borrower Security Agreement);

                  (v) the Restricted Subsidiaries shall grant to the Collateral Trustee, pursuant to the terms of the Borrower Subsidiary Security Agreement (to the maximum extent permitted by applicable law), a first priority security interest (subject to Liens permitted by Section 9.2) in and to all of their Assets of every description (other than those Assets set forth on Schedule 4.4(a) or Assets which are expressly excluded by the express terms of the Borrower Subsidiary Security Agreement); and

                  (vi) the due payment and performance in full of the Obligations shall be guaranteed to the Lenders by each of the Guarantors, upon the terms and subject to the conditions contained in
         Article VI hereof.

         (b) Additional Collateral. It is also the intention and understanding of the parties hereto that the Collateral Trustee shall be granted additional Collateral from time to time pursuant to Sections 8.12 and 8.15 to secure the payment and performance of all the Obligations. The Principal Companies shall execute and deliver such other agreements, instruments and documents as the Agent or the Collateral Trustee (with the consent of the Agent) reasonably requests in order to effect the purposes of the Security Documents and the other Loan Documents.

         (c) Description of Collateral. Reference is hereby made to the Loan Documents for a complete statement of the terms and provisions relating to, and for a complete description of, the Collateral.

         Section 2.16. Pro Rata Treatment Among Lenders. Except as otherwise provided herein: (i) each borrowing of Revolving Credit Loans, Term Loans, Acquisition Loans or Incremental Facility Loans of any Series will be made from the Lenders pro rata according to their respective Commitments with respect to such Tranche of Loans, as applicable; (ii) each payment of each Revolving Credit Commitment Fee, Acquisition Loan Commitment Fee, and Letter of Credit Fee (other than the Issuing Bank Fee) shall be made for the account of the Lenders pro rata according to their respective applicable Commitments; (iii) each partial reduction of the Revolving Credit Commitments, Acquisition Loan Commitments or Incremental Facility Commitments of any Series shall be applied to the applicable Tranche of Commitments of each Lender pro rata according to each Lender's respective Commitment with respect to such Tranche; (iv) each conversion of Loans of a particular type under Section 2.19 (other than conversions provided for by Section 2.23 or 2.24) will be made pro rata among the Lenders holding Loans of such type according to the respective principal amounts of such Loans held by such Lenders; (v) each payment and prepayment of principal of or interest on Loans of a particular Tranche will be made to the Agent for the account of the Lenders holding Loans of such Tranche pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Lenders; (vi) each purchase by Revolving Credit Lenders of a participation in each Letter of Credit issued by the Issuing Bank under Article III hereof will be made by such Lenders in accordance with such Lender's Revolving Credit Commitment Percentage; and (vii) Interest Periods for Loans of a particular type shall be allocated among the Lenders holding Loans of such type pro rata according to the respective principal amounts of such Loans held by such Lenders.

         Section 2.17. Non-Receipt of Funds by Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or any Principal Company is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (each such payment being herein called a "Mandatory Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Mandatory Payment to the Agent, the Agent may assume that the Mandatory Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Mandatory Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day (when the recipient is a Lender) or equal to the rate of interest applicable to such Loan (when the recipient is the Borrower).

         Section 2.18. Sharing of Payments and Set-Off Among Lenders. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder, or any Fee payable to it, which is not paid when due

(regardless of whether such balances held by such Lender are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Lender shall effect payment of any principal of or interest on any of its Loans hereunder or any Fee payable to it, through the exercise of any right of set-off, banker's lien, counterclaim, or otherwise, it shall promptly purchase at par from the other Lenders participations in the corresponding Obligations held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Obligations held by each of them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation in the Loans held by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 2.19. Conversion of Loans; Continuation of Loans.

         (a) The Borrower shall have the right to convert Loans of one type of a Tranche into Loans of another type of such Tranche from time to time, provided that: (i) the Borrower shall give the Agent notice of each such conversion as provided in Section 2.2; (ii) Eurodollar Loans may be converted only on the last day of an Interest Period for such Loans; and (iii) no Base Rate Loan may be converted into a Eurodollar Loan if on the proposed date of conversion a Default or an Event of Default exists. The Agent shall notify the Lenders of the effectiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion.

         (b) The Borrower shall have the right to continue any Eurodollar Loan of a Tranche as a Eurodollar Loan of the same Tranche upon the expiration of an Interest Period with respect thereto, provided that: (i) the Borrower shall give the Agent notice of such continuation as provided in Section 2.2; and (ii) no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Loan as such, then such Eurodollar Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Lenders promptly (A) when any such automatic conversion contemplated by this Section 2.19 is scheduled to occur; and (B) of the effectiveness of the continuation of any Eurodollar Loan and the new interest rate to which such continued Eurodollar Loan is subject.

         Section 2.20. Additional Costs; Capital Requirements.

         (a) In the event that any existing or future law or regulation, guideline or interpretation thereof, by any Governmental Authority charged with the administration thereof, or compliance by any Lender or any Affiliate of any Lender with any request or directive (whether or not having the force of law) of any such Authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against any Lender's Loans or Commitments hereunder, and the result of any such event is to impose upon any Lender or any Affiliate of any Lender or increase any capital requirement applicable as a result of the making or maintenance of such Lender's Credit Extensions or its Commitments or the obligation of the Borrower hereunder with respect to such Commitments (which imposition of capital requirements may be determined by such Lender's reasonable allocation of the aggregate of such capital increases or impositions), then such Lender may make demand on the Borrower and within 30 days after demand made by such Lender (a copy of which demand shall be delivered to the Agent), the Borrower shall immediately pay to such Lender from time to time as specified by such Lender additional amounts which shall be sufficient to compensate such Lender for such imposition of or increase in capital requirements together with interest on each such amount from the date such payment becomes due until payment in full thereof at the Default Rate, provided, however, that if such Lender does not make demand on the Borrower within 90 days after becoming aware of such imposition or increase in capital requirements, then such Lender may make demand only for such additional amounts which shall be sufficient to compensate such Lender for such imposition or increase in capital requirements for periods not preceding the day 90 days prior than the date on which demand is made. A certificate setting forth in reasonable detail the amount necessary to compensate such Lender as a result of an imposition of or increase in capital requirements submitted by such Lender to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

         (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or the Notes in respect of any Loans including Eurodollar Loans (other than taxes imposed on the overall net income of such Lender); or (ii) impose or modify any reserve, FDIC premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Article I hereof); or
(iii) impose any other conditions affecting this Agreement in respect of Loans, including Eurodollar Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i),
(ii) or (iii) above shall be to increase such Lender's costs of making or maintaining any Loans, including Eurodollar Loans, or its Commitments, or to reduce any amount receivable by such Lender hereunder in respect of any of its Eurodollar Loans, or its Commitments (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs") in each case, only to the extent that such Additional Costs are not included in the Eurodollar Base Rate applicable to such Eurodollar Loans, then such Lender may make demand on the Borrower and within 30 days after demand made by such Lender (a copy of which demand shall be delivered to the Agent), the Borrower shall pay to such Lender from time to time as specified by such Lender, additional amounts which shall be sufficient to compensate such Lender for such increased cost or reduction in amounts receivable by such Lender from the date of such change, together with interest on each such amount from the date such payment becomes due until payment in full thereof at the Default Rate, provided, however, that if such Lender does not make demand on the Borrower within 90 days after becoming aware of such Regulatory Change, then such Lender may make demand only for such additional amounts as shall be sufficient to compensate such Lender for increased costs or reductions in amounts receivable by such Lender for periods not preceding the day 90 days prior to such demand.

         (c) Without limiting the effect of the foregoing provisions of this
Section 2.20, in the event that, by reason of any Regulatory Change, any Lender either: (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such type then outstanding shall be converted into Base Rate Loans or into Eurodollar Loans of another duration, as the case may be, in accordance with Sections 2.19 and 2.23).

         (d) Determinations by any Lender for purposes of this Section 2.20 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error. Each Lender shall allocate any cost increases required by this Section 2.20 among its customers in good faith and on an equitable basis.

         (e) If any Lender makes demand pursuant to paragraphs (a) or (b) of this Section 2.20, so long as no Event of Default shall have occurred and be continuing and the Borrower has obtained from another Lender or another bank or financial institution acceptable to the Agent a commitment to become a Lender for all purposes under this Agreement and to assume all obligations of the Lender to be replaced, the Borrower may require the Lender making such demand to assign all of its rights and obligations under this Agreement, its Note and the other Loan Documents to such other Lender or other bank or financial institution pursuant to the provisions of Subsection 13.11(b); provided that, prior to or concurrently with such replacement (i) the Borrower has paid to the Lender making demand all principal, interest, fees and other amounts payable to such Lender through such date of replacement, (ii) the Borrower has paid to the Agent the registration and processing fee required to be paid by Section 13.11(d), and
(iii) all of the requirements for such assignment contained in Section 13.11(b), including the receipt by the Agent of an executed Assignment and Acceptance Agreement and other supporting documents, have been fulfilled.

         Section 2.21. Limitation of Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any Eurodollar Loans for any Interest Period therefor, the Agent or the Required Lenders determine (which determination shall be conclusive absent manifest error):

         (a) by reason of any event affecting the money markets in the United States of America or the Eurodollar interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

         (b) the rates of interest referred to in the definition of "Eurodollar Base Rate" in Article I hereof upon the basis of which the rate of interest on any Eurodollar Loans for such period is determined do not accurately reflect the cost to the Lenders of making or maintaining such Loans for such period;

then the Agent shall give the Borrower and each Lender prompt notice thereof (and shall thereafter give the Borrower and each Lender prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make Loans of such type or to convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type either prepay such Loans in accordance with Section 2.6 or convert such Loans into Loans of another type in accordance with Section 2.19.

         Section 2.22. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to: (i) honor its obligation to make Eurodollar Loans hereunder, or (ii) maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower and the Agent of the cessation, if any, of such illegality), and such Lender's obligation to make Eurodollar Loans and to convert other types of Loans into Eurodollar Loans hereunder shall, upon written notice given by such Lender to the Borrower, be suspended until such time as such Lender may again make and maintain Eurodollar Loans and such Lender's outstanding Eurodollar Loans shall be converted into Base Rate Loans in accordance with Sections 2.19 and 2.23.

         Section 2.23. Certain Conversions Pursuant to Sections 2.20 and 2.22. If the Loans of any Lender of a particular type (Loans of such type are hereinafter referred to as "Affected Loans" and such type is hereinafter referred to as the "Affected Type") are to be converted pursuant to Section 2.20 or 2.22, such Lender's Affected Loans shall be converted into Base Rate Loans (the "New Type Loans") on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by Subsection 2.20(c) or Section 2.22 on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, until such Lender gives notice as provided below that the circumstances specified in Section 2.20 or 2.22 which gave rise to such conversion no longer exist:

         (a) to the extent that such Lender's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Affected Loans shall be applied instead to its New Type Loans;

         (b) all Loans which would otherwise be made by such Lender as Loans of the Affected Type shall be made instead as New Type Loans and all Loans of such Lender which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) New Type Loans; and

         (c) if Loans of any of the Lenders other than such Lender which are the same type as the Affected Type are subsequently converted into Loans of another type (which type is other than New Type Loans), then such Lender's New Type Loans shall be automatically converted on the conversion date into Loans of such other type to the extent necessary so that, after giving effect thereto, all Loans held by such Lender and the Lenders whose Loans are so converted are held pro rata (as to principal amounts, types and, to the extent applicable, Interest Periods) in accordance with their respective Commitments.

         Section 2.24. Indemnification. The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall compensate such Lender for any loss (including loss of profit), cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

         (a) any payment or prepayment or conversion of a Eurodollar Loan held by such Lender on a date other than the last day of an Interest Period for such Eurodollar Loan; or

         (b) any failure by the Borrower to borrow, prepay or convert a Eurodollar Loan on the date for such borrowing, prepayment or conversion specified in the relevant notice under Section 2.2;

such compensation to include an amount equal to: (i) any loss or expense suffered by such Lender during the period from the date of receipt of such early payment or prepayment or the date of such conversion or failure to borrow, prepay or convert to the last day of such Interest Period if the rate of interest obtainable by such Lender upon the redeployment of an amount of funds equal to such Lender's pro rata share of such payment, prepayment or conversion or failure to borrow, prepay or convert is less than the rate of interest applicable to such Eurodollar Loan for such Interest Period, or (ii) any loss or expense suffered by such Lender in liquidating Eurodollar deposits prior to maturity which correspond to such Lender's pro rata share of such payment, prepayment or conversion or failure to borrow, prepay or convert. The determination by each such Lender or the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing such Lender's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error.


                                   ARTICLE III

                                LETTERS OF CREDIT

         Section 3.1. Letter of Credit Commitment. On the terms and subject to the conditions contained in this Agreement, the Issuing Bank shall from time to time from and after the Effective Date until the Maturity Date issue Letters of Credit for the account of the Borrower.

         Section 3.2. Issuance of Letters of Credit.

         (a) The obligation of the Issuing Bank to issue any Letter of Credit requested by the Borrower is subject to the following conditions (in addition to conditions specified elsewhere in this Agreement):

                  (i) The Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (A) the Revolving Credit Outstandings would exceed the Total Revolving Credit Commitment or (B) the Letter of Credit Exposure would exceed $5,000,000.

                  (ii) The form and terms of each Letter of Credit and any related documentation must be reasonably acceptable to the Issuing Bank.

                  (iii) Each Letter of Credit by its terms must provide for payment of drawings thereunder in Dollars and must expire on or prior to the earlier to occur of (A) ten days prior to the Maturity Date and
         (B) the first anniversary of the date of its issuance.

                  (iv) Each Letter of Credit may only be issued in connection with a Permitted Acquisition.

                  (v) Each Letter of Credit shall contain a provision permitting the Issuing Bank to terminate such Letter of Credit upon 30 days' prior written notice to the beneficiary thereof and authorizing such beneficiary to draw up to the full undrawn amount of such Letter of Credit during such 30-day period. The Issuing Bank agrees that it will not give any such termination notice except in compliance with Section 11.4.

In determining compliance with clause (i) above, the Issuing Bank shall be entitled to rely on information received by it from the Agent or the Borrower.

         (b) Whenever the Borrower desires to have a Letter of Credit issued, the Borrower will furnish to the Agent and the Issuing Bank a written application therefor (each, a "Letter of Credit Application") which shall (i) be received by the Agent and the Issuing Bank not less than three (3) Business Days and not more than ten (10) Business Days prior to the Issue Date of such Letter of Credit and (ii) specify (A) the Issue Date of such Letter of Credit (which must be a Business Day), (B) the expiration date of such Letter of Credit, (C) the name and address of the beneficiary of the Letter of Credit, (D) the amount of such Letter of Credit, and (E) the purpose and proposed form of such Letter of Credit. The Agent shall give each Lender prompt notice of its receipt of each such Letter of Credit Application and the Issuing Bank shall give the Agent and each Lender prompt notice of the issuance and amount of each Letter of Credit and the expiration date of each Letter of Credit.

         Section 3.3. Participation by Lenders.

         (a) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the other Lenders in respect thereof, the Issuing Bank hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit; provided, however, that no Revolving Credit Lender shall be required to acquire a participation in any Letter of Credit that would result in its Revolving Credit Commitment Percentage of all Revolving Credit Outstandings to be greater than its Revolving Credit Commitment at the time of issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, in accordance with Section 3.4 below, such Revolving Credit Lender's Revolving Credit Commitment Percentage of each Letter of Credit Disbursement.

         (b) Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to paragraph (a) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstances whatsoever, including the occurrence and continuance of an Event of Default or Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

         Section 3.4. Letter of Credit Disbursements.

         (a) If the Agent has not received from the Borrower the payment permitted pursuant to paragraph (b) of this Section 3.4 by 11:00 a.m., Boston time, on the date on which the Issuing Bank has notified the Borrower that payment of a draft presented under any Letter of Credit will be made, as provided in such paragraph (b), the Agent shall promptly notify the Issuing Bank and each other Lender of the Letter of Credit Disbursement and, in the case of each Revolving Credit Lender, its Revolving Credit Commitment Percentage of such Letter of Credit Disbursement. Each Revolving Credit Lender shall promptly pay to the Agent (or, if the Issuing Bank shall elect to defer reimbursement from the Revolving Credit Lenders hereunder, at such later time as the Issuing Bank shall specify by notice to the Agent and the Revolving Credit Lenders), such Revolving Credit Lender's Revolving Credit Commitment Percentage of such Letter of Credit Disbursement, which the Agent shall promptly pay to the Issuing Bank. The Agent will promptly remit to each Revolving Credit Lender its share of any amounts subsequently received by the Agent or the Issuing Bank from the Borrower in respect of such Letter of Credit Disbursement; provided that amounts so received for the account of any Revolving Credit Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any Revolving Credit Disbursement shall be remitted to the Issuing Bank.

         (b) If the Issuing Bank shall receive any draft presented under any Letter of Credit, the Issuing Bank shall give notice thereof as provided in paragraph (c) below. If the Issuing Bank shall pay any draft presented under a Letter of Credit, the Borrower may (but shall not be required to) pay to the Agent, for the account of the Issuing Bank, an amount equal to the amount of such draft before noon, Boston time, on the Business Day on which the Issuing Bank shall have notified the Borrower that payment of such draft will be made. The Agent will promptly pay any such amounts received by it to the Issuing Bank. If the Borrower shall not elect to make such payment, the Borrower shall pay to the Agent, on behalf of the Issuing Bank, an amount equal to the Letter of Credit Disbursement made by the Issuing Bank, together with interest thereon at the rate then applicable to Base Rate Loans pursuant to Section 2.7 from and including the date of such Letter of Credit Disbursement to but excluding the date of payment, on or prior to the date one Business Day following the date of such Letter of Credit Disbursement.

         (c) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit to ascertain that the same appear on their face to be in substantial conformity with the terms and conditions of such Letter of Credit. The Issuing Bank shall as promptly as reasonably practicable give oral notification, confirmed in writing, to the Agent and the Borrower of such demand for payment and the determination by the Issuing Bank as to whether such demand for payment was in accordance with the terms and conditions of such Letter of Credit and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse such Letter of Credit Disbursement, and the Agent shall promptly give each Revolving Credit Lender notice thereof.

         Section 3.5. Obligation to Repay Letter of Credit Disbursements, etc. The Borrower assumes all risks in connection with the Letters of Credit and the Borrower's obligation to repay Letter of Credit Disbursements shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent or the Issuing Bank (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank) or any other Person in connection with this Agreement or any other agreement or transaction;

                  (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and

                  (iv) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

         It is understood that in making any payment under a Letter of Credit
(A) the Issuing Bank's exclusive reliance as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof, shall, in each case, not be deemed willful misconduct or gross negligence of the

Issuing Bank. It is further understood that in making any payment under a Letter of Credit, the Issuing Bank's payment of any draft presented under such Letter of Credit, if such document on its face is clearly not in order, shall be deemed willful misconduct or gross negligence of the Issuing Bank.

         The Borrower absolutely and unconditionally agrees to hold the Issuing Bank harmless from, and to indemnify the Issuing Bank immediately upon demand by the Issuing Bank at any time and as often as the occasion therefor may require against, any and all claims, demands, suits, actions, damages, losses, costs, expenses and other liabilities whatsoever which shall at any time or times be incurred or sustained by the Issuing Bank on account of, or in relation to, or in any way in connection with, the Letters of Credit except that the Borrower shall not be liable to the Lenders for any claims, demands, suits, actions, damages, losses, costs, expenses and other liabilities resulting from the gross negligence or willful misconduct of the Issuing Bank.

         Section 3.6 Letter of Credit Fees. The Borrower agrees to pay to the Agent (a) for the account of the Revolving Credit Lenders, a fee in an amount equal to the product of (i) the average undrawn face amount of each Letter of Credit outstanding during all or any part of the applicable calendar quarter multiplied by (ii) an annual rate equal to the Applicable Margin for Eurodollar Loans during such calendar quarter and (b) for the account of the Issuing Bank, a fee (the "Issuing Bank Fee") in an amount equal to the product of (i) the average undrawn face amount of each Letter of Credit outstanding during all or any part of the applicable calendar quarter multiplied by (ii) an annual rate equal to 0.125% (the fees described in clause (a) of this Section 3.6 and the Issuing Bank Fees shall be referred to herein collectively as the "Letter of Credit Fees"). Letter of Credit Fees shall be payable (i) quarterly in arrears on each of the Quarterly Dates and (ii) on the earlier of the Maturity Date and the date the Revolving Credit Commitments terminate.

         Section 3.7 Letter of Credit Applications. To the extent that any provision of any Letter of Credit Application is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Principal Companies hereby jointly and severally represent and warrant to the Lenders, the Agent and the Issuing Bank as follows:

         Section 4.1. Organization, Etc. Each of the Principal Companies (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation, (b) has all requisite corporate (or the equivalent company) power and authority, and all material licenses, permits, franchises, consents and approvals, required to own its Assets and carry on its business as now conducted and as proposed to be conducted, (c) is duly qualified to do business and is in good standing as a foreign corporation (or similar business entity) in each jurisdiction where the nature of its properties or its business requires such qualification unless the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. Schedule 4.1 accurately and completely lists, as to (i) the Borrower as of the date hereof: (A) its state of incorporation and (B) the classes and number of authorized and outstanding shares of its Capital Stock, and (ii) each of the other Principal Companies: (A) the state of incorporation of each such corporation or the state of formation for each such limited liability company and (B) the classes and number of authorized and outstanding shares or interests of Capital Stock of each such corporation or limited liability company, and the owners of such outstanding shares of Capital Stock. All the issued and outstanding shares or interests of Capital Stock of each Restricted Subsidiary have been duly and validly issued and are fully paid and non-assessable. All the issued and outstanding shares or interests of Capital Stock of each Restricted Subsidiary are owned by the Persons identified on Schedule 4.1, free and clear of any Liens or restrictions on transfer, except for the pledge of such Capital Stock pursuant to the Stock Pledge Agreements. There are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any Capital Stock of any Restricted Subsidiary nor are there outstanding any securities which are convertible into or exchangeable for any Capital Stock of any Restricted Subsidiary. Except for the obligations of the Borrower, Saga Broadcast and Lakefront under the Stock Pledge Agreements, there are no outstanding commitments, options, warrants, calls or other agreements (whether written or oral) binding on any Principal Company to issue, sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any Capital Stock of any Restricted Subsidiary. No shares or interests of Capital Stock of any Restricted Subsidiary are subject to (A) any restrictions on transfer pursuant to any Governing Documents of such Restricted Subsidiary, or (B) any shareholders agreements, voting trusts, voting agreements, trust agreements, trust deeds, irrevocable proxies or any other similar agreements or instruments (whether written or oral). The Principal Companies shall promptly notify the Agent in writing of any changes which would make any of the representations set forth in this Section 4.1 untrue, inaccurate or incomplete.

         Section 4.2. Power; Authority; Consents; No Conflicts. Each of the Principal Companies has the power and corporate (or the equivalent company) authority to execute and deliver the Loan Documents and to perform the Loan Documents and the Ancillary Documents to which it is a party. The Borrower has the power to borrow and request Letters of Credit hereunder and has taken all necessary action to authorize the borrowings and requests for Letters of Credit hereunder on the terms and conditions of this Agreement. Each of the Principal Companies has taken all necessary action, corporate (or the equivalent company) or otherwise, to authorize the execution and delivery of the Loan Documents and the performance of the Loan Documents and the Ancillary Documents to which it is a party. The execution and delivery by each Principal Company of each of the Loan Documents and the performance of each of the Loan Documents and each of the Ancillary Documents to which it is or is to become a party do not and will not
(i) contravene or result in a breach of any Requirement of Law, (ii) conflict with or result in a breach of or (with the giving of notice or lapse of time, or both) a default under any Contractual Obligation of any Principal Company, or
(iii) result in or require the creation of any Lien on any Assets of any Principal Company, except for Liens created pursuant to the Security Documents. No consent or approval of any Person, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any Governmental Authority, including the FCC, is or will be required in connection with the Transaction, the execution and delivery by the Principal Companies of the Loan Documents or the performance of the Loan Documents and the Ancillary Documents, or the validity, enforcement or priority of the Loan Documents or any

Lien created and granted thereunder, except as set forth on Schedule 4.2, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect.

         Section 4.3. Due Execution, Validity and Enforceability. Each Transaction Document has been duly executed and delivered by each Principal Company which is a party thereto. Upon execution and delivery of any Loan Document by any Principal Company after the date hereof, such Loan Document shall have been duly executed and delivered by each Principal Company which is a party thereto. Each of the Loan Documents and the Ancillary Documents constitutes the legal, valid and binding obligation of such Principal Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting generally the enforcement of creditors' rights or by general principles of public policy and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 4.4. Priority of Liens; Condition of Assets.

         (a) All the Assets owned by each Principal Company are owned by it free and clear of any Lien, except Liens permitted by Section 9.2. Each of the Principal Companies has granted to the Collateral Trustee a perfected first-priority security interest (to the maximum extent permitted by applicable law and subject only to Liens permitted by Section 9.2) in all of its Assets, other than those Assets which are (i) described on Schedule 4.4(a) or (ii) excluded by the express terms of the Security Documents (any such Assets which are not described in clauses (i) and/or (ii) herein are sometimes referred to herein as the "Perfected Collateral"). The Liens which have been created and granted by the Security Documents, to the extent such Liens may be perfected by filing a financing statement under the Uniform Commercial Code of the applicable jurisdiction, or by recording an assignment or other appropriate documents with the U.S. Patent and Trademark Office or the United States Copyright Office, or by taking possession of securities or instruments, or by recording a mortgage or deed of trust in the real estate records of the applicable jurisdiction, constitute valid perfected first-priority Liens on the Perfected Collateral, subject to no prior or equal Lien except as permitted by Section 9.2. All Assets of each Principal Company which are reasonably necessary for the operation of its business are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used. Each Principal Company enjoys peaceful and undisturbed possession under all material leases of real and personal property to which it is a party, and all such material leases are valid and subsisting and in full force and effect.

         (b) The Principal Companies are not engaged in any business or activities other than (i) holding shares or interests of Capital Stock of other Principal Companies, (ii) acquiring, owning, operating and disposing of Stations and engaging in Permitted LMA Transactions, (iii) operating television and radio networks and (iv) making other Investments permitted by Section 9.4.

         (c) The only material instrument held by any Principal Company as of the Effective Date is the Christian Note.

         Section 4.5. Judgments, Actions, Proceedings. There are no outstanding judgments, actions or proceedings, including any Environmental Proceeding, pending before any Governmental Authority (including the FCC) with respect to or, to the best of the Principal Companies' knowledge, threatened against or affecting any Principal Company or any Assets of any Principal Company (including any Assets to be acquired and any obligations to be assumed in any Permitted Acquisition) which, if adversely determined, could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

         Section 4.6. No Defaults; Compliance with Laws. No Default or Event of Default is continuing. No Principal Company is in default under or has failed to comply with any Requirement of Law or any Contractual Obligation to which it or any of its Assets are bound, except for such defaults or failures which could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each Principal Company has complied and is in compliance in all respects with each of its Governing Documents and in all material respects with the Communications Act. Immediately prior to the refinancing of the obligations under the Existing Credit Agreement with proceeds of the initial Loans made hereunder, no Default or Event of Default (as such terms are defined under the Existing Credit Agreement) was continuing under the Existing Credit Agreement.

         Section 4.7. Burdensome Documents. Except as set forth on Schedule 4.7, no Principal Company is a party to or bound by, and no Assets of any Principal Company are affected by, any Requirement of Law or any Contractual Obligation which could have a Material Adverse Effect.

         Section 4.8. Governing Documents. The Agent has been furnished with true and complete copies of all Governing Documents of each Principal Company.

         Section 4.9. Financial Information.

         (a) Financial Statements. All balance sheets, all statements of operations and of cash flows, and all other financial statements which have been furnished by or on behalf of any of the Principal Companies to the Agent or any Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including the audited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries at December 31, 2000 and the related audited consolidated and consolidating statements of operations and cash flows for the fiscal year of the Borrower then ended, certified, in the case of the consolidated statements, by Ernst & Young (collectively, together with the notes thereto, the "Historical Financials"), have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the financial position and the results of operations of the Borrower and its Subsidiaries and of the Borrower and its Restricted Subsidiaries as at the date thereof and for the periods then ended. None of the Principal Companies has any material contingent liability or liabilities for taxes, long-term leases or unusual forward or long-term commitments as of the date hereof which are not reflected in the Historical Financials or in the notes thereto.

         (b) Projections. The Projections have been prepared on the basis of the assumptions accompanying them and reflect as of the date hereof the Borrower's good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions.

         Section 4.10. No Material Changes. Since the Balance Sheet Date, there has been no change, and no development or event involving a prospective change, in the Assets, business, operations, prospects or condition, financial or otherwise, of any Principal Company, which has had or could reasonably be expected to have a Material Adverse Effect. Since the Balance Sheet Date, the Borrower has not made any Restricted Payment.

         Section 4.11. Taxes. Each Principal Company has filed all returns for Taxes required to be filed by it and has not failed to pay any Taxes, or interest or penalties relating thereto, on or before the due dates thereof. Except as set forth on Schedule 4.11: (i) as of the date hereof, there are no material liabilities for Taxes of any Principal Company due or to become due and
(ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against any Principal Company for past Taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

         Section 4.12. Intangible Assets. Each Principal Company possesses all patents, Trademarks, Copyrights and rights with respect to the foregoing reasonably necessary to conduct its business as now conducted and as proposed to be conducted, without any known conflict with the patents, Trademarks, Copyrights and rights with respect to the foregoing of any other Person.

         Section 4.13. Licenses and Approvals.

         (a) Each Principal Company has all requisite power and authority and necessary licenses and permits, including all FCC Licenses, to own and operate the Assets (including the Stations) owned or operated by it and to carry on its businesses as now conducted.

         (b) Set forth in Schedule 4.13 is a complete list of all FCC Licenses of the Principal Companies as of the date hereof. Each FCC License which is necessary to the operation of the business of any Principal Company is validly issued and in full force and effect or to the extent described in Schedule 4.13, special temporary authority has been sought from the FCC to operate the facilities for which such FCC authority is required. Each Principal Company has fulfilled and performed all of its obligations in all material respects with respect to each FCC License which is necessary to the operation of the business of any Principal Company. No events or occurrences have occurred which individually or in the aggregate: (i) have resulted in the revocation or termination of any such FCC License, or (ii) materially and adversely affect or could reasonably be expected to materially adversely affect any of the rights of any Principal Company thereunder. Except as set forth on Schedule 4.13, as of the date hereof, no license or franchise, other than the FCC Licenses described in Schedule 4.13, is necessary for the operation of the business (including the Stations) of the Principal Companies as now conducted.

         (c) No Principal Company is a party to nor does any Principal Company have knowledge of any investigation, notice of violation, order or complaint issued by or before any Governmental Authority, including the FCC, or of any other proceedings (other than proceedings relating to the communications industry generally) which could (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. No Principal

Company has reason to believe (other than in connection with there being no legal assurance thereof) that any of the FCC Licenses necessary to the operation of the business of any Principal Company will not be renewed in the ordinary course. Each Principal Company has filed all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its FCC Licenses or the activities of the Principal Companies with respect thereto.

         Section 4.14. Environmental Compliance. Each of the Borrower Affiliated Companies has obtained all environmental, health and safety permits, licenses and other authorizations required under all applicable Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower Affiliated Companies is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. On the date hereof, except as set forth in Schedule 4.14 hereto, there are no underground storage tanks or surface impoundments for Hazardous Substances, active or abandoned, at any site or facility owned, operated or leased by the Borrower.

         Section 4.15. Employee Benefit Plans.

         (a) In General:

                  (i) Each Employee Benefit Plan of each of the Principal Companies has been maintained and operated in compliance in all material respects with the applicable provisions of ERISA and the Code, including the provisions thereunder respecting prohibited transactions. Each Principal Company has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under
         Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                  (ii) Set forth on Schedule 4.15, as of the date hereof, is a list of each material pension, retirement or similar plan or obligation of the Principal Companies.

         (b) Retiree Welfare Obligations. The Principal Companies are not obliged to provide health or life benefits to employees beyond their termination of employment (other than as mandated by law) under any Employee Benefit Plan which is a welfare plan within the meaning of Section 3(1) of ERISA to an extent that would impair their ability to make timely the payments provided for under this Agreement.

         (c) Guaranteed Pension Plans. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of
Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid on a timely basis) has been incurred by any of the Principal Companies or any ERISA Affiliate with respect to any Guaranteed Pension Plan, and there has not been any ERISA Reportable Event (other than an event as to which the requirement of 30 days notice has been waived), or any other event or condition, which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan and on the actuarial methods and assumptions employed for that valuation, the aggregate accrued benefits of all such Guaranteed Pension Plans did not exceed the aggregate value of the assets of all such Plans by more than $100,000 Dollars, disregarding for this purpose the accrued benefits and assets of any Guaranteed Pension Plan with assets in excess of accrued benefits.

         (d) Multiemployer Plans. None of the Principal Companies or any ERISA Affiliate has incurred any unpaid material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Principal Companies or any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

         Section 4.16. Labor Disputes; Collective Bargaining Agreements; Employee Grievances. As of the date hereof, except as set forth on Schedule 4.16: (a) there are no collective bargaining agreements or other labor contracts covering any Principal Company or any Station; (b) no such collective bargaining agreement or other labor contract will expire prior to the Maturity Date; (c) there is no pending or threatened Material Labor Dispute against or affecting any Principal Company or any Station or its representative employees; and (d) each Principal Company has complied with and is in compliance with the provisions of the Fair Labor Standards Act.

         Section 4.17. Insurance. Each Principal Company has obtained all property and liability insurance with reputable insurance companies satisfactory to the Agent insuring against such risks and in such amounts as required by
Section 8.5. Set forth on Schedule 4.17 is a true, correct and complete list, as of the Effective Date, of all insurance of any nature maintained by each Principal Company (including all material fire, theft, casualty, general liability, workers' compensation, business interruption, automobile and other insurance policies insuring the Assets or business operations of each Principal Company), specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies"). True, correct and complete copies of all of the Insurance Policies have been made available by the Borrower to the Agent. All the Insurance Policies are in full force and effect. All premiums (if any) due on the Insurance Policies or renewals thereof have been paid and there is no default under any of the Insurance Policies. None of the Principal Companies have received any notice or other communication from any issuer of the Insurance Policies canceling or materially amending any of the Insurance Policies, any deductibles or retained amounts thereunder, or the annual or other premiums payable thereunder, and no such cancellation or material amendment is threatened.

         Section 4.18. Absence of Certain Restrictions. As of the date hereof, no Principal Company is bound by any Contractual Obligation which, directly or indirectly, prohibits or limits, or has the effect of prohibiting or limiting, its incurrence of Indebtedness, its granting of Liens or its payment of Distributions.

         Section 4.19. Ancillary Documents. The Borrower has furnished or caused to be furnished to the Agent true and complete copies of each Ancillary Document. No default by any Principal Company is continuing under any Ancillary Document which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Principal Companies are not aware of any default by any other Person under any Ancillary Document to which such Person and any Principal Company are a party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 4.20. Solvency.

                  (a) Fair Salable Value of Assets. The fair salable value of the Assets of the Borrower exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower as they mature.

                  (b) Capital Not Unreasonably Small. The Assets of the Borrower do not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower, taking into account the particular capital requirements of the business conducted by the Borrower, and the projected capital requirements and capital availability thereof.

                  (c) Incurrence of Debts. The Borrower does not intend to and will not incur debts beyond its ability to pay such debts as they mature taking into account the timing and amounts of cash to be received by the Borrower and of amounts to be payable on or in respect of obligations of the Borrower. The cash flow of the Borrower, after taking into account all anticipated uses of the cash of the Borrower, will at all times be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are required to be paid.

         Section 4.21. Application of Certain Laws and Regulations. No Principal Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Principal Company is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. No Principal Company is a Person prohibited from acquiring or holding a broadcasting license by the Communications Act. No Principal Company is subject to any Requirement of Law which regulates the incurring of Indebtedness for Borrowed Money.

         Section 4.22. No Material Real Property; No Material Intellectual Property. As of the date hereof, no Principal Company owns (i) Material Real Property or (ii) has any Material Intellectual Property.

         Section 4.23. Full Disclosure. To the best knowledge of the Principal Companies, none of the Transaction Documents, the Loan Documents, the Historical Financials, or any other agreement, instrument, document, certificate, statement or letter furnished to the Agent or any Lender by or on behalf of any Principal Company in connection with any of the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, taken as a whole together with all Public Filings made by the Principal Companies, not misleading in light of the circumstances in which they are made. Other than publicly known matters affecting the communications industry generally and publicly known matters affecting the local economies of the markets in which the Principal Companies operate, there is no fact known to the Principal Companies which has caused or is reasonably likely to cause a Material Adverse Effect, which fact is not set forth in the Transaction Documents, the Loan Documents, the Historical Financial Statements, the Public Filings or any other certificate, opinion or other statement furnished to each Lender.



                                    ARTICLE V

                         CONDITIONS TO CREDIT EXTENSIONS

         Section 5.1. Conditions to Initial Credit Extensions. The fulfillment (to the reasonable satisfaction of the Agent) of the following conditions precedent shall be required before the Lenders have any obligation to make the initial Credit Extensions:

         (a) Transaction Documents.

                  (i) Each of the Transaction Documents shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and each of the Transaction Documents shall be in full force and effect as of the effectiveness of this Agreement.

                  (ii) An executed original of each of the Revolving Credit Notes, the Term Loan Notes and the Acquisition Loan Notes shall have been delivered to the Agent. Executed originals or (as the case may be) executed counterparts of each of the other Transaction Documents shall have been delivered to the Agent. Each of the Transaction Documents (other than this Agreement) executed and delivered to the Agent shall be substantially in the form of the appropriate Exhibit hereto or in form and substance satisfactory to the Agent.

         (b) Organization Documents. The Agent shall have received:

                  (i) a copy of the certificate of incorporation or certificate of formation (or similar Governing Documents) of each Principal Company, certified as of a recent date by the Secretary of State of the state of incorporation or formation of each Principal Company;

                  (ii) a certificate stating that each Principal Company is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the laws of its state of incorporation or formation, signed as of a recent date by the Secretary of State of such state;

                  (iii) a certificate stating that (A) each Principal Company is qualified to do business under the laws of each state wherein the character of the properties owned or held under lease by any Principal Company or the nature of the business conducted by it would require that such Principal Company qualify as a foreign corporation or foreign limited liability company and (B) such Principal Company is in good standing under the laws of such state, signed as of a recent date by the Secretary of State of such state; and

                  (iv) a certificate of a duly authorized officer of each Principal Company dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement (or similar Governing Documents) of such Principal Company as in effect on the Effective Date, (B) that the certificate of incorporation or certificate of formation (or similar Governing Documents) of such Principal Company has not been amended since the last amendment referred to in the certificates delivered pursuant to clause (i) above, (C) that attached thereto are true and correct copies of the records of all corporate (or the company equivalent) action taken by such Principal Company to authorize its execution and delivery of the Transaction Documents and its performance of the Loan Documents (and the borrowings and other transactions contemplated thereby), and that such corporate (or the company equivalent) actions have not been modified, rescinded or amended and are in full force and effect on the Effective Date, and (D) as to the incumbency, the name and a specimen signature of each individual who shall be authorized: (1) to sign, in the name and on behalf of such Principal Company, the Loan Documents to which such Principal Company is or is to be a party; (2) to give notices and to take other action on its behalf under this Agreement; and (3) to make (in the case of the Borrower) applications for Loans and Letters of Credit.

         (c) Representations and Warranties. Each of the representations and warranties made by or on behalf of any of the Principal Companies in any of the Transaction Documents shall have been true and correct in all material respects when made, and shall continue to be true and correct in all material respects as of the Effective Date.

         (d) Lien Searches. The Agent shall have received written advice, in form and substance reasonably satisfactory to the Agent, relating to such Lien and judgment searches as the Agent may require and the results of such searches shall be satisfactory to the Agent.

         (e) Filings, Registration and Recordings. Any documents (including UCC-1 financing statements or UCC-3 termination statements) required by the Agent or the

Agent's Special Counsel to be recorded or filed in order to (i) release any Liens on any Assets of the Principal Companies (other than Liens permitted by Section 9.2) and (ii) create, in favor of the Collateral Trustee, a perfected first-priority Lien on the Perfected Collateral of the Principal Companies with respect to which a Lien may be perfected by filing a financing statement under the Uniform Commercial Code of the applicable jurisdiction, or by recording an assignment or other document with the United States Copyright Office or the U.S. Patent and Trademark Office, or by recording a mortgage or deed of trust in the real estate records of the applicable jurisdiction, shall have been properly recorded or filed in each office in each jurisdiction required. The Agent shall have received acknowledgment copies of all such recordings and filings (or in lieu thereof, the Agent shall have received other evidence satisfactory to it that all such recordings and filings have been made); and the Agent shall have received evidence that all necessary recording and filing fees and all taxes or other expenses related to such filings have been paid in full. Any other action, including the taking of possession of securities or instruments by the Collateral Trustee, required in order to create in favor of the Collateral Trustee, for the ratable benefit of the Agent and the Lenders, a perfected first-priority Lien on such Assets to the extent such Liens may be perfected by filing a financing statement under the Uniform Commercial Code of the applicable jurisdiction, or by recording an assignment or other document with the United States Copyright Office or the U.S. Patent and Trademark Office, or by recording a mortgage or deed of trust in the real estate records of the applicable jurisdiction, or by taking possession of the securities or instruments, shall have been properly taken in order to create such a perfected first-priority Lien, subject only to Liens permitted by Section 9.2.

         (f) Insurance. The Agent shall have received evidence, in form and substance satisfactory to the Agent, that (i) each Principal Company has obtained the policies of insurance required by the Loan Documents which insurance shall be in form and substance satisfactory to the Agent, and (ii) the Agent shall have been named additional insured with respect to all liability insurance policies to the extent requested by the Agent, and the Collateral Trustee shall have been named loss payee with respect to all casualty and business interruption insurance policies to the extent requested by the Collateral Trustee and (iii) all other requirements of any Loan Document with respect to insurance shall have been fulfilled.

         (g) Fees. The Borrower shall have paid to the Agent all fees required to be paid to the Agent on the Effective Date pursuant to the Fee Letter.

         (h) Legal Opinions. The Agent shall have received a written legal opinion, with a counterpart for each Lender, addressed to the Agent and the Lenders, dated the Effective Date, from (i) Edwards & Angell, LLP general counsel to the Principal Companies, and such opinion shall be in form and substance satisfactory to the Agent, and (ii) Smithwick & Belendiuk, P.C., special FCC counsel to the Principal Companies, and such opinion shall be in form and substance satisfactory to the Agent.

         (i) Payment of Costs and Expenses. The Borrower shall have reimbursed the Agent for all reasonable out-of-pocket expenses (including all reasonable fees and disbursements of the Agent's Special Counsel) incurred by the Agent through the Effective Date in connection with structuring and syndicating the Facilities and preparation, review, negotiation, execution and delivery of the Transaction Documents.

         (j) Due Diligence; Delivery of Financial Statements. The Agent shall have completed and be satisfied with the results of all aspects of its due diligence, including, receipt from the Borrower of the Historical Financials and the Projections.

         (k) Real Estate Appraisals not Required. The Agent shall be satisfied that no real estate appraisals are required or necessary as to the market value of any real property of the Principal Companies subject to a Mortgage under 12 U.S.C. Section 93a and title XI of the Financial Institutions, Reform, Recovery and Enforcement Act of 1989 and the corresponding regulations under 12 C.F.R.
34.41 et. seq. (1990).

         (l) Delivery of Consents. The Agent shall have received copies of all consents referred to on Schedule 4.2, including consents of the FCC, if any, required in connection with the transactions contemplated by the Transaction.

         (m) Effective Date Certificate. The Agent shall have received the duly executed and completed Effective Date Certificate substantially in the form attached hereto as Exhibit C.

         (n) Repayment under Existing Credit Agreement. The Borrower shall have repaid all Obligations (as such term is defined in the Existing Credit Agreement) under the Existing Credit Agreement and all such Obligations (as defined therein) and all Commitments (as defined therein) shall have terminated.

         (o) Minimum EBITDA. The Agent shall have received satisfactory evidence that, as of the date hereof, the Borrower shall have had pro forma Consolidated EBITDA (assuming the completion of the KMIT-FM and KGGK-FM Acquisition and the WHAI-AM/FM Acquisition) for the 12 month period ending prior to such date of not less than $32,000,000.

         Section 5.2. Conditions Precedent to Each Credit Extension. The obligation of each Lender and the Issuing Bank to make any Credit Extension (including the initial Credit Extension) is subject to the satisfaction, as of the date of such Credit Extension, of each of the following conditions precedent:

         (a) Required Notices.

                  (i) In the case of any requested Loan, the Agent shall have timely received from the Borrower an application for such Loan in accordance with Section 2.2 which notice without more shall constitute certification by the Borrower as to the matters set forth in clause
         (ii) of paragraph (b) below and paragraphs (c) and (d) below; and

                  (ii) In the case of any requested Letter of Credit, the Agent and the Issuing Bank shall have timely received from the Borrower a request for such Letter of Credit in accordance with Article III hereof, which notice without more shall constitute certification by the Borrower as to the matters set forth in clause (ii) of paragraph (b) below and paragraphs (c) and (d) below.

         (b) Legality of Transactions. It shall not be unlawful (i) for the Collateral Trustee, the Agent or the Lenders to perform any of their obligations under any of the Loan Documents or (ii) for any Principal Company to perform any of its obligations under any of the Loan Documents.

         (c) Representations and Warranties. Each of the representations and warranties made by the Principal Companies in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the date of the making of such Credit Extension with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to relate only to a specific date, as of such specific date).

         (d) Performance, Etc. Each Principal Company shall have duly and properly performed, complied with and observed in all material respects each of its obligations contained in this Agreement. No Default or Event of Default shall be continuing or shall result from the requested Credit Extension.


                                   ARTICLE VI

                                    GUARANTY

         Section 6.1. Guaranty of Payment.

         (a) Guaranty. The Guarantors hereby absolutely and unconditionally, and jointly and severally guaranty (for purposes of this Article VI, the "Guaranty") to the Agent, the Issuing Bank and each Lender the due and punctual payment in full of all the Obligations in accordance with their respective terms, whether such Obligations are outstanding on the date of this Agreement or arise or are incurred at any time or times thereafter.

         (b) Guaranty of Payment. If any Principal Company shall fail to make any payment of any of its Obligations to the Agent, the Issuing Bank or any Lender when and as the same shall become due and payable, the Guarantors absolutely and unconditionally promise, jointly and severally, to make such payment to the Agent, the Issuing Bank or such Lender forthwith upon demand by the Agent, the Issuing Bank or such Lender.

         (c) Unlimited Guaranty. Subject to the provisions of Section 6.7, the liability of each Guarantor under this Guaranty shall be unlimited.

         (d) Guaranty Absolute. This Guaranty and the obligations of the Guarantors hereunder shall be in addition to and shall not in any way be prejudiced or affected by any other Collateral now or at any time or times hereafter held by the Agent, the Collateral Trustee, the Issuing Bank or any Lender, and every right, remedy, power or privilege given to the Issuing Bank, the Lenders or the Agent under this Guaranty shall be in addition to and not in limitation of any and every other right, remedy, power or privilege vested in the Agent, the Collateral Trustee, the Issuing Bank or any Lender under any other Collateral. No assurance, security or payment of any of the Obligations which is avoided under any enactment relating to bankruptcy or liquidation or insolvency, and no release, settlement or discharge given or made by the Issuing Bank, any Lender or the Agent on the faith of any such assurance, security or payment, shall prejudice or affect the rights of the Issuing Bank, the Lenders and the Agent to recover from the Guarantors to the full extent of this Guaranty as if such assurance, security, payment, release, settlement or discharge (as the case may be) had never been given or made.

         (e) Covenant by Guarantors. Without prejudice to any of the obligations of the Guarantors to the Issuing Bank, the Lenders and the Agent under the foregoing paragraphs of this Section 6.1, which obligations are absolute and unconditional, but as a separate undertaking on the part of the Guarantors, the Guarantors hereby absolutely covenant and agree to cause, to the extent it is able, each Principal Company to perform and comply with all of the promises, covenants, agreements and conditions to be performed and complied with by such Principal Company which are contained in any of the Loan Documents, and the Guarantors hereby further agree to take or to cause to be taken, promptly and without any expense to the Agent, the Issuing Bank, or the Lenders, all such measures as may be appropriate and can lawfully be effected by such Guarantors to prevent the occurrence of any Default or Event of Default and to cure or make good promptly any Default or Event of Default which may occur at any time or times.

         Section 6.2. Waivers of Notice, Etc. It is the express intention of the Guarantors, the Issuing Bank, the Lenders and the Agent that the obligations of the Guarantors to the Issuing Bank, the Lenders and the Agent under this Guaranty, this Agreement and under any of the other Loan Documents shall not be to any extent or in any way or manner whatsoever satisfied, discharged, impaired or otherwise affected, except by the payment of the Obligations to the Agent, the Issuing Bank and the Lenders, and then only to the extent of such payment. Without limitation of the generality of the foregoing provisions of this Section 6.2, the obligations of the Guarantors to the Issuing Bank, the Lenders and the Agent under this Guaranty shall not be to any extent or in any way or manner whatsoever satisfied, discharged, impaired or otherwise affected by any of the following, whether or not the Guarantors shall have had any notice thereof:

         (a) The dissolution, termination of existence, insolvency, business failure, appointment of a receiver for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, any Guarantor, any Principal Company, the Issuing Bank, the Agent or any Lender;

         (b) The absorption, merger or consolidation of, or the effectuation of any other change whatsoever in the name, membership, constitution or place of formation of, any Guarantor, any Principal Company, the Agent, the Issuing Bank or any Lender;

         (c) Any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any and all other indulgences whatsoever by the Agent, the Issuing Bank or any Lender in respect of any of the Obligations, the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any person or persons primarily or secondarily liable in respect of any of the Obligations;

         (d) Any action or delay in acting or failure to act on the part of the Agent, the Issuing Bank or any Lender under any of the Loan Documents or in respect of any of the Obligations or any of the Collateral or otherwise, including any failure strictly or diligently to assert any right or to pursue any remedy against any Guarantor or other persons under any of the Loan Documents or provided by statute or at law or in equity;

         (e) Any modification or amendment of, or any supplement or addition to, the Obligations, this Agreement, any Note, or any of the other Loan Documents;

         (f) Any waiver, consent or other action or acquiescence by the Agent, the Issuing Bank or any Lender at any time or times in respect of any default by any Guarantor or other Persons in the performance or observance of or compliance with any term, covenant or condition contained in any of the Loan Documents;

         (g) The existence or creation at any time or times on or after the date of this Agreement of any claim, defense, right of set-off or counterclaim of any nature whatsoever of any Guarantor against any Principal Company, the Agent, the Issuing Bank or any Lender, or of any Principal Company against any Guarantor, the Agent, the Issuing Bank or any Lender; or

         (h) This Agreement, the Notes, any of the other Loan Documents or any provisions of any thereof shall at any time and for any reason whatsoever cease to be in full force and effect or shall be declared null and void or illegal, invalid, unenforceable or inadmissible in evidence.

         Each of the Guarantors hereby absolutely, unconditionally and irrevocably assents to and waives notice of any and all events, conditions, matters and things hereinbefore specified in clauses (a) through (h), inclusive, of the foregoing sentence of this Section 6.2. Each of the Guarantors hereby irrevocably waives presentment, demand, notice, protest, notice of protest, notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Agreement, any Note, any of the other Loan Documents, any of the Obligations or any of the Collateral.

         Section 6.3. Election of Remedies. This Guaranty hereby made by the Guarantors is the guaranty of the full and punctual payment and performance by each Principal Company of all the Obligations and not of the collectability only of such Obligations. This Guaranty may be enforced by the Agent, the Collateral Trustee, the Issuing Bank or any Lender from time to time as often as the occasion therefor may arise, regardless of the adequacy of any other Collateral, and without any requirement on the part of the Agent, the Collateral Trustee, the Issuing Bank or any Lender first to exercise any rights or remedies against any other persons or to exhaust any remedies available to the Agent, the Collateral Trustee, the Issuing Bank or any Lender against any other Guarantor or any other persons or to resort to any Collateral in the possession of the Agent, the Issuing Bank, any Lender or the Collateral Trustee or under the control of the Agent, the Issuing Bank, any Lender or the Collateral Trustee or to resort to any other source or means of obtaining payment or enforcing performance of the Obligations or any of them.

         Section 6.4. Expenses. The Guarantors hereby, jointly and severally, unconditionally agree to pay to the Agent, on demand at any time by the Agent, any and all reasonable costs and expenses which shall at any time or times be incurred or sustained by the Agent, the Issuing Bank or any Lender in connection with the enforcement by the Agent, the Issuing Bank or any Lender of all or any of the rights, remedies, powers or privileges of the Agent, the Issuing Bank or such Lender under Article VI of this Agreement (including the reasonable fees and disbursements of counsel incurred by the Agent, the Issuing Bank or any Lender in connection therewith).

         Section 6.5. Unenforceability of Obligations. It is hereby agreed by each Guarantor as a separate and independent stipulation that, if any other Guarantor shall cease to have any obligation to discharge its Obligations or any of them or if any of the moneys included in the Obligations shall become irrecoverable from any other Guarantor or if any of the Obligations shall become invalid or unenforceable, in whole or in part, against any other Guarantors for any reason whatsoever (legal or otherwise), including, but not limited to, any of the following reasons: (a) any defect in or insufficiency of the powers of any other Guarantors or any irregular or improper exercise thereof, (b) the operation of any statute of limitations or the operation of any other laws now or hereafter in effect, or (c) the existence of any legal limitation, disability or incapacity affecting or otherwise relating to any other Guarantor, then this Guaranty and the obligations of such Guarantor to the Agent, the Issuing Bank and the Lenders hereunder shall nevertheless be binding on and enforceable against such Guarantors as if the Obligations were, at the time of demand by the Agent, the Issuing Bank or any Lender upon the Guarantors for payment under this Guaranty, fully valid and enforceable against such other Guarantors and as if such Guarantors were, at the time of such demand, the principal debtors in respect of all of the Obligations.

         Section 6.6. Subrogation Rights; Subordination of Subrogation Rights. The rights which any Guarantor shall acquire against any Principal Company as a consequence of making any payment to the Agent, the Issuing Bank or any Lender under its Guaranty are, in this Section 6.6, collectively called the "Subrogation Rights." In the event of any proceeding for the distribution, division or application of all or any part of the assets of any such Principal Company, whether such proceeding be for the liquidation, dissolution or winding up of such Principal Company, a receivership, insolvency or bankruptcy proceeding, an assignment for the benefit of creditors, or a proceeding by or against such Principal Company for relief under any bankruptcy, reorganization or insolvency law, if all of the Obligations have not been paid and satisfied in full in cash at the time, the Agent is hereby irrevocably authorized by such Guarantor at any such proceeding:

         (a) To enforce all the Subrogation Rights of such Guarantor, either in the name of the Agent, the Issuing Bank or the Lenders or in the name of such Guarantor, by proof of debt, proof of claim, suit or otherwise;

         (b) To collect any assets of such Principal Company distributed or applied by way of dividend or payment on account of such Subrogation Rights, and to apply the same, or the proceeds of any realization thereof, towards the payment of Obligations until all Obligations have been paid and satisfied in full; and

         (c) To vote claims arising under or in respect of all such Subrogation Rights.

         So long as any Obligations remain unpaid, no Guarantor shall take any action of any kind to enforce any of its Subrogation Rights, and no Guarantor shall receive or accept from any Person or Persons any payments or other distributions in respect of any of its Subrogation Rights. Should any payment on account of any Subrogation Rights be received by any Guarantor, such payment shall be delivered by such Guarantor forthwith to the Agent in the form received by such Guarantor, except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to the Agent, the Issuing Bank and the Lenders. Until so delivered, each such payment shall be held by such Guarantor in trust for the ratable benefit of the Agent, the Issuing Bank and the Lenders and shall not be commingled with any other funds of any Guarantor.

         Section 6.7. Limitation on Obligations. It is the intention and agreement of each of the Guarantors, the Agent, the Issuing Bank and the Lenders that the obligations of each Guarantor under the provisions of this Article VI shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, notwithstanding anything to the contrary contained in this
Article VI, the obligations of each Guarantor under this Article VI shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent or unable to pay its debts and liabilities as they mature or leave such Guarantor with unreasonably small capital or otherwise exceed the maximum amount permitted under any federal or state fraudulent conveyance law applicable to this Article VI. This Section 6.7 is intended solely to preserve the rights of the Agent, the Issuing Bank and the Lenders under this Agreement to the maximum extent permitted by applicable law and no Guarantor nor any other Person shall have any right under this Section 6.7 that it would not otherwise have under applicable law.

         Section 6.8. Security; Setoff. Each of the Guarantors grants to each of the Agent, the Issuing Bank and the Lenders, as security for the full and punctual payment and performance of all of the Guarantors' obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to each such Guarantor now or hereafter held by such Agent, the Issuing Bank or such Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from such Agent, the Issuing Bank or such Lender to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agent, the Issuing Bank and the Lenders is hereby authorized at any time and from time to time, without notice to any of the Guarantors (any such notice being expressly waived by each of the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of such Guarantor under this Guaranty, whether or not such Agent, the Issuing Bank or such Lender shall have made any demand under this Guarantee and although such obligations may be contingent or unmatured.


                                   ARTICLE VII

                    DELIVERY OF FINANCIAL REPORTS, DOCUMENTS
                              AND OTHER INFORMATION

         The undersigned Principal Companies agree with the Agent and each of the Lenders that, until all Commitments have been terminated, all Letters of Credit have been fully drawn or have terminated or expired and all Obligations have been paid in cash in full, the Principal Companies shall deliver to each
Lender:

         Section 7.1. Annual Financial Statements. Annually, as soon as available, but in any event within ninety (90) days after the last day of each of the Borrower's fiscal years, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) at such last day of such fiscal year, and consolidated and consolidating statements of operations and cash flow of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) for such fiscal year, each prepared in accordance with GAAP consistently applied, in reasonable detail, and, as to the consolidated statements, certified without qualification by Ernst & Young or another firm of independent certified public accountants satisfactory to the Agent, or certified, as to the consolidating statements, by the Chief Financial Officer, as fairly presenting the financial position and the results of operations of the Borrower and its Subsidiaries (or of the Borrower and its Restricted Subsidiaries, as the case may be) as at and for the year ending on its date and as having been prepared in accordance with GAAP.

         Section 7.2. Quarterly Financial Statements. As soon as available, but in any event within sixty (60) days after the end of each of the Borrower's fiscal quarters, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) as of the last day of such quarter and consolidated and consolidating statements of operations and cash flow of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) for such quarter and for the portion of the Borrower's fiscal year then elapsed, each such statement showing the comparison of the Borrower's performance for such periods to the corresponding periods for the prior year, all in reasonable detail, each such statement to be certified in a certificate of the Chief Financial Officer as accurately representing the financial position and the results of operations of the Borrower and its Subsidiaries (or of the Borrower and its Restricted Subsidiaries, as the case may be) as at its date and for such quarter and for the portion of the fiscal year then ended and as having been prepared in accordance with GAAP consistently applied (subject to year-end audit adjustments).

         Section 7.3. Compliance Information. Concurrently with any delivery of financial statements under Sections 7.1 or 7.2, a certificate, in form and substance reasonably satisfactory to the Agent, of the Chief Financial Officer of the Borrower (i) certifying that as of the effective date of the certificate, no Default or Event of Default is continuing or, if a Default or Event of Default is continuing, specifying the nature and the extent thereof and any corrective action taken or proposed to be taken with respect thereto, (ii) setting forth computations in reasonable detail (A) demonstrating compliance with the covenants set forth in Article X and Sections 9.1, 9.3 (with respect to Permitted Sales), 9.4(i) and 9.5 and (B) in the case of any certificate delivered with Financial Statements under Section 7.1, calculating Excess Cash Flow for the fiscal year then ended (iii) certifying that the representations and warranties contained in Article IV hereof are true and correct in all material respects as of the date of such certificate, with the same force and effect as if made on and as of such date (or, if any representation or warranty is expressly stated to relate only to a specific date, as of such specific date).

         Section 7.4. Accountants' Reports. Promptly upon receipt thereof, copies of all management letters and other material reports submitted to any Principal Company by its independent accountants in connection with any annual or interim audit or review of the books of any Principal Company made by such accountants.

         Section 7.5. Copies of Documents. Promptly upon their becoming available, copies of any: (i) financial statements, projections, non-routine reports, notices (other than routine correspondence), requests for waivers and proxy statements, in each case, delivered by any Principal Company to any holder of Indebtedness for Borrowed Money other than the Lenders; (ii) correspondence or notices received by any Principal Company from any Governmental Authority which regulates the operations of the Principal Companies, including the FCC, relating to an actual or threatened change or development which could be materially adverse to the Principal Companies or any Station, and all applications for renewals of any of the FCC Licenses; (iii) registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including reports on Form 10K, Form 10Q or Form
8K), if any, filed by any Principal Company with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of the said Commission (collectively, the "Public Filings"); (iv) letters of comment or correspondence sent to any Principal Company by any such securities exchange or such Commission in relation to such Principal Company and its affairs; (v) written reports submitted by any Principal Company or by its independent accountants in connection with any annual or interim audit of the books of such Principal Company made by such accountants; (vi) any appraisals received by such Principal Companies with respect to the properties or assets of such Principal Company; and (vii) any report, document, notices or proxy statement sent by any Principal Company to any of its stockholders or members.

         Section 7.6. Annual Budget. Annually, as soon as available but in any event within thirty (30) days after the last day of each of the Borrower's fiscal years, a summary of business plans in the form of consolidated and consolidating (on a station-by-station and market-by-market basis) financial operating projections for the Borrower and its Restricted Subsidiaries for the upcoming year, including (a) balance sheets, and (b) statements of operations and cash flows (indicating projected revenues and expenses), each prepared for the upcoming fiscal year on a monthly basis (together with reasonable assumptions and explanations attached thereto), all in form and substance satisfactory to the Required Lenders.

         Section 7.7. Additional Information. Such other information regarding the business, affairs and condition of the Borrower and its Subsidiaries as the Agent or the Required Lenders may from time to time reasonably request, including monthly financial statements.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The undersigned Principal Companies agree with the Agent and each Lender that, until all Commitments have been terminated, all Letters of Credit have been fully drawn or have terminated or expired and all Obligations have been paid in cash in full, each Principal Company shall:

         Section 8.1. Payment and Performance of Obligations. Pay its Indebtedness and pay and perform its Contractual Obligations promptly and in accordance with their respective terms, including all Taxes, assessments and governmental charges upon its income or profits or in respect of its Assets and all lawful claims for labor, material and supplies or otherwise which, if unpaid, might give rise to a Lien upon its Assets, unless and to the extent that such Indebtedness or Contractual Obligations are being contested in good faith and by appropriate proceedings and that proper and adequate reserves relating thereto are established in accordance with GAAP by the appropriate Principal Companies and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties. Nothing in this Section 8.1 shall (i) relieve any Principal Company from its absolute and unconditional obligation to pay and perform all Obligations of such Principal Company promptly and in accordance with their respective terms, or (ii) require any Principal Company to pay or perform any obligations in respect of Subordinated Debt if prohibited by any subordination provisions applicable thereto.

         Section 8.2. Conduct of Business. Do, or cause to be done, all things reasonably necessary to (i) preserve and keep in full force and effect its corporate (or the equivalent company) existence and good standing under the laws of its jurisdiction of incorporation or formation, (ii) obtain, maintain, preserve, renew, extend and keep in full force and effect all material permits, rights, licenses, franchises, authorizations, patents, Trademarks, Copyrights and privileges reasonably necessary for the proper conduct of its business, including FCC Licenses (except for (a) FCC licenses for Secondary Stations and
(b) Sales of Assets permitted by Section 9.3), (iii) conduct and operate its business substantially in the manner in which it is presently conducted and operated, (iv) comply in all material respects with all Requirements of Law, including the Communications Act, (v) comply with all its Governing Documents,
(vi) maintain its qualification to do business in each jurisdiction in which the failure to do so would have a Material Adverse Effect, (vii) maintain and preserve all the remainder of its Assets and property, and all improvements thereon, in use or useful in the conduct of its business and keep the same in reasonable repair, working order and condition as the same is now or may hereafter be put (taking into consideration ordinary wear and tear), damage from casualty expressly not excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments, additions and improvements thereto consistent with industry practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, such repairs, renewals and replacements, betterments, additions and improvements to be conducted in accordance with the terms of Section 8.5, (viii) transact business in such names as such Principal Company has from time to time used in conducting its business, and (ix) maintain its executive offices and principal place of business at the locations set forth on Schedule 8.2 hereto, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent. Notwithstanding anything in this Section 8.1 or elsewhere in this Agreement to the contrary, the Principal Companies will not, and will not cause or permit any Station, to:

         (a) enter into any so called "local market agreements" or any other arrangements with any other Communication System (other than another Station) whereby the parties agree to function cooperatively in terms of programming, advertising, sales, management, consulting or similar services, except for (i) any such agreements or arrangements existing on the date hereof and described in Schedule 8.2(a) or (ii) any Permitted LMA Transactions; or

         (b) enter into any so-called "time brokerage agreements" or any other agreements or arrangements under which any Station shall (i) sell broadcast time to any other Communication System (other than another Station) which programs such broadcast time and sells its own commercial advertising announcements during such broadcast time or (ii) purchase broadcast time on any other Communication System (other than another Station) for the purpose of programming such broadcast time and selling its commercial advertisements during such time, except for (i) such agreements or arrangements existing on the date hereof and described on Schedule 8.2(b) hereto or (ii) Permitted LMA Transactions; or

         (c) otherwise enter into any oral or written agreement with any other Person (other than one of the Principal Companies) pursuant to which any employee or any Assets owned by any Principal Company would be used by or shared with any other Person (other than one of the Principal Companies).

         Section 8.3. Books and Records. Keep proper books of record and account in a manner reasonably satisfactory to the Agent in which full, true and correct entries shall be made in accordance with GAAP and maintain adequate accounts and reserves for all Taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves. Maintain a fiscal year ending December 31 of each year.

         Section 8.4. Inspections and Audits. Permit any officer or employee designated by the Agent or any Lender to visit and inspect any of its properties and to examine and audit its books and discuss the affairs, finances and accounts of any Principal Company with its officers, all at such reasonable times, upon reasonable notice, in a reasonable manner and as often as the Agent or the Required Lenders may reasonably request. The Principal Companies shall pay all reasonable out-of-pocket expenses incurred by any officers or employees of the Agent or any Lender in connection with any such visitation, audits and inspection.

         Section 8.5. Insurance.

         (a) Maintain insurance covering, without limitation, fire, public liability, property damage, product liability, workers' compensation and insurance on all Assets of each Principal Company, all in amounts customary for the industry and under policies issued by financially sound and reputable insurers satisfactory to the Agent and, with respect to any such insurance policies covering all or any portion of the Collateral or any business interruption insurance, with a lender's loss payable clause in favor of the Collateral Trustee for the benefit of the Lenders, as their interests may appear, and naming the Agent as additional insured. All such policies of insurance shall be endorsed or otherwise amended to include a lender's loss payable endorsement, in form and substance reasonably satisfactory to the Collateral Trustee, which shall provide that, from and after the date, if any, on which the insurance carrier receives written notice from the Collateral Trustee that an Event of Default (a "Default Notice") has occurred, all proceeds otherwise payable to any Principal Company under such policies shall be payable directly to the

Collateral Trustee. Such endorsement or an independent instrument furnished to the Collateral Trustee shall provide that the insurance carriers will give the Collateral Trustee at least 30 days' prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Principal Company or any other Person shall affect the right of the Collateral Trustee to recover under such policy or policies of insurance in case of loss or damage.

         (b) Each of the Principal Companies irrevocably makes, constitutes, and appoints the Collateral Trustee (and all officers, employees, or agents designated by the Collateral Trustee) as such Principal Company's true and lawful attorney (and agent-in-fact) effective upon the giving of a Default Notice and the continuance of an Event of Default for the purpose of making, settling, and adjusting claims under policies of insurance, endorsing the name of such Principal Company on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Principal Company at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Trustee may, without waiving or releasing any obligation or liability of such Principal Company hereunder or any Event of Default, in the Collateral Trustee's sole discretion, obtain and maintain such policies of insurance and pay such premiums and take any other actions with respect thereto as the Collateral Trustee deems advisable. All such sums so disbursed by the Collateral Trustee, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by such Principal Company to the Collateral Trustee and shall be additional Obligations hereunder.

         Section 8.6. Notice of Defaults, Litigation; Etc. Deliver to the Agent and the Lenders prompt written notice of the following:

         (a) Any Default or Event of Default, specifying the nature and extent thereof and the corrective action proposed to be taken in respect thereto.

         (b) The filing or commencement of or written notice of intention to file or commence any action, suit or proceeding, whether at law or at equity or by or before any Governmental Authority, by or against or affecting any Principal Company, that, if determined adversely to such Principal Company, could result in a Default or an Event of Default described in Section 11.1(i) hereof.

         (c) Any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

         (d) Any termination, amendment, modification or supplement of any Governing Document of any Principal Company or any Ancillary Document or any waiver under any Ancillary Document, and deliver to the Agent copies of any such termination, amendment, modification, supplement, or waiver (to the extent the same is reflected in any writing).

         Section 8.7. ERISA Notices.

         (a) Promptly notify the Agent in writing of the occurrence of any ERISA Reportable Event, if a notice of such ERISA Reportable Event is required under ERISA to be delivered to the PBGC within thirty (30) days after the occurrence thereof, together with a description of such ERISA Reportable Event and a statement of the action the Principal Companies intends to take with respect thereto, together with a copy of any notice thereof given to the PBGC.

         (b) Promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan; and

         (c) Promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in
respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or
4245 of ERISA.

         Section 8.8. No Termination of Loan Documents, Etc. Take or cause to be taken, promptly and without expense to the Agent or the Lenders, all such action as may be required to prevent, and refrain from taking any action that might cause, the termination, cancellation, amendment, rescission or default of any provision of any of the Loan Documents other than in accordance with the terms thereof.

         Section 8.9. Environmental Laws.

         (a) Comply with, and use its best efforts to insure compliance by all Subsidiaries, tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and use its best efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by any Environmental Laws, except to the extent that the failure to do so could not have a Material Adverse Effect.

         (b) Conduct and complete or cause to be conducted and completed, with respect to its Assets and those of its Subsidiaries, all investigations, studies, sampling and testing, and all remedial, removal and other actions required under any Environmental Laws and promptly comply with, and cause its Subsidiaries to comply with, all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect or result in a Lien upon any real property of any of the Principal Companies.

         (c) Promptly notify the Agent in writing if any Borrower Affiliated Company receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against any Borrower Affiliated Company alleging violations of any Environmental Law, or (ii) any notice from any Governmental Authority or any other Person alleging that any Borrower Affiliated Company is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Agent with a copy of such notice together with a statement of the action the Principal Companies intend to take with respect thereto.

         Section 8.10. [Intentionally Deleted].

         Section 8.11. Governmental Approvals. Obtain all such approvals or consents from, and take all such other actions with respect to, any Governmental Authority as may be required for the execution, delivery and performance of the Loan Documents and the Ancillary Documents, and duly perform and comply with all of the terms and conditions of all approvals or consents so obtained.

         Section 8.12. Collateral for Loans.

         (a) Cause all outstanding shares or interests of the Capital Stock of each Restricted Subsidiary to be pledged to the Collateral Trustee in accordance with the provisions of the Stock Pledge Agreements at all times from and after the Effective Date.

         (b) From time to time, at its own cost and expense, promptly secure or cause to be secured the Obligations by creating or causing to be created in favor of the Collateral Trustee for the benefit of the Secured Creditors perfected security interests and liens (subject only to Liens permitted by Section 9.2) with respect to all Perfected Collateral of the Principal Companies, now owned or hereafter acquired, to the extent the Agent or the Required Lenders shall so request. All such security interests will be created under security agreements, mortgages and other instruments and documents in form and substance satisfactory to the Agent, and the Borrower shall deliver to the Collateral Trustee (with copies to the Agent) all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Agent or the Required Lenders shall reasonably request to evidence the satisfaction of the obligations created by this Section 8.12. The Borrower agrees to provide such evidence as the Agent or the Required Lenders shall request as to the perfection and priority of such security interests (subject only to Liens permitted by Section 9.2). So long as no Event of Default is continuing, no Intellectual Property Security Agreement shall be required to be recorded in the United States Patent and Trademark or the United States Copyright Office if such Intellectual Property Security Agreement covers no Material Intellectual Property.

         Section 8.13. Dividends. In the case of the Borrower, permit its Restricted Subsidiaries to pay cash dividends or make advances or repay advances, and cause its Restricted Subsidiaries to pay such cash dividends or make such advances or repay such advances, to the extent required to ensure that the Borrower can pay its monetary Obligations as the same become due.

         Section 8.14. Appraisals. If any Lender determines in good faith that it is required, by Applicable Law or by the Comptroller of Currency or any other Government Authority, to obtain appraisals as to the market value of any real property constituting Collateral, obtain such appraisals, at the sole cost and expense of the Principal Companies. Such appraisals shall conform in all respects with the requirements contained in 12 U.S.C. Section 93a and Title XI of the Financial Institutions, Reform, Recovery and Enforcement Act of 1989 and the corresponding regulations under 12 C.F.R. 34.41 et seq (1990) and shall be consistent with the Comptroller of the Currency's Guidelines for Real Estate Appraisal Policies and Review Procedures (as such Requirements of Law or such policies and procedures may be amended, supplemented, restated, or otherwise modified from time to time).

         Section 8.15. Permitted Acquisitions.

         (a) In the case of any personal property or fixtures (other than Assets set forth on Schedule 4.4(a) or Assets excluded by the express terms of the Security Documents) acquired by any Principal Company after the date hereof in connection with a Permitted Acquisition (i) pledge such personal property or fixtures (to the maximum extent permitted by applicable law) to the Collateral Trustee as security for the payment in full of all the Obligations, pursuant to documentation satisfactory to the Agent (but in any event not materially more restrictive or burdensome than the Security Documents in effect as of the date hereof), within ten (10) days of such Principal Company acquiring such personal property or fixtures and (ii) perform any filings, recordings or other actions necessary in the reasonable judgment of the Agent to create in favor of the Collateral Trustee a perfected first-priority security interest in all such personal property or fixtures subject only to Liens permitted by Section 9.2 within ten (10) days of such Principal Company acquiring such personal property or fixtures. If any such personal property includes Trademarks, patents or Copyrights, then so long as no Event of Default is continuing, no Intellectual Property Security Agreement shall be required to be recorded in the United States Patent and Trademark or the United States Copyright Office if such Intellectual Property Security Agreement covers no Material Intellectual Property.

         (b) In the case of any Material Real Property acquired by any Principal Company after the date hereof in connection with a Permitted Acquisition or otherwise, if the Required Lenders so request (i) execute and deliver to the Collateral Trustee, within fifteen (15) days after such Principal Company takes or receives possession of such Material Real Property, a mortgage granting to the Collateral Trustee a perfected Lien on such Material Real Property and (ii) deliver to the Collateral Trustee, within thirty (30) days after such Principal Company takes or receives possession of such Material Real Property, ALTA mortgage policies of title insurance covering all such Material Real Property and issued by title insurance companies satisfactory to the Agent, with proof of payment of all fees and premiums of such policy; provided, further that the amount, form and substance of each such mortgage title insurance policy shall be satisfactory to the Agent and each such title insurance policy shall contain no Schedule B standard preprinted exceptions (other than for taxes not yet due and payable and matters which would be disclosed by a current survey of the property) and shall contain no exceptions for coverage other than for Liens which the Agent reasonably determines are Permitted Liens.

         (c) Deliver to the Agent and the Agent's Special Counsel within ten
(10) days after the date of any Permitted Acquisition, true, complete and correct copies of each instrument of transfer, officer's certificate, legal opinion and other instrument or agreement executed and delivered by the applicable seller and/or the applicable Principal Company in connection with such Permitted Acquisition.

         Section 8.16. Further Assurances. Cooperate with the Agent and the Lenders and take such action and execute such further instruments and documents as the Agent shall reasonably request to further and more perfectly effect the purposes of this Agreement and the other Loan Documents.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

         The undersigned Principal Companies agree with the Agent and each of the Lenders that, until all Commitments have been terminated, all Letters of Credit have been fully drawn or have terminated or expired and all Obligations have been paid in cash in full, the Principal Companies shall not:

         Section 9.1. Indebtedness. Create, incur, assume or permit to exist any Indebtedness to any Person, except:

         (a) the Obligations,

         (b) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 120 days past due from the original due date thereof (except any such amounts that are not required to be paid in accordance with Section 8.1 or that are described on
Schedule 4.11), and non-interest bearing deferred liabilities other than Indebtedness for Borrowed Money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

         (c) Indebtedness consisting of purchase money debt and Capitalized Lease Obligations in a combined aggregate principal amount not exceeding at any time $3,000,000;

         (d) Subordinated Debt;

         (e) Indebtedness of any Principal Company to any other Principal
Company;

         (f) Indebtedness of the Principal Companies in respect of endorsements of negotiable instruments for collection in the ordinary course of business;

         (g) Indebtedness of the Borrower in respect of Guaranties of Indebtedness of any of the Restricted Subsidiaries;

         (h) Indebtedness of Saga Broadcast in respect of Guaranties of Indebtedness of any of the Restricted Subsidiaries;

         (i) Indebtedness described on Schedule 9.1(i) annexed hereto; and

         (j) Indebtedness of the Borrower under Interest Rate Contracts entered into for bona fide hedging purposes, and not for speculative purposes.

         Section 9.2. Liens. Create, incur, assume or permit to exist any Lien on any of its Assets, now owned or hereafter acquired, except:

         (a) Liens created by the Security Documents;

         (b) Permitted Liens;

         (c) any Lien existing on any Asset prior to the acquisition thereof by any Principal Company; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition; (ii) such Lien does not apply to any other property or Assets of any Principal Company; (iii) such acquisition is permitted by this Agreement, and (iv) all Indebtedness secured by such Lien is permitted by this Agreement;

         (d) (i) purchase money mortgages or security interests, conditional sale arrangements and other similar security interests, in real property, improvements thereto, equipment or motor vehicles acquired (or, in the case of improvements, constructed) by any Principal Company (hereinafter referred to individually as a "Purchase Money Security Interest") with proceeds of Indebtedness permitted by Subsection 9.1(c) and (ii) interests of lessors under Capitalized Leases entered into by any Principal Company and permitted by Subsection 9.1(c); provided, that with respect to any Purchase Money Security
Interest:

                  (A)the transaction in which any Purchase Money Security Interest is proposed to be created shall not be prohibited by this Agreement;

                  (B)any Purchase Money Security Interest shall attach only to the Asset acquired (or constructed) and shall not extend to or cover any other Asset of any Principal Company; and

                  (C)the Indebtedness secured by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the Asset acquired (or constructed) and shall not be renewed, extended or repaid from the proceeds of any borrowing by any Principal Company.

         (e) Liens consisting of deposits made by any Principal Company to secure performance of its obligations in connection with Permitted Acquisitions;

         (f) Liens on Assets of the Principal Companies existing on the date hereof and described in Schedule 9.2; provided, that such Liens shall secure only those obligations which they secure on the date hereof;

         (g) Liens on amounts held in a post-closing escrow account securing indemnity obligations in connection with a Sale of Assets permitted hereunder; and

         (h) Liens on Investments permitted by Subsection 9.4(i).

         Section 9.3. Mergers, Consolidations, Sales of Assets.

         (a) Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or engage in any Sale of any of its Assets; except that, so long as no Default or Event of Default is continuing or would exist after giving effect thereto, the following shall be permitted:

                  (i) (A) any merger of any wholly-owned Restricted Subsidiary of the Borrower with and into the Borrower or any other wholly-owned Restricted Subsidiary of the

         Borrower or (B) any sale, transfer or other disposition by any wholly-owned Restricted Subsidiary of the Borrower of any Assets to the Borrower or any other wholly-owned Restricted Subsidiary of the Borrower; provided, that (1) the Agent is satisfied that none of the Collateral Trustee's Liens on the Assets of the Borrower or any Restricted Subsidiary would become impaired, unperfected or unenforceable in any respect, and (2) the Agent is satisfied that all appropriate consents and approvals of any Governmental Authorities (including the FCC) have been obtained, and copies of all such consents and approvals have been delivered to the Agent;

                  (ii) any Permitted Sale; and

                  (iii) any other sale of any Assets by any Principal Company; provided, that:

                     (A) the total consideration (taking appropriate account of any tax benefits associated with any sale in which such Principal Company obtains tax certificates issued by the FCC) payable to or receivable by the Principal Companies in connection with such sale (1) is an amount not less than the fair value of the Assets sold and (2) consists of at least 90% cash which is (x) payable at the closing of such sale or (y) held in a post-closing escrow account as security for indemnity obligations;

                     (B) the aggregate annual Consolidated EBITDA attributable to all Assets sold by the Principal Companies during any Reference Period ending after the Effective Date (determined separately for each sale of Assets based upon Consolidated EBITDA attributable to such Assets for the Reference Period ending most recently prior to the date of sale) shall not exceed ten percent (10%) of the Consolidated EBITDA of the Principal Companies for such Reference Period (determined without regard to any sales of Assets during such Reference Period); and

                     (C) the aggregate annual Consolidated EBITDA attributable to all Assets sold by the Principal Companies during the period commencing on the Effective Date and ending on the last day of any Reference Period ending thereafter (determined separately for each sale of Assets based upon Consolidated EBITDA attributable to such Assets for the Reference Period ending most recently prior to the date of sale) shall not exceed twenty-five percent (25%) of the Consolidated EBITDA of the Principal Companies for such Reference Period (determined without regard to any sales of Assets during such Reference Period).

         (b) Change the corporate (or the company equivalent) structure or organization of the Principal Companies from that set forth in Schedule 9.3, provided, however, that any Principal Company may (x) make a Permitted Acquisition, (y) be party to an intercompany merger permitted by Subsection 9.3(a)(i), and (z) form one or more wholly-owned Restricted Subsidiaries so long as:

                  (i) the Borrower or such Restricted Subsidiary shall notify the Agent and the Collateral Trustee at least ten (10) days prior to the formation or acquisition of such Restricted Subsidiary;

                  (ii) each such new Restricted Subsidiary executes and delivers to the Agent and the Lenders (A) an accession agreement, in form and substance satisfactory to the Agent, pursuant to which such Restricted Subsidiary (1) becomes a party to this Agreement as a Principal Company and as a Guarantor, becomes a party to the Borrower Subsidiary Security Agreement as a "Borrower Subsidiary", becomes a party to the Indemnity, Contribution and Subrogation Agreement as a "Borrower Affiliated Company", and becomes a party to any other Loan Document as the Agent may reasonably request, and (2) agrees to perform and observe all of the obligations and covenants (including all obligations and covenants contained in Article VI hereof) of a Principal Company and a Guarantor hereunder, of a "Borrower Subsidiary" under the Borrower Subsidiary Security Agreement, of a "Borrower Affiliated Company" under the Indemnity, Contribution and Subrogation Agreement, and of the appropriate party under any other Loan Document to which it becomes a party and (B) any Intellectual Property Security Agreement, as applicable;

                  (iii) all of the outstanding Capital Stock of such new Restricted Subsidiary shall be pledged to the Collateral Trustee, for the ratable benefit of the Agent and the Lenders, pursuant to (A) a stock pledge agreement substantially in the form of the Borrower Stock Pledge Agreement or (B) a membership interest pledge agreement substantially in the form of the Lakefront Membership Interest Pledge Agreement, as applicable;

                  (iv) such new Restricted Subsidiary shall otherwise grant a security interest in all of its Assets of the type described in the Borrower Subsidiary Security Agreement to the Collateral Trustee as security for all the Obligations and shall make all filings, recordings and take such other actions (including the filing of financing statements and the filing of Intellectual Property Security Agreements, in form and substance satisfactory to the Agent, in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Material Intellectual Property) required by the Agent or the Collateral Trustee in order to create, in favor of the Collateral Trustee, a perfected first-priority Lien on all of such Assets of the new Restricted Subsidiary (other than Assets of the type listed on Schedule 4.4(a)) and all of the Capital Stock of such new Restricted Subsidiary; and

                  (v) such new Restricted Subsidiary shall grant a security interest in and mortgage on its owned Material Real Property pursuant to a mortgage on such Assets in form and substance satisfactory to the Agent and the Collateral Trustee, which mortgage shall be filed of record promptly after such new Restricted Subsidiary is formed and ALTA mortgagee policies of title insurance covering such Material Real Property and issued by title insurance companies satisfactory to the Agent, with proof of payment of all fees and premiums of such policy; provided, further that the amount, form and substance of each such mortgage title insurance policy shall be satisfactory to the Agent and each such title insurance policy shall contain no Schedule B preprinted exceptions (other than for taxes not yet due and payable and matters which would be disclosed by a current survey of the property) and shall contain no exceptions for coverage other than for Liens which the Agent reasonably determines are permitted liens; and

         (c) form one or more Unrestricted Subsidiaries, so long as the Principal Companies shall have complied with the provisions of Section 1.3.

         Section 9.4. Investments. Make or suffer to exist or to remain outstanding any Investment, except:

         (a) Investments in:

                  (i) marketable direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within 90 days from the date of acquisition thereof;

                  (ii) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States or any state thereof maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service, Inc.;

                  (iii) certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and demand deposit accounts or money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States of America or any state thereof, but only so long as such commercial bank is a Lender or has a combined capital and surplus and undivided profits of not less than $500,000,000, or has a credit rating of "A" or better from Standard & Poor's Corporation or from Moody's Investors Service, Inc.;

                  (iv) marketable direct obligations of any state of the United States or any political subdivision thereof maturing within 90 days from the date of acquisition thereof and having a credit rating of "A" or better from Standard & Poor's Corporation or from Moody's Investors Service, Inc.; and

                  (v) Fleet's Galaxy money market fund and in other overnight investments customarily provided by Fleet to its corporate customers; and

         (b) Investments in the form of loans to employees of the Principal Companies (other than Christian), provided that the outstanding principal amount of all such loans to any one employee shall at no time exceed $100,000 and that the aggregate outstanding principal amount of all such loans shall at no time exceed $300,000, and no such loan shall be made if, on the date of the proposed loan, any Default or Event of Default exists or would exist after giving effect to the making of any such loan;

         (c) Investments of any Principal Company in any other Principal
Company;

         (d) Permitted Acquisitions;

         (e) Investments consisting of loans evidenced by the Christian Note and interest accrued thereon;

         (f) Investments in the form of deposits securing performance of any Principal Company's obligations in connection with a Permitted Acquisition;

         (g) Investments in the form of promissory notes issued to any Principal Company in a sale of Assets permitted by Section 9.3(a)(iii) representing the non-cash portion of the consideration received by the Principal Companies pursuant to such sale; provided that such notes are delivered in pledge to the Collateral Trustee pursuant to the applicable Security Documents;

         (h) Investments described in Schedule 9.4 hereto; and

         (i) Investments (including Investments in Unrestricted Subsidiaries) not otherwise permitted by any of paragraphs (a) through (h) above in the Capital Stock of any Person that owns and operates as its principal business one or more Communications Systems or other businesses reasonably related to the radio or television business, provided, however, that (i) the aggregate amount of such Investments by the Principal Companies from and after the Effective Date shall not exceed $10,000,000 (it being understood and agreed that the designation by the Borrower of a Subsidiary as an Unrestricted Subsidiary pursuant to Section 1.3 shall be deemed an Investment by the Borrower (or by one of its Restricted Subsidiaries which is the direct parent of such Unrestricted Subsidiary) in such Unrestricted Subsidiary at the time of such designation in an amount equal to the aggregate amount of Investments previously made by the Borrower and its Restricted Subsidiary in such Subsidiary prior to its designation as an Unrestricted Subsidiary); (ii) at the time of such Investment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and (iii) the Borrower shall have demonstrated to the reasonable satisfaction of the Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Agent and certified by the Chief Operating Officer) that, immediately after giving effect to such Investment (including any such designation), all covenants (including all covenants contained in Article X hereof) contained herein (A) would have been satisfied on a pro forma basis as at the end of and for the Most Recent Reference Period had such Investment been made on the first day of the Most Recent Reference Period (or had such Subsidiary been an Unrestricted Subsidiary at all times during such period), and (B) will be satisfied on a pro forma basis through the period ending two years after the date of such Investment (including any such designation).

         The aggregate amount of an Investment described in paragraph (i) above in any Person at any time (x) shall be equal to the aggregate amount of all cash, plus the aggregate fair market value of all Assets, loaned, advanced, contributed or transferred to, or otherwise invested in, such Person, and (y) shall not be reduced by reason of any write-down or write-off of such Investment or by reason of any dividends, distributions or payments received by any Principal Company in respect of such Investment.

         Section 9.5. Restricted Payments. Make any Restricted Payments, other than:

         (a) payments of cash dividends, making of advances, and repayment of advances, in each case by any Restricted Subsidiary of the Borrower to the parent of such Restricted Subsidiary which is also a Restricted Subsidiary;

         (b) if no Default or Event of Default is continuing or would exist after giving effect thereto, the Borrower may prepay Indebtedness for Borrowed Money and Capitalized Lease Obligations permitted by Section 9.1(c) and secured by Liens permitted by Section 9.2(d); and

         (c) payments by the Borrower to stockholders of the Borrower in an aggregate amount not to exceed $15,000,000 (from and after the Effective Date) to repurchase shares of Class A Common Stock of the Borrower; provided that, (i) no Default or Event of Default shall be continuing on the date of the proposed payment or would result from such payment, and (ii) prior to such repurchase, the Borrower shall have demonstrated to the reasonable satisfaction of the Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Agent and certified by the Chief Financial Officer) that, immediately after giving effect to such repurchase (including the making of any Loans and the incurrence of any Indebtedness required to finance such repurchase), all covenants (including all covenants contained in Article X hereof) contained herein (A) would be satisfied on a pro forma basis through the end of and for the Most Recent Reference Period, and (B) will be satisfied on a pro forma basis through the period ending two years after the date of such repurchase; and provided further, that the Borrower shall immediately retire any shares of its Class A Common Stock so repurchased.

         Section 9.6.Issuance of Capital Stock. Issue any Capital Stock if (i) such Capital Stock is not Permitted Capital Stock or (ii) the issuance of such Capital Stock, or the exercise or conversion thereof, would result in a Change in Control.

         Section 9.7. Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any Person providing for the leasing by any Principal Company of real or personal property which has been or is to be sold or transferred by any Principal Company.

         Section 9.8. ERISA Compliance.

         (a) Engage or permit any of its Subsidiaries to engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or
Section 4975 of the Code which is not subject to an exemption under Section 408 of ERISA or Section 4975(d) of the Code and which could result in a material liability for any Principal Company.

         (b) Permit or allow any of its Subsidiaries to permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived.

         (c) Fail to contribute or permit any of its Subsidiaries to fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate or permit any of its Subsidiaries to terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of any Principal Company or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA.

         (d) Permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than $100,000.

         Section 9.9. Amendment or Termination of Documents.

         (a) Amend or supplement any Governing Documents of any Principal Company if the effect of such an amendment or supplementation could reasonably be expected to impair the rights or interests of the Agent, the Collateral Trustee or the Lenders under the Loan Documents.

         (b) Amend or supplement in any material respect or terminate or cancel any Ancillary Document (other than any Seller Debt Document) if the effect of such an amendment or supplementation could reasonably be expected to impair the rights or interests of the Agent, the Collateral Trustee and the Lenders under the Loan Documents.

         (c) Amend, supplement or otherwise modify in any respect any Subordinated Debt Document if such amendment or supplementation would (i) add any representation, covenant or agreement or event of default or make any representation, covenant or agreement or event of default more restrictive as to any Principal Company, (ii) alter any applicable subordination provisions, (iii) require any additional payment or prepayment of any principal, interest, fee or other amount, (iv) shorten the maturity or increase the rate or amount or the frequency of payment of any principal, interest, fee or other amount, or (v) grant any Lien to any holder of any obligation under or in respect of any Subordinated Debt Documents. The Principal Companies will promptly provide to the Agent a copy of any amendment, supplement or modification whether or not such amendment, supplement or modification shall have required the consent of the Required Lenders.

         (d) Waive, release, discharge or compromise any material obligations of any parties other than Principal Companies under any Ancillary Documents.

         Section 9.10. Restrictive Agreements. Become or remain bound by any Contractual Obligation (other than the Loan Documents) which, directly or indirectly, prohibits or limits, or has the effect of prohibiting or limiting, or imposes materially adverse conditions on, (i) the incurrence of Indebtedness, the granting of Liens or the provision of Guaranties by any Principal Company, or (ii) the making of Distributions by any Restricted Subsidiary of the Borrower.

         Section 9.11. Transactions with Affiliates. Except as otherwise expressly permitted by this Agreement, directly or indirectly (i) make any Investment in any Affiliate, (ii) sell, lease or otherwise dispose of any Assets or services to, or purchase, lease or otherwise acquire any Assets or services from, any Affiliate, or (iii) directly or indirectly engage in any other transaction with or for the benefit of, or make any payment or distribution to, any Affiliate; provided, that: (i) any employee (or former employee) of the Borrower owning any

Common Stock may serve as an employee or director of any Principal Company and receive reasonable compensation for his services in such capacity, (ii) the Principal Companies may perform all their respective obligations under the Ancillary Documents in accordance with the terms thereof, and (iii) so long as no Default or Event of Default is continuing, any Principal Company may enter into any transaction with an Affiliate providing for the rendering or receipt of services or the purchase, sale or lease of assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such Principal Company as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate, and such transaction is accurately reflected on the books of such Principal Company and specifically disclosed in writing to the Agent.

                                    ARTICLE X

                               FINANCIAL COVENANTS

         The Borrower agrees with the Agent and each Lender that, until all Commitments have been terminated, all Letters of Credit have been fully drawn or have terminated or expired and all Obligations have been paid in cash in full, the Borrower will not cause or permit:

         Section 10.1. Maximum Total Funded Debt Leverage Ratio. The Total Funded Debt Leverage Ratio (as defined below) for any Reference Period ending during any period identified in the table below to be greater than the ratio specified in such table opposite such period:

                                                       Maximum Total Funded
                        Period                         Debt Leverage Ratio
               Effective Date - 9/29/01                       5.25:1
                  9/30/01 - 12/30/01                          5.00:1
                 12/31/01 - 12/30/02                          4.50:1
                 12/31/02 - 12/30/03                          4.00:1
                 12/31/03 - 12/30/04                          3.75:1
                12/31/04 - thereafter                         3.50:1

As used in this Section 10.1, "Total Funded Debt Leverage Ratio" means, in relation to any Reference Period, the ratio of (i) Consolidated Total Funded Debt at the end of such Reference Period (net of the outstanding balance at such time of any Net Proceeds deposited in the Reinvestment Collateral Account pursuant to Subsection 2.5(f)(i)(x)(i) and then held by the Collateral Trustee pending application to a Permitted Acquisition or as provided in Subsection 2.5(h)(i)) to (ii) Consolidated EBITDA for such Reference Period.

         Section 10.2. Pro Forma Fixed Charges Coverage Ratio. The Pro Forma Fixed Charges Coverage Ratio (as defined below) for any Reference Period to be less than 1.10:1. As used in this Section 10.2, "Pro Forma Fixed Charges Coverage Ratio" means, in relation to any Reference Period, the ratio of (i) Consolidated EBITDA for such Reference Period to (ii) Pro Forma Fixed Charges for such Reference Period.

         Section 10.3. Minimum Interest Coverage Ratio. The Interest Coverage Ratio (as defined below), for any Reference Period ending during any period identified in the table below to be less than the ratio specified in such table opposite such period:

                                                      Minimum Interest
                       Period                          Coverage Ratio
              Effective Date - 9/29/01                     2.75:1
                 09/30/01 - 3/31/02                        3.00:1
                4/01/02 - thereafter                       3.25:1

As used in this Section 10.3, "Interest Coverage Ratio" means, in relation to any Reference Period, the ratio of (i) Consolidated EBITDA for such Reference Period to (ii) Consolidated Total Interest Expense for such Reference Period.

         Section 10.4. General Provisions Relating to Financial Terms and Covenants. In the event the Borrower or any of its Subsidiaries acquires or disposes of any Communications System or other business, the following adjustments shall be made:

         (a) Consolidated EBITDA. In determining Consolidated EBITDA for any period, there shall be (i) included in such Consolidated EBITDA all EBITDA attributable to any Communications System or other business acquired by (and thereafter owned by) the Borrower or any Restricted Subsidiary during such period as if such Communications System or other business had been acquired on the day before the first day of such period and (ii) excluded from such Consolidated EBITDA all EBITDA attributable to any Communications System or other business disposed of by the Borrower or any Restricted Subsidiary during such period as if such Communications System or other business were disposed of on the day before the first day of such period. For purposes hereof, the EBITDA attributable to any such acquired or disposed Communications System or other business prior to the date of acquisition or disposition thereof shall be determined in a manner consistent with the method for determining Consolidated EBITDA, but on a non-consolidated basis (subject to any adjustments made pursuant to paragraph (c) below).

         (b) Consolidated Total Interest Expense. In determining Consolidated Total Interest Expense for any period, there shall be (i) included all Consolidated Total Interest Expense attributable to Indebtedness incurred or assumed by the Borrower or any Restricted Subsidiaries during such period in connection with any Permitted Acquisition as if such Indebtedness was incurred or assumed on the day before the first day of such period and (ii) excluded all Consolidated Total Interest Expense attributable to that portion of the principal amount of the Loans prepaid during such period with Net Proceeds pursuant to Section 2.5(f) as if such portion of the principal amount of the Loans was prepaid on the day before the first day of such period.

         (c) Additional Adjustments. For purposes of this Section 10.4, the EBITDA attributable to any Communications System or other business acquired or disposed of by the Borrower or any of its Restricted Subsidiaries during any period may be adjusted to more accurately reflect the financial condition and results of operations of the acquired Communications System or other business after giving effect to the acquisition as mutually determined and agreed to by the Borrower and the Required Lenders. The Borrower and the Required Lenders shall each use good faith efforts to mutually determine and agree to any such adjustments. It is understood and agreed, however, that the Required Lenders shall have no liability for failing to agree to any such adjustments. In the case of an Acquisition by the Borrower or any of its Restricted Subsidiaries, such adjustments may reflect any cost savings (but not revenue enhancements) that would have been achieved if such business had been owned by the Borrower or one of its Restricted Subsidiaries for the entire relevant period, including adjustments for excess owner's compensation, excess rent paid to related parties, directors' fees paid to related parties and workmen's compensation and other insurance expense in excess of that which would have been incurred under policies of the Borrower and its Restricted Subsidiaries existing at the time of such Acquisition.

                                   ARTICLE XI

                         EVENTS OF DEFAULT; ACCELERATION

         Section 11.1. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default":

         (a) the Borrower shall fail to make any payment or mandatory prepayment of principal on any Note or to reimburse the Issuing Bank for any Letter of Credit Disbursement when and as the same becomes due and payable; or

         (b) the Borrower shall fail to pay any interest on any Loan or Letter of Credit Disbursement or any Fee or any other amount (other than an amount referred to in paragraph (a) above) when and as the same shall become due and payable, and such default shall continue unremedied for three (3) Business Days; or

         (c) any Principal Company shall fail to perform or observe any of its agreements contained in Section 8.14, Articles IX or X hereof; or

         (d) any Principal Company shall fail to perform or observe any of its agreements in any of the Loan Documents (other than those specified in paragraphs (a), (b) or (c) above) and such failure shall remain unremedied upon the earlier to occur of thirty (30) days after any executive officer of the Borrower shall know thereof and thirty (30) days after notice thereof shall have been given to the Borrower by the Agent; or

         (e) (i) any Principal Company shall fail to pay any principal, interest or other amounts due in respect of any Indebtedness for Borrowed Money and the aggregate amount not paid when due, together with other such amounts not paid when due by any Principal Companies, exceeds $1,000,000; or (ii) Indebtedness for Borrowed Money of any Principal Company is accelerated or otherwise becomes due and payable prior to its stated maturity and the aggregate amount accelerated or otherwise due and payable, together with other such amounts of any Principal Companies accelerated or otherwise due and payable, exceeds $1,000,000; or (iii) any holder or holders (or any agent or trustee for any such holder or holders) of Indebtedness for Borrowed Money of any Borrower Affiliated Company take any legal proceeding against any Principal Company to collect such Indebtedness or to seek possession of any portion of the Collateral by any means or to enforce any provision of any agreement or instrument evidencing or governing Indebtedness for Borrowed Money of the Principal Companies and such Indebtedness, together with other such Indebtedness of any Principal Companies with respect to which such legal proceedings have been taken, exceeds $1,000,000; or

         (f) any representation or warranty made or deemed made by or on behalf of any Principal Company in or in connection with any Loan Document or in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made; or

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Principal Company or of a substantial part of the Assets of any Principal Company under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Principal Company or for a substantial part of the property or assets of any Principal Company or (iii) the winding-up or liquidation of any Principal Company; and such proceeding or petition shall continue undismissed for sixty
(60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

         (h) any Principal Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Principal Company or for a substantial part of the Assets of any Principal Company, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

         (i) one or more judgments for the payment of money shall be rendered against any Principal Company which, together with other such judgments against any Principal Companies, exceed $1,000,000, and the same shall remain undischarged, unsatisfied or unstayed or a bond sufficient to cover such judgment shall not have been provided by the Borrower for a period of thirty
(30) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon Assets or properties of any Principal Company to enforce any such judgment; or

         (j) any Principal Company or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount which, together with other such liabilities of the Principal Companies and their ERISA Affiliates, exceeds $1,000,000; any Principal Company shall fail to make required contributions, in accordance with applicable provisions of ERISA, to each of the Plans; any

Principal Company or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan in an aggregate amount which, together with other such assessed withdrawal liabilities of any Principal Companies or ERISA Affiliates, exceeds $1,000,000; or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, provided that the Required Lenders determine in their reasonable discretion that such event reasonably could be expected to result in liability of the Principal Companies to the PBGC or the Plan in an aggregate amount, together with other such liabilities of the Principal Companies, exceeds $1,000,000 and such event or events in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan;
(ii) the appointment by a United States District Court of a trustee to administer such Plan; or (iii) the institution by the PBGC of proceedings to terminate such Plan; or

         (k) any Liens granted to the Collateral Trustee for the benefit of the Agent and the Lenders under the Security Documents on any material portion of the Collateral shall fail to be a valid, perfected Lien, subject to no prior or equal Lien, except as permitted by Section 9.2, or shall become otherwise impaired or unenforceable in any material respect; or

         (l) the loss, revocation or failure to file for renewal of any FCC License; the commencement of proceedings by the FCC to suspend, revoke, terminate or substantially and adversely modify any FCC License, which proceedings are resolved unfavorably to the applicable Principal Company and which resolution shall be Final; or the designation of an application for renewal of any such FCC License for an evidentiary hearing upon issues related to the basic qualifications of the applicable Principal Company to be an FCC licensee which hearing is resolved unfavorably to such Principal Company and which resolution shall be Final, which FCC License is now held or hereafter acquired by such Principal Company and is necessary for the continued operation of such Principal Company's business in the same manner as is being conducted at the time of such loss, revocation, failure to renew, commencement of proceedings or designation for hearing; or

         (m) there shall have occurred a Change in Control; or

         (n) any Governmental Authority shall (i) enter a judgment, order or decree requiring any Principal Company to divest itself of all or any substantial part of its property or Assets, or (ii) take any action of any kind whatever for the dissolution of any Principal Company or for the suspension of any material operations of any Principal Company; or

         (o) (i) a creditor of any Borrower Affiliated Company shall obtain possession of any substantial and material portion of the Collateral by any means, including levy, distraint, replevin or self-help; or (ii) any material portion of the Collateral shall be taken by eminent domain or condemnation; or
(iii) a material provision of any of the Loan Documents shall cease for any reason to be in full force and effect other than pursuant to the terms of the Loan Documents or as a result of a waiver or amendment by the Lenders or the Required Lenders, as applicable, or any Principal Company party thereto shall purport to disavow its material obligations thereunder or shall declare that it does not have any further obligation thereunder or shall contest the validity or enforceability thereof.

         Section 11.2. Termination of Commitments; Acceleration of Obligations. If any one or more Events of Default shall at any time occur (other than an Event of Default described in Sections 11.1(g) or 11.1(h)):

         (a) the Agent may and, at the request of the Required Lenders, shall, by written notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith all the Commitments or (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Principal Companies accrued hereunder and under any other Loan Document, shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Principal Companies, anything contained herein or in any other Loan Document to the contrary notwithstanding; and if any one or more Events of Default described in Sections 11.1(g) or 11.1(h) above shall at any time occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Principal Companies accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Principal Companies, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         (b) Subject to the provisions of Article XII hereof, each of the Lenders, the Agent and the Collateral Trustee may proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement, the Notes or the other Loan Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement, the Notes or any of the other Loan Documents or in aid of the exercise of any power granted to the Agent, the Collateral Trustee or any Lender herein or therein. Neither the Agent, the Lenders nor the Collateral Trustee shall be required to marshall any present or future Collateral or any other present or future security for or guaranties of, all or any of the Obligations or to resort to any such Collateral, securities or guaranties in any particular order.

         Section 11.3. No Implied Waivers; Rights Cumulative. No delay on the part of the Collateral Trustee, the Agent, the Issuing Bank or any Lender in exercising any right, remedy, power or privilege under any of the Loan Documents or provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to the Collateral Trustee, the Agent, the Issuing Bank or any Lender under any of the Loan Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to the Collateral Trustee, the Agent, the Issuing Bank or any Lender under any of the Loan Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to the Collateral Trustee, the Agent, the Issuing Bank or any Lender and may be exercised at such time or times and in such order and manner as the Collateral Trustee, the Agent, the Issuing Bank or any Lender shall (in its sole and complete discretion) deem expedient.

         Section 11.4. Letters of Credit. If any one or more Events of Default shall at any time occur (other than an Event of Default described in Section 11.1(g) or 11.1(h)) the Agent may and, at the request of the Required Lenders, shall, by written notice to the Borrower, take any or all of the following actions, at the same or different times:

         (a) declare all obligations of the Borrower under any outstanding Letter of Credit, all the unpaid interest accrued thereon and all (if any) other sums payable by the Borrower under Article III of this Agreement, to be immediately due and payable;

         (b) send notices to all or any of the beneficiaries of the Letters of Credit advising such beneficiaries of the intention and desire of the Agent, to effect the termination, cancellation and surrender of such Letters of Credit in thirty (30) days, provided, however, that the Agent shall not send any such notice to any beneficiary unless the Agent has requested that the Principal Companies deliver cash collateral to the Agent pursuant to paragraph (c) below and the Principal Companies have failed to deliver such cash collateral to the Agent within ten (10) days of such request; and

         (c) require that the Borrower deliver to the Agent, on behalf of the Issuing Bank, cash collateral in an amount equal to the face amount of all Letters of Credit which remain outstanding; and if any one or more Events of Default described in Sections 11.1(g) or 11.1(h) shall occur, then (i) all of the obligations of the Borrower under any outstanding Letter of Credit Disbursement, together with accrued interest thereon and all (if any) other sums payable by the Borrower under Article III of this Agreement, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Principal Companies, anything contained herein or in any other Loan Document to the contrary notwithstanding and (ii) the Agent may take any or all of the actions set forth in clauses (b) and (c) of this Section 11.4.

                                   ARTICLE XII

                                    THE AGENT

         Section 12.1. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents (excluding the Security Documents) with such powers as are specifically delegated to the Agent by the terms of this Agreement and such other Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents or in any certificate or other documents referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectability of the Loans or for the validity, effectiveness or value of any interest or security covered by the Security Documents or for the value of any Collateral or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Borrower or any of the other Borrower Affiliated Companies to perform any of its obligations hereunder or under the other Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder, or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

         Section 12.2. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting hereunder or under the other Loan Documents in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         Section 12.3. Events of Default. The Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal, interest or fees on Loans) unless the Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Agent shall (subject to Section 12.7) take such action with respect to such Default as shall be directed by either all of the Lenders or the Required Lenders, as provided in Section 13.4.

         Section 12.4. Rights as a Lender. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower Affiliated Companies or their Affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Principal Companies or their Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

         Section 12.5. Indemnification. The Lenders shall indemnify the Agent (to the extent not reimbursed by the Principal Companies under Sections 13.1 and 13.2), ratably in accordance with the aggregate principal amount of the outstanding Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including the costs and expenses which the Principal Companies are obligated to pay under Sections 13.1 and 13.2, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof, or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         Section 12.6. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Principal Companies and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Principal Companies of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Principal Companies. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Principal Companies, which may come into the possession of the Agent or any of its Affiliates.

         Section 12.7. Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 12.8. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to the Lenders and the Principal Companies and the Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, after consultation with the Principal Companies, appoint a successor Agent which shall be one of the Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

         Section 12.9. Sharing of Collateral and Payments.

         (a) Prior to any acceleration of the Obligations:

                  (i) in the event that any Lender shall obtain payment in respect of a Note or a Letter of Credit Disbursement, or interest thereon, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against any Principal Company or otherwise, in a greater proportion than any such payment obtained by any other Lender in respect of the corresponding Note held by it or the share of any Letter of Credit Disbursement owed to it, then the Lender so receiving such greater proportionate payment shall (A) purchase for cash from such other Lender or Lenders such portion of each such other Lender's or Lenders' Loan corresponding to such Note or (B) reimburse for cash to such other Lender or Lenders such portion of each such Lender's or Lenders' share of the Letter of Credit Disbursement, as shall be necessary to cause such Lender receiving the proportionate overpayment to share the excess payment with each such other Lender holding corresponding Notes or Letter of Credit Disbursements; and

                  (ii) in the event that any Lender shall obtain payment in respect of any Interest Rate Contract to which such Lender is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against any Principal Company or otherwise, such Lender shall be permitted to retain the full amount of such payment and shall not be required to share such payment with any other Lender.

         (b) Upon or following any acceleration of the Obligations, in the event that any Lender shall obtain payment in respect of a Note or Letter of Credit Disbursement, or interest thereon, or in respect of an Interest Rate Contract to which such Lender is a party, or receive any Collateral or proceeds thereof with respect to any Note, Letter of Credit Disbursement or any Interest Rate Contract to which it is a party, whether voluntarily or involuntarily, and whether from the Agent or the Collateral Trustee or through the exercise of a right or banker's lien, set-off or counterclaim, or otherwise, against any of the Principal Companies, in a greater proportion than any such payment obtained by any other Lender in respect of the aggregate amount of the corresponding Note held by such Lender, the share of any Letter of Credit Disbursement owed to it or Interest Rate Contract to which such Lender is a party, then the Lender so receiving such greater proportionate payment or such greater proportionate amount of Collateral, shall purchase for cash from the other Lender or Lenders such portion or each such other Lender's or Lenders' Loan, or shall reimburse for cash to each Lender or Lenders such portion of each such Lender's or Lenders' share of the Letter of Credit Disbursement, or shall provide the other Lenders with the benefits of any such Collateral as shall be necessary to cause such Lender receiving the proportionate overpayment to share the excess payment or benefits of such Collateral ratably with each Lender. For the purposes of this Subsection 12.9(b), payments in respect of Notes or Letter of Credit Disbursements or in respect of an Interest Rate Contract received by each Lender and receipt of Collateral by each Lender shall be in the same proportion as the proportion of: (A) the sum of: (x) the Obligations owing to such Lender in respect of the Notes held by such Lender, plus (y) the Obligations owing to such Lender in respect of Interest Rate Contracts to which such Lender is party, if any, plus
(z) the Obligations owing to such Lender in respect of its share of any Letter of Credit Disbursement, if any, to (B) the sum of: (x) the Obligations owing to all of the Lenders in respect of all of the Notes, plus (y) the Obligations owing to all of the Lenders in respect of all Interest Rate Contracts to which any Lender is a party, plus (z) the Obligations owing to all of the Lenders in respect of all Letters of Credit Disbursements outstanding; provided, however, that, with respect to Subsections 12.9(a)(i) and (b) above, if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate overpayment, such purchase of Loans, reimbursement of Letter of Credit Disbursements or payment of benefits, as the case may be, shall be rescinded, and the purchase price, reimbursements and benefits returned, to the extent of such recovery, but without interest.

         Section 12.10. Obligations and Duties of Syndication Agent. The Bank of New York, in its capacity as the Syndication Agent, shall not have any duties or responsibilities, under this Agreement or any other Loan Document.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         Section 13.1. Fees and Expenses; Indemnity. The Principal Companies will promptly pay all reasonable costs of the Agent and the Arranger (including reasonable fees and disbursements of the Agent's Special Counsel incurred by Agent) in connection with (a) structuring and syndicating the Facilities, (b) preparing, reviewing, negotiating, executing and delivering the Loan Documents,
(c) the issuance of any of the Notes, (d) reviewing the Ancillary Documents, (e) the Borrower's and the other Principal Companies' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including all costs of filing or recording any assignments, mortgages, financing statements and other documents), (f) the administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to the Transaction and the consummation of the transactions contemplated by all such documents, and the preservation of all rights of the Lenders and the Agent hereunder and thereunder, (g) the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument which is proposed but not executed and delivered) and (h) any claim or action threatened, made or brought against any of the Lenders or the Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. In addition, the Principal Companies will promptly pay all reasonable costs and expenses (including reasonable fees and disbursements of counsel) suffered or incurred by the Agent, each Lender and the Collateral Trustee in connection with its enforcement of the payment of the Notes held by it or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Principal Companies shall indemnify each Lender, the Agent and the Collateral Trustee and each of their respective directors, officers, employees, attorneys and agents against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans, the Letters of Credit and any and all transactions related to or consummated in connection with the Loans or the Letters of Credit. The indemnity set forth in the immediately preceding sentence shall include any losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Lender, the Agent or the Collateral Trustee or any of their respective directors, officers, employees, attorneys or agents arising out of or related to any Environmental Matter, Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact of any Principal Company and any of its affiliates in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omission or alleged acts, practices or omissions of any Principal Company or any of its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions which are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Principal Companies to the Agent and the Lenders hereunder or at common law or otherwise. The provisions of this
Section 13.1 shall survive the payment of the Notes and the termination of this Agreement.

         Section 13.2. Taxes. If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax (other than taxes based on the net income of the Lenders or the Agent) is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Principal Companies will pay any such tax and all interest and penalties, if any, and will indemnify the Lenders and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Lender or any other holder of a Note, such Lender, or such other holder, as the case may be, may notify the Principal Companies and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Principal Companies. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Principal Companies in this
Section 13.2 shall survive payment of the Notes and the termination of this Agreement.

         Section 13.3. Survival of Agreements and Representations; Construction. All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require.

         Section 13.4. Modifications, Consents and Waivers; Entire Agreement. No modification or amendment of any provision of this Agreement or any of the other Loan Documents shall be effective unless it shall be in writing and signed by the Principal Companies party to the relevant Loan Document. No modification, amendment or waiver of or with respect to any provision of this Agreement or any of the other Loan Documents nor consent to any departure by any Principal Company from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed or consented to in writing by the Required Lenders. Notwithstanding the foregoing,

(x) no such modification, amendment, waiver or consent shall, without the consent of each Lender (with Obligations of the respective types being directly affected thereby):

         (a) reduce the principal of, or contract rate of interest on (other than the reduction of the Default Rate to the rate that would otherwise be applicable), any Note;

         (b) postpone the date fixed for any payment of principal (other than Excess Cash Flow Payments and Net Proceeds Payments) of or interest on any Note or for any payment of Fees scheduled to be made hereunder for the account of any Lender;

         (c) reduce the amount of any payment of principal of (other than Excess Cash Flow Payments and Net Proceeds Payments) or interest on any Note or any payment of Fees scheduled to be made hereunder for the account of any Lender;

         (d) increase any Commitment;

         (e) change the definition of "Required Lenders";

         (f) release any Collateral, unless either:

                  (i) such release is in connection with the Sale of such Collateral and either such Sale is permitted by this Agreement or is consented to by the Required Lenders, or

                  (ii) such release is not in connection with the Sale of such Collateral and the fair market value of the Collateral to be released, when added to the aggregate fair market value of all Collateral previously released by the Collateral Trustee (other than in connection with a Sale of such Collateral), is less than $5,000,000;

         (g) release any Guarantor (unless such release is in connection with the Sale of all of the Capital Stock of such Guarantor and either such Sale is permitted by this Agreement or substantially all of the Net Proceeds from such Sale are used to pay the Obligations or pledged to the Agent as cash collateral);

         (h) constitute the assignment or delegation of the rights and obligations of the Principal Companies under this Agreement; or

         (i) amend this Section 13.4; and

(y) no such modification, amendment, waiver or consent shall:

         (a) increase the Commitments of any Lender of any Tranche of Loans over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory prepayment shall not constitute an increase of the Commitment of any Lender) without the consent of such Lender;

         (b) without the consent of the Issuing Bank, amend, modify or waive any provision of Article III or alter its rights or obligations with respect to Letters of Credit;

         (c) without the consent of the Agent, amend, modify or waive any provision of Article XII or any other provision relating to the rights or obligations of the Agent;

         (d) without the consent of the Required Term Loan Lenders (i) alter the allocation or application of prepayments or repayments as among Term Loans, Acquisition Loans and Incremental Facility Loans in a manner adverse to Term Loan Lenders, (ii) amend, modify or waive any of the terms contained in Section 2.5(b) in a manner adverse to Term Loan Lenders, or (iii) amend the definition of Required Term Loan Lenders;

         (e) without the consent of the Required Acquisition Loan Lenders (i) alter the allocation or application of prepayments or repayments as among Term Loans, Acquisition Loans and Incremental Facility Loans in a manner adverse to Acquisition Loan Lenders, (ii) amend, modify or waive any of the terms contained in Section 2.5(c) in a manner adverse to Acquisition Loan Lenders, or (iii) amend the definitions of Acquisition Loan Commitment Period or Required Acquisition Loan Lenders;

         (f) without the consent of the Required Incremental Facility Loan Lenders of any Series (i) alter the allocation or application of prepayments or repayments as among Term Loans, Acquisition Loans and Incremental Facility Loans of such Series in a manner adverse to Incremental Facility Loan Lenders of such Series, (ii) amend or waive any of the terms contained in Section 2.5(d) in a manner adverse to Incremental Facility Loan Lenders of such Series, or (iii) amend the definitions of Incremental Facility Commitment Period or Required Incremental Facility Lenders; or

         (g) without the consent of the Required Revolving Credit Lenders, amend the definition of Required Revolving Credit Lenders.

Any such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on any of the Principal Companies in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Lenders, the Agent and the Principal Companies and supersede all prior agreements and understandings relating to the subject matter hereof. Notwithstanding the foregoing, Schedules 4.1, 4.13, 8.2 and 9.3 to the Credit Agreement, Schedule III to the Collateral Trust Agreement, Schedules 3.01(a)(ii), 3.01(a)(iii), 3.01(b)(iii), 3.01(b)(iv), 3.01(c) and 3.04(a) to the
Borrower Security Agreement, Schedules 3.01(a)(ii), 3.01(a)(iii), 3.01(b)(iii), 3.01(b)(iv), 3.01(c) and 3.04(a) to the Borrower Subsidiary Security Agreement and Schedule I to any Stock Pledge Agreement may be supplemented or amended and restated by the Principal Company (or Principal Companies) party thereto, as the case may be) in connection with any Permitted Acquisition, to the extent that such supplement or amendment and restatement reflects changes that are permitted by the Credit Agreement and the other Loan Documents. Such supplement or amendment and restatement shall become effective upon the Borrower's delivery of the same to the Agent, together with a certificate of an authorized officer of the Borrower that such supplement or amendment and restatement reflects changes that are permitted by the Credit Agreement and the other Loan Documents. The Agent shall promptly distribute to each Lender a copy of any such supplement or amendment and restatement, together with the certificate of the authorized officer of the Borrower referred to above.

         Section 13.5. Remedies Cumulative. Each and every right granted to the Agent, the Issuing Bank and the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent, the Issuing Bank or any Lender or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset and any other claim whatsoever which any of the Principal Companies may have against any Lender, the Issuing Bank or the Agent and without regard to any other obligation of any nature whatsoever which any Lender, the Issuing Bank or the Agent may have against any Principal Company, and no such counterclaim or offset shall be asserted by any Principal Company in any action, suit or proceeding instituted by any Lender, the Issuing Bank or the Agent for payment or performance of the Obligations.

         Section 13.6. Further Assurances. At any time and from time to time, upon the request of the Agent, the Principal Companies shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans, including the execution and delivery to the Agent of Mortgages in form and substance satisfactory to the Agent covering all Material Real Property or interests therein acquired by the Borrower, and all leases of Material Real Property entered into by the Borrower as tenant or lessee, after the date of this Agreement, as provided in Subsection 8.15(b).

         Section 13.7. Notices. All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail) or telegram or telecopy, addressed as follows:

                  (a)If to the Principal Companies:

                     c/o Saga Communications, Inc.
                     73 Kercheval Avenue
                     Grosse Pointe Farms, Michigan 48236
                     Attention:  Mr. Edward K. Christian
                     Telecopier No.:  (313) 886-7150

                     with a copy to:

                     Samuel D. Bush at the address set
                     forth above; and

                     a copy to:

                     Edwards & Angell, LLP
                     101 Federal Street
                     Boston, Massachusetts 02110
                     Attention:  Stephen O. Meredith, Esq.
                     Telecopier No.:  (617) 439-4170

                  (b)If to any Lender:

                     To its address set forth below its name on the signature pages hereof, with a copy to the Agent; and

                  (c)If to the Agent:

                     Fleet National Bank
                     100 Federal Street
                     Media & Entertainment Group (MA\DE 10009D)
                     Boston, Massachusetts  02110
                     Attention: Ms. Lisa M. Pellow, Managing Director Telecopier No.: (617) 434-8426

                     with a copy (other than in the case of Borrowing Notices and Reports and other documents delivered in compliance with Article V hereof) to:

                     Bingham Dana LLP
                     399 Park Avenue
                     New York, New York 10022
                     Attention:  Frederick F. Eisenbiegler, Esq.
                     Telecopier No.:  (212) 752-5378

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at the telecopier number specified above or delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third
(3rd) Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

         Section 13.8. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 13.9. Severability. The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent, and compliance by the Principal Companies with any of them shall not excuse noncompliance by the Principal Companies with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         Section 13.10. Binding Effect; No Assignment or Delegation by Borrower. This Agreement shall be binding upon and inure to the benefit of the Principal Companies and their successors and to the benefit of the Lenders and the Agent and their respective successors and assigns. The rights and obligations of the Principal Companies under this Agreement shall not be assigned or delegated without the prior written consent of the Agent and the Lenders, and any purported assignment or delegation without such consent shall be void.

         Section 13.11. Assignments and Participations by Lenders.

         (a) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder and under the other Loan Documents; provided, however, that the sum of the principal amount of Obligations and the aggregate amount of available Commitments being sold shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 in excess thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents and such Lender shall retain the sole right to enforce the Obligations of the Principal Companies to such Lender and to approve any amendment, modification or waiver of any provision of this Agreement. It is understood that nothing in the prior sentence or elsewhere in this Section 13.11 shall prohibit a Lender from agreeing with any Participant that such Lender will not take any action which would require approval of all of the Lenders under Section 13.4 without the consent of such Participant and each Lender hereby agrees that it will not agree with any Participant that it will not take any action without such Participant's consent except such actions as would require approval of all Lenders under Section 13.4. The Borrower agrees that if amounts outstanding under this Agreement or the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement or any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to purchase at par from the other Lenders participations in the Credit Extensions held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid principal and interest on the Credit Extensions held by each of them as provided in Section 2.18. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.20, 2.24, and 13.2 with respect to its participation in the Commitments and the Credit Extensions outstanding from time to time and all amounts to which any Participant is entitled thereunder shall be paid by the Borrower directly to the Lender; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (b) Any Lender (any such Lender being referred to herein as an "Assigning Lender") may, in the ordinary course of its business and in accordance with applicable law, at any time sell to any other Lender or any Affiliate of such Assigning Lender and, with the consent of the Borrower (except
(i) to the extent any such assignment relates to the Arranger's initial syndication of the Facilities or (ii) during the continuance of an Event of Default) and the Agent (neither of which consents shall be unreasonably withheld), to one or more additional banks or other financial institutions (a "Purchasing Lender") all or any part of its rights and obligations under this Agreement and the Notes. Any such assignment (an "Assignment") shall be made pursuant to an Assignment and Acceptance Agreement, substantially in the form of Exhibit E attached hereto (an "Assignment and Acceptance Agreement"), executed by such Purchasing Lender, such Assigning Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate of the Assigning Lender, by the Borrower and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided, however, that (i) except in the case of an Assignment to a Lender or an Affiliate of such Assigning Lender, the sum of such Assigning Lender's available Credit Extensions and Commitments being assigned pursuant to such Assignment (determined as of the date of the Assignment with respect to such Assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 (or, if less, the entire remaining amount of the Assigning Lender's Commitments and Obligations), (ii) each such Assignment shall be of a constant, and not a varying, percentage of all of the Assigning Lender's rights and obligations under this Agreement. From and after the effective date specified in each Assignment and Acceptance Agreement, which effective date must be at least five (5) Business Days after the execution and delivery of such Assignment and Acceptance Agreement to the Agent and (if required) the acceptance of such Assignment and Acceptance Agreement by the Borrower and the Agent (the "Transfer Effective Date"): (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with respect to the Commitments and Credit Extensions as set forth therein, and (y) the Assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement to the extent that such obligations have been assumed by the Purchasing Lender (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of an Assigning Lender's Commitments and Credit Extensions, such Assigning Lender shall cease to be a party hereto). Each Assignment and Acceptance Agreement duly executed and delivered in accordance with the foregoing provisions of this paragraph (b) shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender hereunder and the resulting adjustment of Commitment percentages and amounts of affected Commitments arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such Assigning Lender under this Agreement and the Notes. Within five (5) Business Days after the Transfer Effective Date determined pursuant to such Assignment and Acceptance Agreement and this paragraph (b), the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrender of the Note or Notes of the Assigning Lender to the Agent a new Note or Notes to the order of such Purchasing Lender in an amount equal to the applicable Commitments or Obligations assumed or acquired by the Purchasing Lender pursuant to such Assignment and Acceptance Agreement and, if the Assigning Lender has retained Commitments or outstanding Loans hereunder, a new Note or Notes to the order of the Assigning Lender in an amount equal to the applicable Commitments or Obligations retained by it hereunder. Such new Notes shall be dated the Transfer Effective Date (or such other date as may be agreed to by the Borrower, the Agent, the Assigning Lender and the Purchasing Lender) and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the Assigning Lender shall be returned by the Agent to the Borrower marked "canceled."

         (c) The Agent shall maintain at its address a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Commitments and Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance Agreement executed by an Assigning Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate of the Assigning Lender, by the Borrower and the Agent) together with payment by the Purchasing Lender to the Agent for the account of the Agent of a registration and processing fee of $2,500, the Agent shall (i) promptly accept such Assignment and Acceptance Agreement, (ii) on the Transfer Effective Date determined pursuant thereto and paragraph (b) of this
Section 13.11, record the information contained therein in the Register and
(iii) give notice of such acceptance and recordation to each of the Lenders and the Borrower.

         (e) By executing and delivering an Assignment and Acceptance Agreement, the Assigning Lender thereunder and the Purchasing Lender thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance Agreement, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Principal Companies or the performance or observance by any of the Principal Companies of any of their obligations under this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance Agreement; (iv) such Purchasing Lender will, independently and without reliance upon the Agent, such Assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Purchasing Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement or any of the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement or any of the other Loan Documents are required to be performed by it as a Lender; and (vii) such Purchasing Lender (A) consents in all respects to the provisions of the Collateral Trust Agreement, (B) agrees to be bound by the terms of the Collateral Trust Agreement and (C) authorizes the Collateral Trustee as Collateral Trustee to act on its behalf under the Collateral Trust Agreement and to exercise such powers under the Collateral Trust Agreement as are delegated to the Collateral Trustee by the terms thereof, together with such powers as are reasonably incidental thereto.

         (f) The Principal Companies authorize each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the Principal Companies which has been delivered to such Lender by or on behalf of the Principal Companies or the Agent pursuant to this Agreement or the other Loan Documents or which has been delivered to such Lender by or on behalf of the Principal Companies or the Agent in connection with such Lender's credit evaluation of the Principal Companies and its Affiliates prior to becoming a party to this Agreement; provided, that prior to any such disclosure, the Transferee or prospective Transferee shall agree to be bound by the provisions of Section 13.14.

         (g) If any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the Assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the Assigning Lender (for the benefit of the Assigning Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the Assigning Lender with respect to any payments to be made to such Transferee in respect of the Credit Extensions, (ii) to furnish to the Assigning Lender (and, in the case of any Purchasing Lender registered in the Register, the Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or U.S. Internal Revenue Service Form W-8 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Assigning Lender, the Agent and the Borrower) to provide the Assigning Lender (and, in the case of any Purchasing Lender registered in the Register, the Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (h) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         (i) Notwithstanding anything in this Section 13.11 or elsewhere in this Agreement to the contrary, no Principal Company shall be obligated to reimburse any Lender, any Purchasing Lender, any Participant or the Agent for any costs or expenses incurred by any of them in connection with any Lender's sale of any participating interest or any Assignment hereunder.

         (j) Notwithstanding anything in this Section 13.11 or elsewhere in this Agreement to the contrary, any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve (12) Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

         Section 13.12. FCC Approval. Notwithstanding anything to the contrary contained in this Agreement or in the other Loan Documents, neither the Agent nor any of the Lenders will take any action pursuant to this Agreement or any of the other Loan Documents, which would constitute or result in a change in control of, or assignment of any FCC License of, any Principal Company requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. After the occurrence of an Event of Default, each Principal Company shall take or cause to be taken any action which the Agent or the Collateral Trustee may reasonably request in order to obtain from the FCC such approval as may be necessary to enable the Agent or the Collateral Trustee to exercise and enjoy the full rights and benefits granted by this Agreement or any of the other Loan Documents, including, at the Principal Companies' cost and expense, the use of the Principal Companies' best efforts to assist in obtaining such approval for any action or transaction contemplated by this Agreement or any of the other Loan Documents for which such approval is required by law, including specifically, without limitation, upon request, to prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for the consent to the assignment or transfer of control necessary or appropriate under the FCC's rules and approval of any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 13.13. Usury Provision. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision of this Agreement, the Lenders shall never be entitled to receive, collect or apply, as interest on the Loans, any amount in excess of the maximum amount permitted by applicable law. If the Lenders ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount permitted by applicable law, the Lenders shall, to the extent permitted under applicable laws, and solely for purposes of making such determination, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts the total amount of interest throughout the entire contemplated term of this Agreement so that the interest rate is uniform throughout the entire term of this Agreement; provided, however, that if the Loans are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount permitted by applicable law, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Loans owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount permitted by applicable law. This Section 13.13 shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in this Agreement.

         Section 13.14. Certain Lien Releases. Upon the occurrence of any Permitted Sale or any other sale of Assets by the Borrower or any Restricted Subsidiary permitted by Section 9.3(a)(iii) or consented to by the Required Lenders, the Collateral Trustee's Liens on the Assets sold shall be automatically released. Notwithstanding the foregoing, the Collateral Trustee's Liens on the proceeds of any Assets sold shall continue in full force and effect. The Lenders hereby authorize the Collateral Trustee to execute and deliver such documents and to take such actions as may be appropriate to give effect to the foregoing.

         Section 13.15. Confidentiality. The Agent and each Lender shall hold all (i) projections and financial statements which have not been delivered to the public, and (ii) all other non-public information which the Agent or such Lender has been informed is non-public or the Agent or such Lender believes is confidential and has been obtained pursuant to this Agreement, in accordance with the Agent's or such Lender's customary procedures for handling confidential information of such nature and in accordance with safe and sound banking practices, provided that in any event it is understood and agreed that the Agent and each Lender may make disclosure to its examiners, affiliates, outside auditors, counsel, and other professional advisors in connection with this Agreement or any other Loan Documents or as reasonably required by any bona fide prospective Transferee or actual Transferee in connection with the contemplated transfer of any Commitment, Loan, Letter of Credit or Note or any participation therein (provided that such Transferee agrees to keep such information confidential) or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by the Borrower.

         Section 13.16. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

         (a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICTS OR CHOICE OF LAW).

         (b) THE PRINCIPAL COMPANIES IRREVOCABLY CONSENT THAT ANY LEGAL ACTION OR PROCEEDING AGAINST ANY OF THEM UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE COMMONWEALTH OF MASSACHUSETTS OR IN THE UNITED SATES DISTRICT COURT FOR MASSACHUSETTS. THE PRINCIPAL COMPANIES, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE PRINCIPAL COMPANIES FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION
13.7. THE PRINCIPAL COMPANIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE PRINCIPAL COMPANIES SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. NOTHING IN THIS
SECTION 13.15 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF ANY LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PRINCIPAL COMPANIES IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

         (c) EACH OF THE PRINCIPAL COMPANIES WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS

AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         Section 13.17. Integration of Schedules and Exhibits. Annexed to this Agreement are the Schedules and Exhibits. Such Schedules and Exhibits are an integral part of this Agreement and are hereby incorporated by reference.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                    BORROWER:

                                    SAGA COMMUNICATIONS, INC.

                                    By:
                                       -----------------------------------------
                                            Name:
                                            Title:


                                    RESTRICTED SUBSIDIARIES:

                                    SAGA BROADCASTING CORP.
                                    FRANKLIN COMMUNICATIONS, INC.
                                    TIDEWATER COMMUNICATIONS, INC.
                                    SAGA COMMUNICATIONS OF
                                       ILLINOIS, INC.
                                    LAKEFRONT COMMUNICATIONS, INC.
                                    SAGA COMMUNICATIONS OF
                                       NEW ENGLAND, INC.
                                    SAGA QUAD STATES COMMUNICATIONS, INC.
                                    SAGA COMMUNICATIONS OF
                                       MICHIGAN, INC.
                                    HARBISH CORP.
                                    SAGA COMMUNICATIONS OF IOWA, LLC
                                    SAGA COMMUNICATIONS OF
                                       NEW YORK, LLC
                                    SAGA COMMUNICATIONS OF
                                       TUCKESSEE, LLC

                                    By:
                                       -----------------------------------------
                                            Name:
                                            Title:

                                    AGENT:

                                    FLEET NATIONAL BANK

                                    By:
                                       -----------------------------------------
                                     Lisa M. Pellow, Managing Director

                                    Lending Office for all Loans:

                                    Fleet National Bank
                                    100 Federal Street
                                    Boston, MA  02110

                                    Address for Notices:

                                    Fleet National Bank
                                    100 Federal Street
                                    Media & Entertainment Group (MA\DE 10009D)
                                    Boston, Massachusetts  02110
                                    Attention:  Ms. Lisa M. Pellow
                                    Telecopier:  (617) 434-8426

                                    SYNDICATION AGENT:

                                    THE BANK OF NEW YORK

                                    By:
                                       -----------------------------------------
                                         Title:

                                    Lending Office for all Loans:

                                    Bank of New York
                                    One Wall Street, 16th Floor
                                    New York, NY  10286

                                    Address for Notices:

                                    Bank of New York
                                    One Wall Street, 16th Floor
                                    New York, NY  10286
                                    Attention:  Ms. Kristen E. Talaber
                                    Telecopier:  212-635-8593

                                    LENDERS:

                                    FLEET NATIONAL BANK

                                    By:
                                       -----------------------------------------
                                         Title:  Managing Director

                                    Address for Notices:

                                    Fleet National Bank
                                    100 Federal Street
                                    Boston, Massachusetts  02110
                                    Attention:  Ms Lisa M. Pellow
                                    Media & Entertainment Group (MA\DE 10009D)
                                    Telecopier:  (617) 434-8426

                                    THE BANK OF NEW YORK

                                    By:
                                       -----------------------------------------
                                         Title:

                                    Lending Office for all Loans:
                                    ----------------------------

                                    Bank of New York
                                    One Wall Street, 16th Floor
                                    New York, NY  10286

                                    Address for Notices:

                                    Bank of New York
                                    One Wall Street, 16th Floor
                                    New York, NY  10286
                                    Attention:  Ms. Kristen E. Talaber
                                    Telecopier:  212-635-8593

                                    UNION BANK OF CALIFORNIA, N.A.

                                    By:
                                       -----------------------------------------
                                         Title:

                                    Lending Office for all Loans:

                                    Union Bank of California, N.A.
                                    445 South Figueroa Street
                                    G 16-075
                                    Los Angeles, CA  90071

                                    Address for all Notices:

                                    Union Bank of California, N.A.
                                    445 South Figueroa Street
                                    G 16-075
                                    Los Angeles, CA  90071
                                    Attention:  Ms. Lena Bryant
                                    Telecopier:  213-236-5747

                                    ALLFIRST BANK

                                    By:
                                       -----------------------------------------
                                         Title:

                                    Lending Office for all Loans:

                                    Allfirst Bank
                                    25 South Charles Street, 18th Floor
                                    Baltimore, MD  21201

                                    Address for Notices:

                                    Allfirst Bank
                                    25 South Charles Street, 18th Floor
                                    Baltimore, MD  21201
                                    Attention:  Tim Knabe
                                    Telecopier:

                                    BANK OF SCOTLAND

                                    By:
                                       -----------------------------------------
                                         Title:


                                    Lending Office for all Loans:

                                    Bank of Scotland
                                    565 Fifth Avenue
                                    New York NY 10017

                                    Address for Notices:

                                    Bank of Scotland
                                    One Post Office Square
                                    Suite 3750
                                    Boston, MA  02109
                                    Attention:  Mr. Bill Boland
                                    Telecopier:  617-426-1353

                                    NATIONAL CITY BANK OF
                                      MICHIGAN/ILLINOIS

                                    By:
                                       -----------------------------------------
                                         Title:

                                    Lending Office for all Loans:

                                    National City Bank of Michigan/Illinois
                                    One National City Parkway
                                    Kalamazoo, MI 49009

                                    Address for Notices:

                                    National City Bank of Michigan/Illinois
                                    1001 South Worth Street
                                    Locator:  R-J4D-4H
                                    Birmingham, MI 48009
                                    Attention:  Mr. Eric A. Safran
                                    Telecopier:  248-901-2221

                                    BANK OF MONTREAL

                                    By:
                                       -----------------------------------------
                                          Title:

                                    Lending Office for all Loans:

                                    Client Services
                                    Bank of Montreal, Chicago
                                    115 South LaSalle Street
                                    Chicago, IL 60603

                                    Address for Notices:

                                    Bank of Montreal
                                    430 Park Avenue
                                    New York, NY 10022
                                    Attention:  Mr. Mike Andres
                                    Telecopier:  212-605-1648

                                    CITIZENS BANK OF MASSACHUSETTS,
                                       A MASSACHUSETTS BANK

                                    By:
                                       -----------------------------------------

                                    Lending Office for all Loans:
                                    Citizens Bank of Massachusetts,
                                       a Massachusetts Bank

                                    53 State Street, 8th Floor
                                    Boston, MA  02109

                                    Address for Notices:

                                    Citizens Bank of Massachusetts
                                    A Massachusetts Bank
                                    53 State Street, 8th Floor
                                    Boston, MA  02109
                                    Attention:  Ms. Wendy Andrus
                                    Telecopier:  617-227-8854

                                    SUNTRUST BANK

                                    By:
                                       -----------------------------------------
                                          Title:


                                    Lending Office for all Loans:

                                    SunTrust Bank
                                    200 South Orange Avenue
                                    Orlando, Florida 32801

                                    Address for Notices:

                                    SunTrust Bank
                                    200 South Orange Avenue
                                    Orlando, Florida 32801
                                    Mail Code 1109
                                    Attention:  Ms. Stacy Lewis
                                    Telecopier:  407-237-5126

                                    MICHIGAN NATIONAL BANK

                                    By:
                                       -----------------------------------------
                                          Title:

                                    Lending Office for all Loans:

                                    Michigan National Bank
                                    Specialty Industries
                                    2777 Inkster Road
                                    MC 1036
                                    Farmington Hills, MI  48334

                                    Address for Notices:

                                    Michigan National Bank
                                    Specialty Industries
                                    27777 Inkster Road
                                    MC 1036
                                    Farmington Hills, MI  48334
                                    Attention:  Mr. Eric Haege
                                    Telecopier:  248-473-4345

                                    FIRSTAR BANK, N.A.

                                    By:
                                       -----------------------------------------
                                          Title:

                                    Lending Office for all Loans:

                                    Firstar Bank
                                    7th & Washington; SL-TW-12MP
                                    St. Louis, MO 63101

                                    Address for Notices:

                                    Firstar Bank
                                    7th & Washington; SL-TW-12MP
                                    St. Louis, MO 63101
                                    Attention:  Mr. Christian Bugyis
                                    Telecopier:  314-418-8292

For purposes of Section 13.14 only:

COLLATERAL TRUSTEE:

FLEET NATIONAL BANK

By:
   ---------------------------------
     Lisa M. Pellow, Managing Director